Exhibit 10.1

Execution Version

THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT, dated as of September 19, 2019 (this “Agreement”), is entered into by and among each undersigned existing Lender and each undersigned Additional Lender, in each case with Refinancing Term Commitments in respect of the Tranche B-6 Term Loans (as defined herein) (each, a “Tranche B-6 Term Lender” and, collectively, the “Tranche B-6 Lenders”), each undersigned Additional Lender with Refinancing Revolving Commitments as contemplated herein (each, a “Third Amendment Effective Date Revolving Lender” and collectively, the “Third Amendment Effective Date Revolving Lenders”), KAR AUCTION SERVICES, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and an Issuing Lender, and each other Issuing Lender party hereto.

PRELIMINARY STATEMENTS

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of March 11, 2014 (as amended by that certain Incremental Commitment Agreement and First Amendment, dated March 9, 2016 and that certain Incremental Commitment Agreement and Second Amendment, dated as of May 31, 2017, as further amended by this Agreement, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders and agents party thereto from time to time, the Administrative Agent, and the other parties signatory thereto. Capitalized terms used but not otherwise defined herein are used with the meanings given in the Credit Agreement and the Amended and Restated Guarantee and Collateral Agreement, as applicable;

WHEREAS, on the terms and subject to the conditions of the Credit Agreement, pursuant to Section 4.19 thereof, the Borrower may obtain Refinancing Term Commitments and Refinancing Revolving Commitments by entering into one or more Refinancing Amendments with the applicable existing Lenders or Additional Lenders that agree to provide such commitments;

WHEREAS, on the terms and subject to the conditions of the Credit Agreement, the Borrower hereby requests Refinancing Term Commitments in an aggregate principal amount of $950,000,000 (the “Tranche B-6 Term Loan Commitments”);

WHEREAS, on the Third Amendment Effective Date (as defined below), the Borrower shall borrow Refinancing Term Loans in an aggregate principal amount of $950,000,000 from the Tranche B-6 Term Lenders incurred as a new tranche of term loans (the “Tranche B-6 Term Loans”) under and in accordance with Section 4.19 of the Credit Agreement and each Tranche B-6 Term Lender severally agrees to fund the amount set forth under “Tranche B-6 Term Loan Commitment” in Schedule A in Exhibit C annexed hereto, on the terms and subject to the conditions set forth herein;

WHEREAS, the proceeds of the Tranche B-6 Term Loans will be used by the Borrower on the Third Amendment Effective Date to (i) prepay in full (A) the Tranche B-4 Term Loans and Tranche B-5 Term Loans outstanding immediately before the Third Amendment Effective Date (and immediately after all Cashless Rollover Lenders (as defined below) exchange the principal amount of their Tranche B-4 Term Loans and/or Tranche B-5 Term Loans, as applicable, on a cashless basis for Tranche B-6 Term Loans in an equal principal amount) and (B) the Revolving Loans outstanding immediately before the Third Amendment Effective Date and (ii) to pay fees and expenses accrued in connection with the transactions contemplated by this Agreement, and any amounts that remain unutilized after the consummation of the Third Amendment Effective Date Transactions may be used by the Borrower and its

Subsidiaries on or after the Third Amendment Effective Date for ongoing working capital needs and general corporate purposes;

WHEREAS, each Lender holding Tranche B-4 Term Loans and/or Tranche B-5 Term Loans (collectively, the “Existing Term Lenders”) that on the Third Amendment Effective Date executes and delivers a consent to this Agreement in the form of the “Existing Term Lender Consent” annexed hereto as Annex I (an “Existing Term Lender Consent”) will be deemed (i) to have agreed to the terms of this Agreement, (ii) to have agreed (as further described in the Existing Term Lender Consent) to exchange an aggregate principal amount of its Tranche B-4 Term Loans and/or Tranche B-5 Term Loans, as applicable, for Tranche B-6 Term Loans on a cashless basis (the “Cashless Rollover Option” and, such Existing Term Lenders agreeing to the Cashless Rollover Option, the “Cashless Rollover Lenders”) and (iii) upon the Third Amendment Effective Date, to have exchanged (as further described in the Existing Term Lender Consent) such amount of its Tranche B-4 Term Loans and/or Tranche B-5 Term Loans, as applicable, for Tranche B-6 Term Loans in an equal principal amount;

WHEREAS, on the terms and subject to the conditions of the Credit Agreement, the Borrower hereby requests Refinancing Revolving Commitments in an aggregate principal amount of $325,000,000, which will replace and refinance in full all existing Revolving Commitments under the Revolving Facility;

WHEREAS, on the Third Amendment Effective Date, the Borrower shall obtain Refinancing Revolving Commitments in an aggregate principal amount of $325,000,000 from the Third Amendment Effective Date Revolving Lenders (the “Refinancing Revolving Facility”) under and in accordance with Section 4.19 of the Credit Agreement and each Third Amendment Effective Date Revolving Lender severally agrees to commit to provide its respective Refinancing Revolving Commitments as set forth on Schedule B in Exhibit C annexed hereto and from time to time to make Revolving Loans, on the terms and subject to the conditions set forth herein;

WHEREAS, each Existing Letter of Credit set forth in Schedule C in Exhibit C annexed hereto shall be deemed to be a Letter of Credit pursuant to the Revolving Facility in effect on and after the Third Amendment Effective Date;

WHEREAS, the Borrower, the other Loan Parties party hereto, the undersigned Lenders, the Administrative Agent and the Issuing Lenders have agreed to amend the Credit Agreement as provided in Section 3 hereof on the Third Amendment Effective Date (the “Third Amendment Effective Date Amendments”);

WHEREAS, the Borrower, the other Loan Parties party hereto, the undersigned Lenders and the Administrative Agent have agreed to amend the Amended and Restated Guarantee and Collateral Agreement as provided in Section 4 hereof on the Third Amendment Effective Date (as amended hereby, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Guarantee and Collateral Agreement”); and

WHEREAS, the Borrower and each of the other entities identified as “Loan Parties” on the signature pages hereto (each, a “Reaffirming Party” and, collectively, the “Reaffirming Parties”) expect to realize substantial direct and indirect benefits as a result of this Agreement (including the agreements set forth in Section 3 hereof becoming effective and the consummation of the transactions contemplated thereby) and desire to reaffirm their obligations pursuant to the Security Documents to which they are a party.
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NOW, THEREFORE, in consideration of the premises and the agreements, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.          Refinancing Term Facility. (a)  Each Tranche B-6 Term Lender severally commits to provide its respective Tranche B-6 Term Loan Commitment as set forth in Schedule A in Exhibit C annexed hereto, and to make its Tranche B-6 Term Loans subject to the conditions set forth herein including the following terms and conditions:

(i)            Availability.  Subject to the occurrence of the Third Amendment Effective Date, each Tranche B-6 Term Lender severally agrees to make a Tranche B-6 Term Loan in Dollars to the Borrower on the date specified in the notice of borrowing delivered pursuant to Section 5(d) hereof, in an amount equal to such Tranche B-6 Term Lender’s Tranche B-6 Term Loan Commitment. Amounts of Tranche B-6 Term Loans repaid or prepaid may not be reborrowed. To the extent not previously utilized, all Tranche B-6 Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Third Amendment Effective Date.

(ii)           Maturity Date and Amortization.  All Tranche B-6 Term Loans shall mature and be payable in full on September 19, 2026 and shall have quarterly amortization as set forth in Section 2.3 of the Credit Agreement.

(b)           By executing and delivering this Agreement, each Tranche B-6 Term Lender shall be deemed to confirm to and agree with the other parties signatory hereto as follows: (i) such Tranche B-6 Term Lender has full power and authority, and has taken all action necessary, to execute and deliver this Agreement; (ii) such Tranche B-6 Term Lender confirms that it has received a copy of this Agreement, the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Credit Agreement, as applicable, and that it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and that it is experienced in making loans of such type; (iii) such Tranche B-6 Term Lender agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under this Agreement and the Credit Agreement; (iv) such Tranche B-6 Term Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such Tranche B-6 Term Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Credit Agreement it is required to perform as a Tranche B-6 Term Lender.

(c)           Status as a Lender; Status as Term Loans.  Each Loan Party and each Tranche B-6 Term Lender acknowledges and agrees that (i) upon its execution of this Agreement and the occurrence of the Third Amendment Effective Date, each Tranche B-6 Term Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; (ii) notwithstanding anything to the contrary in the Credit Agreement or any Loan Document, each Tranche B-6 Term Loan shall be deemed (A) a “Term Loan” and (B) to have terms identical to a “Term Loan” and be part of the same Tranche as all Tranche B-6 Term Loans made on the Third Amendment Effective Date, as the applicable context requires, under, and for all purposes of, the Credit Agreement and the other Loan Documents, with such terms and conditions applicable thereto in each case

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as specified in the Credit Agreement or such Loan Document, unless otherwise separately and specifically stated therefor in this Agreement; (iii) for purposes of Section 11.1 of the Credit Agreement, the Tranche B-6 Term Loans shall be considered collectively with all other Loans for purposes of making determinations of “Required Lenders” (or for any consent requiring the consent of affected Lenders or of all of the Lenders); and (iv) the definition “Obligations” shall be deemed to include all unpaid principal of and accrued and unpaid interest on all Tranche B-6 Term Loans. For the avoidance of doubt, each party hereto acknowledges and agrees that it is the intention of such party that except as otherwise separately and specifically stated therefor in this Agreement or the Credit Agreement, the terms and conditions applicable to, and the provisions in the Credit Agreement and the other Loan Documents relating to, the Tranche B-6 Term Loans shall be identical to the terms and conditions applicable to, and the provisions in the Credit Agreement and the other Loan Documents relating to, the Term Loans.

SECTION 2.          Refinancing Revolving Facility. (a)          Each Third Amendment Effective Date Revolving Lender hereby severally commits to provide its respective Refinancing Revolving Commitments as set forth on Schedule B in Exhibit C annexed hereto and to make its Refinancing Revolving Loans, on the terms and subject to the conditions set forth herein.

(b)           By executing and delivering this Agreement, each Third Amendment Effective Date Revolving Lender shall be deemed to confirm to and agree with the other parties signatory hereto as follows: (i) such Third Amendment Effective Date Revolving Lender has full power and authority, and has taken all action necessary, to execute and deliver this Agreement; (ii) such Third Amendment Effective Date Revolving Lender confirms that it has received a copy of this Agreement, the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and the Credit Agreement, as applicable, and that it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and that it is experienced in making loans of such type; (iii) such Third Amendment Effective Date Revolving Lender agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under this Agreement and the Credit Agreement; (iv) such Third Amendment Effective Date Revolving Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (v) such Third Amendment Effective Date Revolving Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the Credit Agreement it is required to perform as a Third Amendment Effective Date Revolving Lender.

(c)           Status as a Lender; Status as Refinancing Revolving Loans.  Each Loan Party and each Third Amendment Effective Date Revolving Lender acknowledges and agrees that (i) upon its execution of this Agreement and the occurrence of the Third Amendment Effective Date, each Third Amendment Effective Date Revolving Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; (ii) notwithstanding anything to the contrary in the Credit Agreement or any Loan Document, each Refinancing Revolving Commitment shall be deemed (A) a “Revolving Commitment” under the “Revolving Facility”, and (B) to have terms identical to and form part of the “Revolving Facility”, in each case, as the applicable context requires, under, and for all purposes of, the Credit Agreement and the other Loan Documents, with such terms and conditions applicable thereto in each case as specified in the Credit Agreement or such Loan Document, unless otherwise separately and specifically stated therefor in this Agreement; (iii) for purposes of Section 11.1 of the Credit Agreement, the Refinancing Revolving Loans shall be considered
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collectively with all other Loans for purposes of making determinations of “Required Lenders” (or for any consent requiring the consent of affected Lenders or of all of the Lenders) and shall be treated as Revolving Loans for all other purposes thereunder in accordance with the Credit Agreement; and (iv) the definition “Obligations” shall be deemed to include all unpaid principal of and accrued and unpaid interest on all Refinancing Revolving Loans. For the avoidance of doubt, each party hereto acknowledges and agrees that it is the intention of such party that except as otherwise separately and specifically stated therefor in this Agreement or the Credit Agreement, the terms and conditions applicable to, and the provisions in the Credit Agreement and the other Loan Documents relating to, the Refinancing Revolving Loans shall be identical to the terms and conditions applicable to, and the provisions in the Credit Agreement and the other Loan Documents relating to, the Revolving Loans incurred under the Revolving Facility.

SECTION 3.          Amendments to Credit Agreement as of the Third Amendment Effective Date.  (a)          Effective as of the Third Amendment Effective Date, the Credit Agreement shall be amended, in accordance with the provisions of Section 4.19 and Section 11.1 thereof, in the form of the Credit Agreement set forth in Exhibit A hereto: (i) by deleting each term thereof which is reflected in strike-through font and (ii) by inserting each term thereof which is reflected in double underlined font, in each case in the place where such term appears therein.

(b)           Effective as of the Third Amendment Effective Date,

(i)            the schedules set forth in Exhibit C hereto shall be added as new schedules to the Credit Agreement; and

(ii)           Schedule 1.1(a), Schedule 1.1(b), Schedule 1.1(c), Schedule 5.4, Schedule 5.6, Schedule 5.15, Schedule 5.17, Schedule 8.2(d), Schedule 8.3(i), Schedule 8.7(e) and Schedule 8.9(i) of the Credit Agreement are hereby replaced by the schedules set forth in Exhibit D hereto.

SECTION 4.          Amendments to Amended and Restated Guarantee and Collateral Agreement as of the Third Amendment Effective Date; Termination of Amended and Restated Guranty as of the Third Amendment Effective Date.  (a)          Effective as of the Third Amendment Effective Date, the Amended and Restated Guarantee and Collateral Agreement shall be amended, in accordance with the provisions of Section 8.1 thereof and Section 11.1 of the Credit Agreement, in the form of the Amended and Restated Guarantee and Collateral Agreement set forth in Exhibit B hereto: (i) by deleting each term thereof which is reflected in strike-through font and (ii) by inserting each term thereof which is reflected in double underlined font, in each case in the place where such term appears therein.

(b)           Effective as of the Third Amendment Effective Date, Schedules 1 through 7 of the Amended and Restated Guarantee and Collateral Agreement are hereby replaced by the schedules set forth in Exhibit E hereto.

(c)           Effective as of the Third Amendment Effective Date, that certain Amended and Restated Guaranty, dated as of March 9, 2016, made by the Borrower in favor of the Administrative Agent for the Qualified Counterparties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) is hereby terminated in its entirety and shall be of no further force or effect (other than any provisions thereof which expressly survive such termination in accordance with the terms thereof).

SECTION 5.          Conditions to the Third Amendment Effective Date.  This Agreement shall become a binding agreement of the parties hereto and the agreements set forth herein and
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the amendments set forth in Sections 3 and 4 shall each become effective on the date of the satisfaction (or waiver) of the following conditions (the date such conditions are satisfied or waived, the “Third Amendment Effective Date”):

(a)           this Agreement shall have been duly executed by the Borrower, each other Loan Party, the Administrative Agent, the Issuing Lenders, each Tranche B-6 Term Lender and each Third Amendment Effective Date Revolving Lender, and delivered to the Administrative Agent;

(b)           the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that at the time of and immediately after the Third Amendment Effective Date, the incurrence of the Refinancing Revolving Commitments and the making of the Tranche B-6 Term Loans on the Third Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing;

(c)           the representations and warranties set forth in each Loan Document (including those set forth in Section 7 of this Agreement) shall be true and correct in all material respects (other than where a representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date except, to the extent such representations and warranties refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects where a representation or warranty is already qualified by materiality) as of such earlier date;

(d)           the Administrative Agent shall have received (1) a notice of borrowing from the Borrower with respect to the Tranche B-6 Term Loans prior to 1:00 p.m., New York City time, one Business Day prior to the anticipated Third Amendment Effective Date, setting forth the information required pursuant to Section 2.2 of the Credit Agreement and (2) a notice of prepayment from the Borrower with respect to the Tranche B-4 Term Loans, the Tranche B-5 Term Loans and all Revolving Loans outstanding immediately prior to the Third Amendment Effective Date;

(e)           the Administrative Agent shall have received, on behalf of itself, the Tranche B-6 Term Lenders and the Third Amendment Effective Date Revolving Lenders, satisfactory written opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties and (ii) local counsel in such jurisdictions reasonably requested by the Administrative Agent, in each case (x) dated the Third Amendment Effective Date, (y) addressed to the Administrative Agent, the Tranche B-6 Term Lenders, the Third Amendment Effective Date Revolving Lenders, and in each case, each of their permitted assigns and (z) otherwise in form and substance reasonably acceptable to the Administrative Agent;

(f)            the Borrower shall compensate the Administrative Agent in immediately available funds for (i) all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) of the Administrative Agent and (ii) all other compensation required to be paid on the Third Amendment Effective Date to the Administrative Agent and its Affiliates, in each case, as required by the Credit Agreement and to the extent invoiced at least two (2) Business Day prior to the Third Amendment Effective Date;

(g)           the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of Exhibit I to the Credit Agreement certifying that the Loan Parties, on a consolidated basis, immediately after the consummation of the Third Amendment Effective Date Transactions, are Solvent;

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(h)           the Administrative Agent shall have received with respect to each Loan Party organized in a jurisdiction with respect to which opinions are required to be delivered pursuant to Section 5(e): (i) Organizational Documents certified to be true and complete as of a recent date (provided that, the certified Organizational Documents last delivered to the Administrative Agent on February 17, 2016, March 9, 2016, January 11, 2017 or May 31, 2017, as applicable, shall be deemed satisfactory to the Administrative Agent) by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable, and certified by a corporate secretary or assistant corporate secretary of such Loan Party to be true and complete as of the Third Amendment Effective Date, or a certification that such Organizational Documents have not changed from the certified Organizational Documents last delivered to the Administrative Agent on February 17, 2016, March 9, 2016, January 11, 2017 or May 31, 2017, as applicable, and that such Organizational Documents remain in full force and effect; (ii) resolutions or other action duly adopted by the board of directors (or other governing body) of such Loan Party authorizing and approving the transactions contemplated by this Agreement and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; (iii) incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require providing evidence as to the identity, authority and capacity of each such Responsible Officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and (iv) such certificates of good standing or the equivalent from such Loan Party’s jurisdiction of organization or formation, as applicable, relating to the existence of each Loan Party, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(i)            subject to Section 6, the Administrative Agent shall have received the results of a recent lien search with respect to each Loan Party in the jurisdiction where each such Loan Party is located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 8.3 of the Credit Agreement or discharged on or prior to the Third Amendment Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent;

(j)            the Administrative Agent shall have received updated flood certifications with respect to each Mortgaged Property and evidence of flood insurance with respect to each Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board, in form and substance reasonably satisfactory to the Administrative Agent;

(k)           subject to Section 6, for each Mortgaged Property for which Mortgages are existing prior to the Third Amendment Effective Date, the Borrower shall deliver or cause to be delivered to Administrative Agent either:

(i)          (1) written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Administrative Agent) from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that: (x) the recording of the existing Mortgages is the only filing or recording necessary to give constructive notice to third parties of the Lien created by such Mortgages as security for the Loans, including the Loans evidenced by the Credit Agreement, for the benefit of the Secured Parties; and (y) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgages as security for the Loans, including the Loans evidenced by the Credit Agreement, for the benefit of the Secured Parties; and (2) an updated title search report (in form
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and substance reasonably satisfactory to the Administrative Agent) for the Mortgaged Property applicable to such Mortgages; or

(ii)           (1) a Modification; (2) an endorsement to the existing title insurance policy, date down(s) or other evidence reasonably satisfactory to the Administrative Agent insuring that the priority of the Lien of such Mortgages as security for the Loans has not changed and confirming and/or insuring that since the issuance of the existing title insurance policy there has been no change in the condition of title and there are no intervening liens or encumbrances that may then or thereafter take priority over the Lien of such Mortgages (other than Permitted Encumbrances), a copy of all recorded documents referred to, or listed as exceptions to title in, the title policies and a copy of all other material documents affecting the Mortgaged Properties; (3) such owner’s title affidavits as may be reasonably required by the title insurer with respect to such Mortgages, including therein any so-called “no change” survey affidavit; (4) any other documents or items reasonably necessary to maintain the continuing priority of the Lien of such Mortgages as security for the Loans or required in connection with the recording of such Modifications and issuance of such endorsements, including evidence reasonably satisfactory to Administrative Agent that all premiums in respect of each such endorsement, all charges for mortgage recording tax, and all related expenses, if any, have been paid; and (5) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Mortgaged Property has a value, in the reasonable opinion of the Borrower, equal to or in excess of $9,000,000 (and shall cover any other Mortgaged Property located in such same state even if the value is less than $9,000,000), with respect to the enforceability of the Modifications recorded in such state and the underlying Mortgage for such Modification, together with such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(l)            the Borrower shall have provided to the Administrative Agent, the Tranche B-6 Term Lenders and the Third Amendment Effective Date Revolving Lenders (x) to the extent reasonably requested by the Tranche B-6 Term Lenders and the Third Amendment Effective Date Revolving Lenders at least seven (7) Business Days prior to the Third Amendment Effective Date, the documentation and other information that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation and (y) a certification regarding beneficial ownership required by the Beneficial Ownership Regulation;

(m)          each “Agent” as defined in the engagement and commitment letter dated as of September 3, 2019, by and among the Borrower, the Joint Bookrunners, the Documentation Agents and the other financial institutions party thereto, shall have received all compensation required to be paid to it (or its affiliates) on or prior to the Third Amendment Effective Date (including such fees set forth in separate fee letters, between each such “Agent” and the Borrower, dated September 3, 2019); and

(n)           substantially concurrently with the occurrence of the Third Amendment Effective Date, (i) the Tranche B-4 Term Loans, Tranche B-5 Term Loans and the Revolving Loans outstanding immediately prior to the Third Amendment Effective Date (and immediately after all Cashless Rollover Lenders exchange the principal amount of their Tranche B-4 Term Loans and Tranche B-5 Term Loans, as applicable, on a cashless basis for Tranche B-6 Term Loans in an equal principal amount) shall be prepaid in full and (ii) the Refinancing Revolving Commitments hereunder shall become effective and shall replace and refinance in full the Revolving Commitments immediately prior to the Third Amendment Effective Date.

SECTION 6.          Post-Effective Date Conditions.  To the extent the requirements of Section 5(i) or 5(k), as the case may be, have not been satisfied on or prior to the Third Amendment

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Effective Date after the use of the Borrower’s commercially reasonable efforts to do so, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent within ninety (90) days after the Third Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the documents specified in Section 5(i) or 5(k).

SECTION 7.          Representations and Warranties.  The Borrower represents and warrants that:

(a)           Authority.  The Borrower and the other Loan Parties have the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as applicable.  Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under the Loan Documents, as amended hereby.  The execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement, and the performance by each Loan Party of each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of such Loan Party.

(b)           Enforceability.  This Agreement has been duly executed and delivered by the Borrower and each other Loan Party.  When the conditions to effectiveness in Section 5 of this Agreement have been satisfied, each of this Agreement and each Loan Document (as amended hereby) is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

(c)           Representations and Warranties.  The representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (other than where a representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the Third Amendment Effective Date as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date (in which case they are true and correct in all material respects (or true and correct in all respects where a representation or warranty is already qualified by materiality) as of such earlier date).

(d)           No Default.  No Default or Event of Default shall have occurred and be continuing on the date hereof or after giving effect to this Agreement.

(e)           Use of Proceeds.  The Borrower shall use the proceeds of the Tranche B-6 Term Loans pursuant to the terms of Section 8 of this Agreement.

SECTION 8.          Use of Proceeds.  The proceeds of the Tranche B-6 Term Loans shall be used (i) to prepay all Tranche B-4 Term Loans and Tranche B-5 Term Loans existing prior to the Third Amendment Effective Date (and immediately after all Cashless Rollover Lenders exchange the principal amount of their Tranche B-4 Term Loans and Tranche B-5 Term Loans on a cashless basis for Tranche B-6 Term Loans in an equal principal amount), (ii) to repay all Revolving Loans outstanding immediately prior to giving effect to the Third Amendment Effective Date and (iii) to pay fees and expenses accrued in connection with the transactions contemplated by this Agreement, and any amounts that remain unutilized after the consummation of the Third Amendment Effective Date Transactions may be used by the Borrower and its Subsidiaries on or after the Third Amendment Effective Date for ongoing working capital needs and general corporate purposes.

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SECTION 9.          Reference to and Effect on the Loan Documents.

(a)           On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           On and after the Third Amendment Effective Date, each reference in the Amended and Restated Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Amended and Restated Guarantee and Collateral Agreement and each reference in the other Loan Documents to the “Amended and Restated Guarantee and Collateral Agreement”, “thereunder”, “thereof” or words of like import referring to the Amended and Restated Guarantee and Collateral Credit Agreement, shall mean and be a reference to the Amended and Restated Guarantee and Collateral Agreement as amended hereby.

(c)           The Credit Agreement and the Amended and Restated Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(d)           The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver or amendment of any provision of any of the Loan Documents.

(e)           The Borrower and the other parties hereto acknowledge and agree that, on and after the Third Amendment Effective Date, this Agreement and each of the other Loan Documents to be executed and delivered by a Loan Party shall constitute a Loan Document for all purposes of the Credit Agreement.

(f)            The provisions of Sections 11.12 and 11.16 of the Credit Agreement shall apply with like effect to this Agreement.

SECTION 10.        Reaffirmation and Grant of Security Interest.  Each of the Reaffirming Parties hereby (i) confirms and agrees that the Amended and Restated Guarantee and Collateral Agreement, the other Security Documents and all of the Collateral described in the foregoing do, and shall continue to, secure the payment and performance of all of the Secured Obligations (as defined in the Amended and Restated Guarantee and Collateral Agreement), (ii) grants the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Reaffirming Party’s right, title and interest in the Collateral (as defined in the Amended and Restated Guarantee and Collateral Agreement) to secure the Secured Obligations (as defined in the Amended and Restated Guarantee and Collateral Agreement), (iii) reaffirms the security interest granted by each Reaffirming Party to the Administrative Agent and the Secured Parties prior to the date hereof and reaffirm the guaranties made pursuant to the Amended and Restated Guarantee and Collateral Agreement and (iv) acknowledges and agrees that the grant of security interests by, and the guaranties of, the Reaffirming Parties contained in the Amended and Restated Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Agreement.

SECTION 11.        Financing Statements.  Each Reaffirming Party hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise

10

protect the security interest granted to the Administrative Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including describing such property as “all assets” or “all personal property” or words of similar import and may (but need not) add thereto “whether now owned or hereafter acquired.” Each Reaffirming Party hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

SECTION 12.        Counterparts.  This Agreement (including all consents and authorizations relating hereto) may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement (or any consent or authorization relating hereto) by electronic transmission or facsimile shall be effective and enforceable as delivery of a manually executed counterpart thereof.  The Administrative Agent will not have any responsibility for determining whether (and makes no representation as to whether) any such counterpart has been duly authorized, executed or delivered or is enforceable against any party hereto.

SECTION 13.       GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 14.        FATCA.  For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Tranche B-6 Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[signature pages follow]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

LOAN PARTIES:

KAR AUCTION SERVICES, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA CORPORATION, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

A.D.E. OF ARK-LA-TEX, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

A.D.E. OF KNOXVILLE, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA ARK-LA-TEX, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA ARKANSAS, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA ATLANTA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ADESA BIRMINGHAM, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA CALIFORNIA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA CHARLOTTE, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA COLORADO, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA DES MOINES, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ADESA FLORIDA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA IDAHO, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA INDIANAPOLIS, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA LANSING, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA LEXINGTON, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ADESA MISSOURI, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA NEW JERSEY, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA NEW YORK, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA OHIO, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA OKLAHOMA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ADESA OREGON, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA PENNSYLVANIA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA PHOENIX, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA SAN DIEGO, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA-SOUTH FLORIDA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ADESA TEXAS, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA UTAH, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA WISCONSIN, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ASSET HOLDINGS III, LP

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AUTO DEALERS EXCHANGE OF CONCORD, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

AUTO DEALERS EXCHANGE OF MEMPHIS, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AUTOVIN, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

PAR, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AFC CAL, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ZABEL & ASSOCIATES, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

SIOUX FALLS AUTO AUCTION, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

TRI-STATE AUCTION CO., INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

LIVEBLOCK AUCTIONS INTERNATIONAL, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA DEALER SERVICES, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

ADESA MINNESOTA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA NEVADA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

OPENLANE, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

RECOVERY DATABASE NETWORK, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

CARSARRIVE NETWORK, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

AUCTIONTRAC, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

MOBILETRAC LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

PREFERRED WARRANTIES OF FLORIDA, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA ILLINOIS, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AUTOMOTIVE FINANCE CONSUMER DIVISION, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

HIGH TECH NATIONAL, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AUTOMOTIVE KEY CONTROLS, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

HT LOCKSMITHS, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

PWI HOLDINGS, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

PREFERRED WARRANTIES, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

SUPERIOR WARRANTIES, INC.

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

ADESA VIRGINIA, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

AUTONIQ, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

CARCO TECHNOLOGIES, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

111 REMARKETING, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

STRATIM SYSTEMS INCORPORATED

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

CLEARPLAN, LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

NTH GEN SOFTWARE (FLORIDA) LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

TRADEREV USA LLC

By:	/s/ Eric M. Loughmiller
	Name:	Eric M. Loughmiller
	Title:	Executive Vice President and
Chief Financial Officer

KAR - THIRD AMENDMENT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Lender, a Third Amendment Effective Date Revolving Lender and a Tranche B-6 Term Lender

By:	/s/ Brendan Korb

Name: Brendan Korb
Title: Vice President

KAR - THIRD AMENDMENT AGREEMENT

BANK OF AMERICA, N.A.,
as an Issuing Lender and a Third Amendment Effective Date Revolving Lender

By:	/s/ Brian D. Smith
Name: Brian D. Smith
Title: Senior Vice President

KAR - THIRD AMENDMENT AGREEMENT

GOLDMAN SACHS BANK USA,
as an Issuing Lender and a Third Amendment Effective Date Revolving Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

KAR - THIRD AMENDMENT AGREEMENT

BARCLAYS BANK PLC,
as an Issuing Lender and a Third Amendment Effective Date Revolving Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

KAR - THIRD AMENDMENT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as an Issuing Lender and a Third Amendment Effective Date Revolving Lender

By:	/s/ Judith E. Smith
Name: Judith E. Smith
Title: Authorized Signatory

By:	/s/ Nicolas Thierry
Name: Nicolas Thierry
Title: Authorized Signatory

KAR - THIRD AMENDMENT AGREEMENT

FIFTH THIRD BANK,
as an Issuing Lender and a Third Amendment Effective Date Revolving Lender

By:	/s/ Jim Esinduy
Name: Jim Esinduy
Title: Vice President

KAR - THIRD AMENDMENT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as an Issuing Lender and a Third Amendment Effective Date Revolving Lender

By:	/s/ Kathleen D. Schurr
Name: Kathleen D. Schurr
Title: Vice President

KAR - THIRD AMENDMENT AGREEMENT

BMO HARRIS BANK, N.A.,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ Patrick Hartweger
Name: Patrick Hartweger
Title: Managing Director

KAR - THIRD AMENDMENT AGREEMENT

KEYBANK NATIONAL ASSOCIATION,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ Christopher H. Susott
Name: Christopher H. Susott
Title: SVP

KAR - THIRD AMENDMENT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ Christopher Johnson
Name: Christopher Johnson
Title: Senior Vice President

KAR - THIRD AMENDMENT AGREEMENT

ROYAL BANK OF CANADA,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ Nicholas Heslip
Name: Nicholas Heslip
Title: Authorized Signatory

KAR - THIRD AMENDMENT AGREEMENT

SUNTRUST BANK,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ Lisa Garling
Name: Lisa Garling
Title: Director

KAR - THIRD AMENDMENT AGREEMENT

THE HUNTINGTON NATIONAL BANK,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ Mike Kelly
Name: Mike Kelly
Title: V.P.

KAR - THIRD AMENDMENT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Third Amendment Effective Date Revolving Lender

By:	/s/ G. William Wallace
Name: G. William Wallace
Title: Senior Vice President

KAR - THIRD AMENDMENT AGREEMENT

[The executed Existing Term Lender Consents are on file with the Administrative Agent]

ANNEX I

EXISTING TERM LENDER CONSENT TO THIRD AMENDMENT AGREEMENT

see attached

EXISTING TERM LENDER CONSENT TO THIRD AMENDMENT AGREEMENT

EXISTING TERM LENDER CONSENT (this “Lender Consent”) to the Third Amendment Agreement (the “Third Amendment Agreement”), by and among KAR AUCTION SERVICES, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and an Issuing Lender, and the other Lenders and Issuing Lenders party thereto, which amends the Amended and Restated Credit Agreement, dated as of March 11, 2014 (as amended by that certain Incremental Commitment Agreement and First Amendment, dated as of March 9, 2016, that certain Incremental Commitment Agreement and Second Amendment, dated as of May 31, 2017, as further amended by the Third Amendment Agreement and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders and agents party thereto from time to time, the Administrative Agent, and the other parties signatory thereto.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement or the Third Amendment Agreement, as applicable.

The undersigned Existing Term Lender hereby irrevocably and unconditionally approves of and consents to the Third Amendment Agreement and consents to the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Tranche B-4 Term Loans and/or Tranche B-5 Term Loans, as applicable, held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) with a Tranche B-6 Term Loan in a like principal amount.

[NAME OF EXISTING TERM LENDER],
as an Existing Term Lender and a Tranche B-6 Term Lender

By:
Name:
Title:

Exhibit A

Credit Agreement

see attached

Exhibit 1

Exhibit 2
EXHIBIT A TO
THIRD AMENDMENT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

~~Amended~~amended and ~~Restated~~restated as of March 11, 2014

, and ~~Amended~~as amended by that certain First Amendment Agreement as of March 9, 2016, ~~and Amended by~~ that ~~Certain~~certain Second Amendment Agreement as of May 31, 2017 and that certain Third Amendment Agreement as of September 19, 2019 among

KAR AUCTION SERVICES, INC.,
as Borrower,

~~the Lenders party hereto~~THE LENDERS PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________________________

JPMORGAN CHASE BANK, N.A.,
as Sole Lead Arranger~~,~~

~~and~~

JPMORGAN CHASE BANK, N.A.,
~~BARCLAYS BANK PLC~~BOFA SECURITIES, INC.,
GOLDMAN SACHS BANK USA,
~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~
BARCLAYS BANK PLC,
CREDIT SUISSE ~~SECURITIES (USA)~~LOAN FUNDING LLC,
FIFTH THIRD BANK
and
U.S. BANK NATIONAL ASSOCIATION,
~~FIFTH THIRD BANK,~~
~~and~~
~~SUMITOMO MITSUI BANKING CORPORATION~~

as Joint Bookrunners,

BMO HARRIS BANK, N.A.,
KEYBANC CAPITAL MARKETS INC.,
PNC CAPITAL MARKETS LLC,
RBC CAPITAL MARKETS,1

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

SUNTRUST ROBINSON HUMPHREY, INC.,
THE HUNTINGTON NATIONAL BANK
and
WELLS FARGO SECURITIES, LLC,
as Documentation Agents

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		~~3~~5

1.1.	Defined Terms	~~3~~5
1.2.	Other Definitional Provisions	~~50~~54
1.3.	Certain Calculations and Tests	~~50~~55
1.4.	Divisions	59
1.5.	Interest Rates; LIBOR Notification	59
1.6.	Cashless Rollovers	60

SECTION 2. AMOUNT AND TERMS OF TERM LOANS		~~51~~60

2.1.	Term Loans	~~51~~60
2.2.	Procedure for the Term Loan Borrowing	~~52~~60
2.3.	Repayment of Term Loans	~~53~~60

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS		~~53~~61

3.1.	Revolving Commitments	~~53~~61
3.2.	Procedure for Revolving Loan Borrowing	~~54~~61
3.3.	Swingline Commitment	~~54~~62
3.4.	Procedure for Swingline Borrowing; Refunding of Swingline Loans; Successor Swingline Lenders	~~55~~62
3.5.	Commitment Fees, etc.	~~56~~64
3.6.	Termination or Reduction of Revolving Commitments	~~57~~64
3.7.	Letter of Credit ~~Subcommitment~~Commitment	~~57~~64
3.8.	Procedure for Issuance of ~~Letter~~Letters of Credit	~~59~~66
3.9.	Fees and Other Charges	~~60~~67
3.10.	~~L/C~~Letter of Credit Participations	~~60~~67
3.11.	Reimbursement Obligation of the Borrower	~~61~~68
3.12.	Obligations Absolute	~~61~~68
3.13.	Letter of Credit Payments	~~62~~69

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT		~~62~~69

4.1.	Optional Prepayments	~~62~~69
4.2.	Mandatory Prepayments	~~63~~70
4.3.	Conversion and Continuation Options	~~64~~72
4.4.	Limitations on Eurodollar Tranches	~~65~~73
4.5.	Interest Rates and Payment Dates; Administrative Agent Fees; Other Fees	~~65~~73
4.6.	Computation of Interest and Fees	~~66~~74
4.7.	Inability to Determine Interest Rate	~~66~~75
4.8.	Pro Rata Treatment and Payments	~~67~~76
4.9.	Requirements of Law	~~68~~77

i

4.10.	Taxes	~~70~~79
4.11.	Indemnity	~~73~~83
4.12.	Change of Lending Office	~~74~~83
4.13.	Replacement of Lenders	~~74~~83
4.14.	Evidence of Debt	~~74~~84
4.15.	Illegality	~~75~~85
4.16.	Defaulting Lenders	~~75~~85
4.17.	Incremental Facilities	~~77~~87
4.18.	Extension Amendments	~~80~~90
4.19.	Refinancing Facilities	~~83~~92

SECTION 5. REPRESENTATIONS AND WARRANTIES		~~85~~94

5.1.	Financial Condition	~~85~~94
5.2.	No Change	~~85~~94
5.3.	Corporate Existence; Compliance with Law	~~85~~95
5.4.	Power; Authorization; Enforceable Obligations	~~85~~95
5.5.	No Legal Bar	~~86~~95
5.6.	Litigation	~~86~~96
5.7.	No Default	~~86~~96
5.8.	Ownership of Property; Liens; Insurance	~~86~~96
5.9.	Intellectual Property	~~86~~96
5.10.	Taxes	~~87~~96
5.11.	Federal Regulations	~~87~~96
5.12.	Labor Matters	~~87~~97
5.13.	ERISA	~~87~~97
5.14.	Investment Company Act~~; Other Regulations 88~~	97
5.15.	Restricted Subsidiaries	~~88~~97
5.16.	Use of Proceeds	~~88~~98
5.17.	Environmental Matters	~~88~~98
5.18.	Accuracy of Information, etc.	~~89~~99
5.19.	Security Documents	~~90~~99
5.20.	Solvency	~~91~~100
5.21.	Regulation H	~~91~~101
5.22.	Anti-Terrorism Laws	~~91~~101
5.23.	Anti-Corruption Laws and Sanctions	~~92~~102
5.24.	EEA Financial Institutions	~~92~~102
5.25.	Beneficial Ownership Certificate	102

SECTION 6. CONDITIONS PRECEDENT		~~92~~102

6.1.	Conditions to Each Extension of Credit	~~92~~102

SECTION 7. AFFIRMATIVE COVENANTS		~~93~~103

7.1.	Financial Statements	~~93~~103
7.2.	Certificates; Other Information	~~94~~104

7.3.	Payment of Obligations; Payment of Taxes	~~95~~105
7.4.	Maintenance of Existence; Compliance	~~96~~106
7.5.	Maintenance of Property; Insurance	~~96~~106
7.6.	Inspection of Property; Books and Records; Discussions	~~96~~106
7.7.	Notices	~~96~~106
7.8.	Environmental Laws	~~97~~107
7.9.	Additional Collateral, etc.	~~98~~108
7.10.	Use of Proceeds	~~100~~111
7.11.	Further Assurances	~~100~~111
7.12.	Ratings	111
~~7.12~~7.13.	Post-Closing Items	~~100~~112

SECTION 8. NEGATIVE COVENANTS		~~100~~112

8.1.	Financial Condition Covenant	~~100~~112
8.2.	Indebtedness	~~101~~112
8.3.	Liens	~~105~~116
8.4.	Fundamental Changes	~~107~~120
8.5.	Disposition of Property	~~108~~120
8.6.	Restricted Payments	~~110~~123
8.7.	Investments	~~112~~125
8.8.	Optional Payments and Modifications of Certain Debt Instruments; Certain Modifications	~~115~~128
8.9.	Transactions with Affiliates	~~116~~129
8.10.	~~Sales and Leasebacks 117~~[Reserved]	130
8.11.	Hedge Agreements	~~117~~130
8.12.	Changes in Fiscal Periods	~~117~~131
8.13.	Negative Pledge Clauses	~~117~~131
8.14.	Clauses Restricting Subsidiary Distributions	~~118~~132
8.15.	Lines of Business	~~119~~133

SECTION 9. EVENTS OF DEFAULT		~~119~~133

SECTION 10. THE ~~AGENTS~~ADMINISTRATIVE AGENT AND OTHER REPRESENTATIVES		~~123~~137

10.1.	Appointment	~~123~~137
10.2.	Delegation of Duties	~~123~~137
10.3.	Exculpatory Provisions	~~123~~137
10.4.	Reliance by ~~Agents 124~~the Administrative Agent	138
10.5.	Notice of Default	~~124~~138
10.6.	Non‑Reliance on ~~Agents~~Administrative Agent and Other Lenders	~~124~~139
10.7.	Indemnification	~~125~~139
10.8.	Agent in Its Individual Capacity	~~125~~140
10.9.	Successor Administrative Agent	~~126~~140
10.10.	~~Agents~~Administrative Agent Generally	~~126~~140
10.11.	Other Representatives	~~126~~140

10.12.	Withholding Tax	~~126~~141
10.13.	Administrative Agent May File Proofs of Claim	~~127~~141
10.14.	Certain ERISA Matters	142
10.15.	Intercreditor Agreements	143

SECTION 11. MISCELLANEOUS		~~127~~143

11.1.	Amendments and Waivers	~~127~~143
11.2.	Notices	~~129~~145
11.3.	No Waiver; Cumulative Remedies	~~131~~147
11.4.	Survival of Representations and Warranties	~~131~~147
11.5.	Payment of Expenses; Indemnity	~~131~~147
11.6.	Successors and Assigns; Participations and Assignments	~~133~~150
11.7.	Adjustments; Set‑off	~~139~~155
11.8.	Counterparts	~~139~~156
11.9.	Severability	~~140~~156
11.10.	Integration	~~140~~156
11.11.	GOVERNING LAW	~~140~~156
11.12.	Submission To Jurisdiction; Waivers	~~140~~156
11.13.	Acknowledgments	~~141~~157
11.14.	Releases of Guarantees and Liens	~~141~~157
11.15.	Confidentiality	~~142~~158
11.16.	WAIVERS OF JURY TRIAL	~~142~~159
11.17.	[Reserved]	~~143~~159
11.18.	USA PATRIOT Act	~~143~~159
11.19.	Lender Action	~~143~~159
11.20.	Certain Undertakings with Respect to Securitization Subsidiaries	~~143~~159
11.21.	Certain Undertakings with Respect to Certain Affiliate Lenders	~~144~~160
11.22.	No Fiduciary Duty	~~144~~161
11.23.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~145~~162
11.24.	~~Effect of Amendment and Restatement of Existing Credit Agreement 146~~Acknowledgment Regarding Any Supported QFCs	162

SCHEDULES:

1.1(a)	Mortgaged Property
1.1(b)	~~Restatement~~Third Amendment Effective Date Unrestricted Subsidiaries
1.1(c)	Existing Letters of Credit
1.1(d)	Tranche B-1 Term Loan Allocations
1.1(e)	Tranche B-2 Term Loan Allocations
~~1.1(f)~~	~~Revolving Commitment Allocations~~
5.4	Consents, Authorizations, Filings and Notices
5.6	Litigation
5.15	Restricted Subsidiaries
5.17	Environmental Matters
~~7.12~~7.13	Post-Closing Items
8.2(d)	Scheduled Existing Indebtedness
8.3(i)	Scheduled Existing Liens
8.7(e)	Scheduled Existing Investments
8.9(i)	Transactions with Affiliates

EXHIBITS:

A	[Reserved]
B	Form of Compliance Certificate
C	Form of Closing Certificate of the Guarantors
D	Form of Mortgage
E-1	Form of Assignment and Assumption
E-2	Form of Affiliated Lender Assignment and Assumption
F	Form of Exemption Certificate
G-1	Form of Term Note
G-2	Form of Revolving Note
G-3	Form of Swingline Note
H	[Reserved]
I	Form of Solvency Certificate
J	Form of Closing Certificate of the Borrower
K-1	Form of Intercreditor Agreement
K-2	Form of Pari Debt Intercreditor Agreement

1

THIS AMENDED AND RESTATED CREDIT AGREEMENT, ~~amended and restated~~dated as of March 11, 2014~~,~~ (as amended by ~~that certain~~the First Amendment Agreement ~~as of March 9, 2016 and amended by that certain~~, the Second Amendment Agreement ~~as of May 31, 2017 (as~~and the Third Amendment Agreement, and as further amended, ~~supplemented,~~ restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among, KAR Auction Services, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Recitals

WHEREAS, the Borrower is party to that certain Credit Agreement dated as of May 19, 2011 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent thereunder;

WHEREAS, on the Restatement Effective Date, the Lenders party to the Amendment and Restatement Agreement agreed to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement (prior to giving effect to any changes being contemplated on the Incremental Effective Date, the First Amendment Effective Date ~~and~~, the Refinancing Effective Date and the Third Amendment Effective Date), and it had been agreed by such parties that the Loans and any Letters of Credit outstanding as of the Restatement Effective Date and other “Obligations” under and as defined in the Existing Credit Agreement (including indemnities) would be governed by and deemed to be outstanding under this Agreement with the intent that the terms of this Agreement would supersede the terms of the Existing Credit Agreement (which after the Restatement Effective Date had no further effect upon the parties thereto other than with respect to any action, event, representation, warranty or covenant occurring, made or applying prior to the Restatement Effective Date), and all references to the “Credit Agreement” in any Loan Document or other document or instrument delivered in connection therewith were deemed to refer to this Agreement and the provisions hereof; provided, that (1) the grants of security interests, Mortgages and Liens under and pursuant to the Loan Documents continued unaltered to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Loan Parties under the Existing Credit Agreement and this Agreement and each other Loan Document and each of the foregoing continued in full force and effect in accordance with its terms except as expressly amended thereby or hereby or by the Amendment and Restatement Agreement, and the parties hereto ratified and confirmed the terms thereof as being in full force and effect and unaltered by this Agreement and (2) it was agreed and understood that this Agreement did not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other Loan Document except as expressly modified by this Agreement, nor did it operate as a waiver of any right, power or remedy of any Lender under any Loan Document;

WHEREAS, on the Restatement Effective Date, pursuant to the Amendment and Restatement Agreement, (a) (i) each Existing Term Lender that was an Exchanging Term Lender exchanged their Existing Term Loans on a dollar-for dollar basis for Tranche B-1 Term Loans and/or Tranche B-2 Term Loans in an amount equal to such Term Lender’s Tranche B-1 Term

 Loan Allocation and/or Tranche B-2 Term Loan Allocation, respectively, and any of its Existing Term Loans in excess of its applicable Tranche B-1 Term Loan Allocation and/or Tranche B-2 Term Loan Allocation was repaid in full, (ii) each Existing Term Lender that did not agree to be an Exchanging Term Lender had its Existing Term Loans repaid in full and (iii) each Additional Term Lender who committed to provide Term Loans pursuant to a Term Loan Joinder extended Tranche B-1 Term Loans and/or Tranche B-2 Term Loans in an amount equal to such Term Lender’s Tranche B-1 Term Loan Allocation and/or Tranche B-2 Term Loan Allocation, respectively and (b) (i) each Existing Revolving Lender that was an Exchanging ~~Revolving~~ Lender exchanged its Existing Revolving Commitments on a dollar-for-dollar basis into Revolving Commitments hereunder in an amount equal to its Revolving Commitment Allocation and any of its Existing Revolving Commitments in excess of its Revolving Commitment Allocation was terminated, (ii) each Existing Revolving Lender that did not agree to be an Exchanging ~~Revolving~~ Lender had its Existing Revolving Commitments terminated and (iii) each Additional ~~Revolving~~ Lender who committed to provide Revolving Commitments pursuant to a Revolving Loan Joinder agreed to extend Revolving Commitments hereunder in an amount equal to its Revolving Commitment Allocation (collectively, the “Restatement Effective Date Transactions”); ~~and~~

WHEREAS, as of the Restatement Effective Date, the Lenders agreed to extend certain credit facilities to Borrower, in an aggregate amount not to exceed $2,020,000,000, in the form of (a) Term Loans consisting of (x) Tranche B-1 Term Loans in an aggregate principal amount of $650,000,000 and (y) Tranche B-2 Term Loans in an aggregate principal amount of $1,120,000,000, the proceeds of which were used to consummate the Restatement Effective Date Transactions on the Restatement Effective Date~~,~~; provided that, any proceeds of any Term Loans extended by the Additional Term Lenders in cash that were not applied to prepay Existing Term Loans and that remained unutilized after the consummation of the Restatement Effective Date Transactions were permitted to be used by Borrower and its Subsidiaries after the Restatement Effective Date for ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries and (b) Revolving Commitments in an aggregate principal amount not to exceed $250,000,000, the proceeds of which were permitted to be used for ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries; ~~and~~

WHEREAS, pursuant to the First Amendment Agreement, the Borrower requested (A) that the Incremental Tranche B-3 Term Lenders provide to the Borrower, on the Incremental Effective Date, Tranche B-3 Term Loans in an aggregate principal amount of $1,350,000,000, the proceeds of which were used on the Incremental Effective Date to prepay in full (i) the Tranche B-1 Term Loans outstanding immediately before the Incremental Effective Date and (ii) the Revolving Loans outstanding immediately before the Incremental Effective Date (and the Borrower terminated all Revolving Commitments under the Revolving Facility immediately before the Incremental Effective Date) and (B) that, concurrently with the termination of all Revolving Commitments under the Revolving Facility, the Incremental Effective Date Revolving Lenders provide to the Borrower Incremental Revolving Commitments under the Revolving Facility in an aggregate principal amount of $300,000,000 (collectively, the “Incremental Effective Date Transactions”); ~~and~~

WHEREAS, on the Incremental Effective Date, the Incremental Tranche B-3 Term Lenders and the Incremental Effective Date Revolving Lenders, as applicable, agreed to extend certain credit facilities to the Borrower in the form of (i) Tranche B-3 Term Loans in an aggregate principal amount of $1,350,000,000, the proceeds of which were used to consummate the Incremental Effective Date Transactions on the Incremental Effective Date~~,~~; provided that, any proceeds of any Tranche B-3 Term Loans extended by the Incremental Tranche B-3 Term Lenders in cash that were not applied to prepay Tranche B-1 Term Loans and Revolving Loans outstanding immediately before the Incremental Effective Date and that remained unutilized after the consummation of the Incremental Effective Date Transactions were permitted to be used by the Borrower and its Subsidiaries after the Incremental Effective Date for ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries and (ii) Revolving Commitments in an aggregate principal amount of $300,000,000, the proceeds of which were used for ongoing working capital needs, Permitted Acquisitions and general corporate purposes of the Borrower and its Subsidiaries, on the terms and conditions set forth in the First Amendment Agreement and in this Agreement (as amended by the Incremental Amendments); ~~and~~

WHEREAS, on the Incremental Effective Date, it was agreed by the parties to the First Amendment Agreement that any Letters of Credit outstanding under the Revolving Facility immediately before the Incremental Effective Date would be governed by and deemed to be outstanding under this Agreement as amended by the Incremental Amendments;

WHEREAS, on the First Amendment Effective Date, the Lenders party to the First Amendment Agreement agreed with the Borrower, the other Loan Parties party to the First Amendment Agreement, the Administrative Agent and JPMorgan Chase Bank, N.A., as an Issuing Lender, to make the First Amendment Effective Date Amendments pursuant to the terms of the First Amendment Agreement~~.~~;

WHEREAS, pursuant to the Second Amendment Agreement, the Borrower requested (A) (x) that the Refinancing Tranche B-4 Term Lenders provide to the Borrower, on the Refinancing Effective Date, Tranche B-4 Term Loans in an aggregate principal amount ~~not to exceed~~of $717,000,000 and (y) that the Refinancing Tranche B-5 Term Lenders provide to the Borrower, on the Refinancing Effective Date, Tranche B-5 Term Loans in an aggregate principal amount ~~not to exceed~~of $1,050,000,000, the proceeds of which ~~will be~~were used on the Refinancing Effective Date to prepay in full (i) the Tranche B-2 Term Loans outstanding immediately before the Refinancing Effective Date, (ii) the Tranche B-3 Term Loans outstanding immediately before the Refinancing Effective Date and (iii) the Revolving Loans outstanding immediately before the Refinancing Effective Date (and the Borrower ~~will terminate~~terminated all Revolving Commitments under the Revolving Facility immediately before the Refinancing Effective Date) and (B) that, concurrently with the termination of all Revolving Commitments under the Revolving Facility, the Refinancing Effective Date Revolving Lenders provide to the Borrower Incremental Revolving Commitments under the Revolving Facility in an aggregate principal amount of $350,000,000 (the foregoing transactions, together with the payment of fees and expenses incurred in connection therewith, collectively, the “Refinancing Effective Date Transactions”); ~~and~~

WHEREAS, on the Refinancing Effective Date, the Refinancing Tranche B-4 Term Lenders, the Refinancing Tranche B-5 Term Lenders and the Refinancing Effective Date Revolving Lenders, as applicable, agreed to extend certain credit facilities to the Borrower in the form of (i) Tranche B-4 Term Loans in an aggregate principal amount ~~not to exceed~~of $717,000,000 and Tranche B-5 Term Loans in an aggregate principal amount ~~not to exceed~~of

 $1,050,000,000, the proceeds of which ~~will be~~were used to consummate the Refinancing Effective Date Transactions on the Refinancing Effective Date~~,~~; provided that, any proceeds of any Tranche B-4 Term Loans and Tranche B-5 Term Loans extended by the Refinancing Tranche B-4 Term Lenders and ~~the~~ Tranche B-5 Term Lenders, as applicable, in cash that were not applied to prepay Tranche B-2 Term Loans, Tranche B-3 Term Loans and Revolving Loans outstanding immediately before the Refinancing Effective Date, and that ~~remain~~remained unutilized after the consummation of the Refinancing Effective Date Transactions ~~may~~were permitted to be used by the Borrower and its Subsidiaries after the Refinancing Effective Date for ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries and (ii) Revolving Commitments in an aggregate principal amount of $350,000,000, the proceeds of which ~~will~~were permitted to be used for ongoing working capital needs, Permitted Acquisitions and general corporate purposes of the Borrower and its Subsidiaries, on the terms and conditions set forth in the Second Amendment Agreement and in this Agreement (as amended by the Refinancing 2017 Amendments); ~~and~~

WHEREAS, ~~it has been~~on the Refinancing Effective Date, it was agreed by the parties to the Second Amendment Agreement that any Letters of Credit outstanding under the Revolving Facility immediately before the Refinancing Effective Date ~~shall~~would be governed by and deemed to be outstanding under this Agreement (as amended by the Refinancing 2017 Amendments);

WHEREAS, on the Refinancing Effective Date, the Lenders party to the Second Amendment Agreement agreed with the Borrower, the other Loan Parties party to the Second Amendment Agreement, the Administrative Agent and JPMorgan Chase Bank, N.A., as an Issuing Lender, to make the Refinancing 2017 Amendments pursuant to the terms of the Second Amendment Agreement~~.~~;

WHEREAS, pursuant to the Third Amendment Agreement, the Borrower requested (A) that the Tranche B-6 Term Lenders provide to the Borrower, on the Third Amendment Effective Date, Tranche B-6 Term Loans in an aggregate principal amount of $950,000,000, the proceeds of which will be used on the Third Amendment Effective Date to prepay in full (i) the Tranche B-4 Term Loans outstanding immediately before the Third Amendment Effective Date and (ii) the Tranche B-5 Term Loans outstanding immediately before the Third Amendment Effective Date and (iii) the Revolving Loans outstanding immediately before the Third Amendment Effective Date and (B) that the Third Amendment Effective Date Revolving Lenders provide to the Borrower Refinancing Revolving Commitments under the Revolving Facility in an aggregate principal amount of $325,000,000, which shall replace and refinance in full all Revolving Commitments under the Revolving Facility immediately before the Third Amendment Effective Date (the foregoing transactions, together with the payment of fees and expenses incurred in connection therewith, collectively, the “Third Amendment Effective Date Transactions”);

WHEREAS, on the Third Amendment Effective Date, the Tranche B-6 Term Lenders and the Third Amendment Effective Date Revolving Lenders, as applicable, agreed to extend certain credit facilities to the Borrower in the form of (i) Tranche B-6 Term Loans in an aggregate principal amount of $950,000,000, the proceeds of which will be used to consummate the Third Amendment Effective Date Transactions on the Third Amendment

Effective Date; provided that, any proceeds of any Tranche B-6 Term Loans extended by the Tranche B-6 Term Lenders in cash that are not applied to prepay Tranche B-4 Term Loans, Tranche B-5 Term Loans and Revolving Loans outstanding immediately before the Third Amendment Effective Date and that remain unutilized after the consummation of the Third Amendment Effective Date Transactions may be used by the Borrower and its Subsidiaries on or after the Third Amendment Effective Date for ongoing working capital needs and general corporate purposes of the Borrower and its Subsidiaries and (ii) Revolving Commitments in an aggregate principal amount of $325,000,000, the proceeds of which will be used for ongoing working capital needs, Permitted Acquisitions and general corporate purposes of the Borrower and its Subsidiaries, on the terms and conditions set forth in the Third Amendment Agreement and in this Agreement (as amended by the Third Amendment Effective Date Amendments);

WHEREAS, it has been agreed by the parties to the Third Amendment Agreement that any Letters of Credit outstanding under the Revolving Facility immediately before the Third Amendment Effective Date shall be governed by and deemed to be outstanding under this Agreement (as amended by the Third Amendment Effective Date Amendments); and

WHEREAS, on the Third Amendment Effective Date, the Lenders party to the Third Amendment Agreement agreed with the Borrower, the other Loan Parties party to the Third Amendment Agreement, the Administrative Agent and JPMorgan Chase Bank, N.A., as an Issuing Lender, to make the Third Amendment Effective Date Amendments pursuant to the terms of the Third Amendment Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent ~~and~~, the Lenders and the Issuing Lenders to enter into this Agreement and to induce the Lenders and the Issuing Lenders to make their respective extensions of credit to the Borrower hereunder, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1.          Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

~~“Addendum”:  an instrument, substantially in the form of Exhibit H or otherwise satisfactory to the Administrative Agent, by which a Person becomes a party to this Agreement as a Lender.~~

“Additional Lender”:  as defined in Section 4.17(b).

“Additional Term Lender”:  as defined in the Amendment and Restatement Agreement.

“Additional Term Loans”:  as defined in the Amendment and Restatement Agreement.

“Adjustment Date”:  as defined in the definition of “Applicable Margin”.

“Administrative Agent”:  as defined in the preamble to this Agreement.

“AFC – Canada”: Automotive Finance Canada Inc., an Ontario corporation.

“AFC – US”:  Automotive Finance Corporation, an Indiana corporation.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Lender Assignment and Assumption”:  an Affiliated Lender Assignment and Assumption, substantially in the form of Exhibit E-2.

“Affiliated Lenders”:  the Borrower, its Subsidiaries, and their respective Affiliates.

~~“Agents”:  the collective reference to the Administrative Agent and, solely for purposes of Section 10, the Issuing Lenders.~~

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to (a) ~~until the Restatement~~immediately prior to the Third Amendment Effective Date, the aggregate amount of such Lender’s Commitments at such time, (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of (a) such Lender’s Aggregate Exposure at such time to (b) the Aggregate Exposure of all Lenders at such time.

“Agreement”:  as defined in the preamble to this Agreement.

“All-In Yield”:  as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees or Eurodollar Rate or Base Rate “floor”; provided that original issue discount and upfront fees shall be equated to interest based on assumed four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include customary arrangement or commitment fees payable to any of the Other Representatives (or their respective affiliates) in connection with the Loans or to one or more arrangers (or their respective affiliates) in connection with the Incremental Loans (and any fee payable to any Additional Lender in lieu of any portion of any such fee payable to any such arranger or affiliate thereof).

“Amended and Restated Guarantee and Collateral Agreement”:  that certain Amended and Restated Guarantee and Collateral Agreement, dated as of March 11, 2014, as amended pursuant to the Third Amendment Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

~~“Amended and Restated Guaranty Agreement”: that certain Amended and Restated Guaranty Agreement, dated as of March 9, 2016, made by the Borrower in favor of the Administrative Agent for the Qualified Parties.~~

“Amendment and Restatement Agreement”:  that certain Amendment and Restatement Agreement, dated as of the Restatement Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Anti-Corruption Laws”:  all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its ~~Affiliated Persons~~Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin”:  for any day (a) ~~(i)~~ with respect to ~~Base Rate Term~~Revolving Loans ~~hereunder~~and Swingline Loans, the applicable rate per annum set forth ~~for Base Rate Term Loans~~ in clause (~~b) or (c~~a) of the definition of “Pricing Grid” ~~as applicable and (ii) with respect to Eurodollar Rate Term Loans hereunder, the applicable rate per annum set forth for Eurodollar Rate Term Loans in clause (b) or (c) of the definition of “Pricing Grid”, as applicable and (b) (i) with respect to Base Rate Revolving Loans and Swingline Loans hereunder, the applicable rate per annum set forth under the heading “Applicable Margin for Base Rate Revolving Loans and Swingline Loans” on the applicable Pricing Grid~~ which corresponds to the Consolidated Senior Secured Net Leverage Ratio as of the relevant date of determination ~~and~~, (~~ii~~b) with respect to ~~Eurodollar Rate Revolving~~Tranche B-6 Term Loans ~~hereunder~~, the applicable rate per annum set forth ~~under the heading “Applicable Margin for Eurodollar Rate Revolving Loans” on the applicable Pricing Grid which corresponds to the Consolidated Senior Secured Leverage Ratio as of the relevant date of determination~~in clause (b) of the definition of “Pricing Grid” and (c) with respect to any Incremental Term Loans, the rate per annum set forth in the applicable Incremental Commitment Agreement with respect thereto.  Each change in the Applicable Margin resulting from a change in the Consolidated Senior Secured Net Leverage Ratio shall be effective with respect to all Revolving Loans and Swingline Loans outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by ~~Sections~~Section 7.1(a)(i) or 7.1(~~b~~a)(ii) and Section 7.2(a), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by ~~Sections~~Section 7.1(a)(i) or 7.1(~~b~~a)(ii) and Section 7.2(a), respectively, for the period ended ~~September 30, 2017~~December 31, 2019 (such date, the “Adjustment Date”), the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category ~~2~~3 for purposes of determining the Applicable Margin in respect of Revolving Loans and Swingline Loans.  In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by ~~Sections~~Section 7.1(a)(i) or 7.1(~~b~~a)(ii) and Section 7.2(a), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin in respect of Revolving Loans and Swingline Loans.

“Applicable Period”:  as defined in Section 4.6(c).

“Application”:  an application, in a form as the applicable Issuing Lender may reasonably specify from time to time to request such Issuing Lender issue a Letter of Credit.

“Approved Fund”:  (a) a CLO and (b) with respect to any Lender that is a fund which invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Sale”:  any Disposition of Property or series of related Dispositions of Property (including any issuance or sale of Capital Stock of any Restricted Subsidiary of the Borrower, but excluding any Disposition permitted by Section 8.5 (other than any Dispositions permitted pursuant to Section 8.5(~~r~~s) thereof)) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

“Asset Swap” means a concurrent purchase and sale or exchange of Property between the Borrower or any of its Restricted Subsidiaries and another Person; provided that (i) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of the contractually agreeing to such transaction) as determined in good faith by the Borrower; and (ii) such Property is useful to the business of the Borrower or such Restricted Subsidiary.

“Assignee”:  as defined in Section 11.6(b)(i).

“Assignment and Assumption”:  an Assignment and Assumption, substantially in the form of Exhibit E-1.

“Atlanta IRB Transaction”:  the transactions entered into by ADESA Atlanta, LLC with the Development Authority of Fulton County, Georgia in connection with a wholesale automobile auction facility located in Fulton, Georgia on or about December 1, 2002.

“Available Amount”:  at any time, an amount (if a positive number) equal to (a) 50.0% of Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (taken as one accounting period) commencing on January 1, ~~2017~~2019 to the end of the most recently ended fiscal quarter for which financial statements have been delivered ~~(or in the case such Consolidated Net Income for such period is a deficit, a negative amount equal to 100.0% of such deficit); plus (b~~to the extent not otherwise applied; plus (b) 100.0% of the aggregate Net Cash Proceeds received by the Borrower from the sale of Capital Stock (excluding Disqualified Capital Stock) of the Borrower or from any capital contributions to the Borrower made in cash or Cash Equivalents (excluding Disqualified Capital Stock) to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment; plus (c) 100.0% of the aggregate Net Cash Proceeds received by the Borrower from third-party Indebtedness and Disqualified Capital Stock of the Borrower and its Restricted Subsidiaries, in each case, issued after the Third Amendment Effective Date, which have been exchanged or converted into Capital Stock (excluding Disqualified Capital Stock) of the Borrower to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment; plus (d) 100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by the Borrower and its Restricted Subsidiaries since the ~~Refinancing~~Third Amendment Effective Date from Dispositions of Investments made using the Available Amount, in each case, not to exceed the actual amount of the Investment made using such Available Amount; plus (~~c~~e) 100% of the returns, profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries on Investments made using the Available Amount (including Investments in Unrestricted Subsidiaries), in each case, not to exceed the actual amount of the Investment made using such Available Amount; plus (f) 100% of the Investments of the Borrower and its Restricted Subsidiaries made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (up to the fair market value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation), in each case, after the Third Amendment Effective Date; plus (g) Declined Amounts; minus~~,~~ (h) without duplication, ~~(d)~~ an amount equal to the sum of (i) redemptions, repurchases, defeasances or otherwise prepayments of Junior Debt pursuant to Section 8.8(a)(i), (ii) Restricted Payments made pursuant to Section 8.6(e)(i)(z) and (iii) Investments made pursuant to Section 8.7(z)(i)(z), in each case, after the ~~Refinancing~~Third Amendment Effective Date and prior to such time or contemporaneously therewith.

“Available Revolving Commitment”:  as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that, in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 3.5, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Backstop L/C”:  as defined in Section 3.7(a).

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”:  with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of ~~1~~1.00%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Eurodollar Rate ~~calculated to give effect to clause (y) of such definition, if applicable,~~ for an Interest Period of one-month commencing on such ~~date~~day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%~~,~~; provided that, for purposes of this definition, the Eurodollar Rate for any day shall be based on the ~~Eurodollar Rate~~LIBOR Screen Rate (or if the LIBOR Screen Rate is not available for such one-month Interest Period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day~~.  For purposes hereof:  “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors)~~.  Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective ~~as of the opening of business on~~from and including the effective ~~day~~date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively.  If the Base Rate is being used as an alternate rate of interest pursuant to Section 4.7 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loans”:  Loans the rate of interest applicable to which is based upon the Base Rate.

“Beneficial Ownership Certificate”:  a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”:  31 C.F.R. § 1010.230.

“Benefit Plan”:  any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”:  as defined in Section 11.7(a).

“Blocked Person”:  as defined in Section 5.22(b).

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble to this Agreement.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”:  as defined in Section 5.17(b).

“Business Day”:  any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and when used in connection with a ~~Eurocurrency~~Eurodollar Loan for a LIBOR ~~Quoted Currency~~quoted currency, the term ~~"~~“Business Day~~"~~” shall also exclude any day on which banks are not open for general business in London.

“Canadian Securitization”:  a Securitization the related documentation of which is governed by the laws of a jurisdiction in Canada.

~~“Capital Expenditures”:  for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which would, in accordance with GAAP, be set forth as capital expenditures in the consolidated statement of cash flow of the Borrower, but excluding in any event any (i) Permitted Acquisitions, (ii) additions to fixed assets required by GAAP in respect of Leasehold Cost Overruns and (iii) any such expenditures made with the Net Cash Proceeds of the issuance of Capital Stock of the Borrower or of any Disposition or Recovery Event not required to prepay the Loans in accordance with Section 4.2(b), (iv) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) and (v) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.~~

“Canadian Subsidiary”: a Subsidiary of the Borrower organized under the laws of a jurisdiction in Canada.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or a lease liability on a balance sheet of such Person under GAAP; provided, however, that~~, for the~~ all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any ~~obligations relating to a lease that was validly accounted for by such Person as an operating lease in accordance with GAAP as in effect on the Restatement Effective Date, and any similar lease entered into after the Restatement Effective Date by such Person that would have been validly accounted for by such Person as an operating lease in accordance with GAAP as in effect on the Restatement Effective Date; shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.  For the purposes of this Agreement, the amount of~~network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations ~~at any time shall be the capitalized amount thereof at such time determined~~are required in accordance with ~~GAAP~~the ASU (on a prospective or retroactive basis or otherwise) to be treated as lease liabilities in the financial statements to be delivered pursuant to Section 7.1.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding Indebtedness convertible or exchangeable into any such capital stock to the extent not yet converted into capital stock.

“Cash Collateral”:  as defined in Section 3.7(a).

“Cash Collateralize”:  as defined in Section 3.7(a).

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; provided, however, that time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers~~'~~’ acceptances in an aggregate amount not to exceed $2,000,000 may be maintained at any commercial bank of recognized standing organized under the laws of the United States (or any State or territory thereof) that does not satisfy the capital and surplus requirements and rating requirements set forth in this clause (b); (c) commercial paper of an issuer rated at least A-2 by ~~Standard & Poor’s Ratings Services (“~~S&P~~”)~~ or P-2 by Moody’s ~~Investors Service, Inc. (“Moody’s”),~~ or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or AA by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in ~~Securities and Exchange Commission~~SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.  In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the U.S., Cash Equivalents shall also include investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“Change of Control”: if (i) any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Capital Stock of the Borrower (which is at the time entitled to vote in the election of the Board of Directors of the Borrower) that exceeds 35% thereof; or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.  For purposes of this definition, (x) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act and (y) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“CLO”:  any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

~~“Closing Certificate of the Borrower”:  a certificate duly executed by a Responsible Officer on behalf of the Borrower substantially in the form of Exhibit J.~~

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document (for the avoidance of doubt, Collateral shall not include any Excluded Collateral (as defined in the Amended and Restated Guarantee and Collateral Agreement)).

“Commitment”:  as to any Lender, the Revolving Commitment of such Lender.

“Commitment Fee Rate”:  the applicable rate per annum set forth under the heading “Commitment Fee Rate” on the applicable Pricing Grid which corresponds to the Consolidated Senior Secured Net Leverage Ratio as of the relevant date of determination.  Notwithstanding the foregoing, until the Adjustment Date, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category ~~2~~3 for purposes of determining the Commitment Fee Rate.  In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by ~~Sections~~Section 7.1(a)(i) or 7.1(~~b~~a)(ii) and Section 7.2(a), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Senior Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Commitment Fee Rate.

“Commonly Controlled Entity”:  any trade or business, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or (solely for purposes of Section 302 of ERISA and Section 412 of the Code) is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer on behalf of the Borrower substantially in the form of Exhibit B.

“Conduit Lender”:  any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument (a copy of which shall be provided by the Administrative Agent to the Borrower upon request), subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement (including its obligation to fund a Loan) if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender~~, and~~; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 4.9, 4.10, 4.11 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, (b) be deemed to have any Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to the Borrower.

“Confidential Information Memorandum”:  the Confidential Information Memorandum dated ~~February, 2014~~September, 2019 and furnished to the Lenders in connection with ~~this~~the Third Amendment Agreement.

“Consolidated Coverage Ratio”:  as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the most recent Test Date to (b) Consolidated Interest Expense for such four fiscal quarters~~; provided, that~~.

~~(1) if since the beginning of such period the Borrower or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);~~

~~(2) if since the beginning of such period the Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “~~Discharge~~”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA~~

~~and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;~~

~~(3) if since the beginning of such period the Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale;~~

~~(4) if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business in a Permitted Acquisition, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period; and~~

~~(5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.~~

~~For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings, synergies or annualized impact of buyer fee increases relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or a Responsible Officer of the Borrower.  If any Indebtedness bears a floating~~

~~rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Indebtedness).  If any Indebtedness bears, at the option of the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Borrower or such Restricted Subsidiary may designate.  If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.~~

~~“Consolidated Current Assets”:  at any date, all amounts from continuing operations (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding all Securitization Assets on the balance sheet on the last day of the fiscal year that are sold thereafter in the ordinary course of a Permitted Securitization.~~

~~“Consolidated Current Liabilities”:  at any date, all amounts from continuing operations (other than any accrued interest related to Indebtedness) that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein, excluding all accounts payable with respect to Securitization Assets on the balance sheet on the last day of the fiscal year that are sold thereafter in the ordinary course of a Permitted Securitization.~~

            “Consolidated EBITDA”:  for any period:

(a)           Consolidated Net Income for such period plus,

(b)           without duplication and to the extent reflected as a charge in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i)           the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon the income and profits of the Borrower or alternative taxes imposed as reflected in the provision for income taxes in the Borrower’s consolidated financial statements,

(ii)          interest expense, amortization or write-off of debt discount and debt issuance costs, and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),

(iii)         depreciation and amortization expense,

(iv)         amortization of intangibles (including goodwill) and organization costs,

(v)          any extraordinary, unusual or non-recurring charges, expenses or losses (whether cash or non-cash)~~,~~ (including such expenses in connection with actual or prospective litigation, legal settlements, fines, judgments or orders),

(vi)         non-cash compensation expenses from stock, options to purchase stock and stock appreciation rights issued to the management of the Borrower,

(vii)        any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any of its Restricted Subsidiaries for such period (including deferred rent but excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made,

(viii)       any impairment charges, write-off, depreciation or amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or to Statement of Financial Accounting Standards No. 142 and any other non-cash charges resulting from purchase accounting,

(ix)         proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters)),

(x)          any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Permitted Acquisition or any other Investment made in compliance with Section 8.7 or any Investment consummated prior to the Third Amendment Effective Date, which is paid or accrued during such period,

(xi)         to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance, fees, costs, expenses or reserves incurred to the extent covered by indemnification provisions in any agreement in connection with any sale of Capital Stock, Permitted Acquisition, Investment, Restricted Payment, Asset Sale, or incurrences, repayments or amendments of Indebtedness, in each case, including any such transaction consummated prior to the Third Amendment Effective Date and whether or not received so long as such Person in good faith expects to receive the same within the next four (4) fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, such proceeds shall be deducted in calculating Consolidated EBITDA for such fiscal quarters),

(xii)       pro forma cost savings, operating expense reductions, operating improvements and synergies related to, and net of the amount of actual benefits realized during such period, from Permitted Acquisitions or other permitted Investments, restructurings, cost savings initiatives or other initiatives that are reasonably identifiable, factually supportable and projected by the  Borrower in good faith to result from actions that have been taken, committed to be taken or are expected to be taken (in the good faith determination of the Borrower), in each case, within eighteen (18) months after such event; provided that the aggregate amount of addbacks made pursuant to this clause (xii) shall not exceed 20% of Consolidated EBITDA for such period (calculated prior to giving effect to any adjustments pursuant to this clause (xii)),

(xiii)      ~~(ix)~~ any reduction in revenue resulting from the purchase accounting effects of adjustments to deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of any acquisition consummated prior to the ~~Restatement~~Third Amendment Effective Date or any Permitted Acquisition,

(xiv)       ~~(x)~~ any loss realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any loss realized upon the sale or other disposition of any Capital Stock of any Person,

(xv)        ~~(xi)~~ any unrealized losses in respect of Hedge Agreements,

(xvi)       ~~(xii)~~ any unrealized foreign currency translation losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(xvii)      ~~(xiii)~~ the amount of any minority expense net of dividends and distributions paid to the holders of such minority interest,

~~(xiv)       any costs, fees and expenses associated with the consolidation of the salvage operations of the Borrower and its Restricted Subsidiaries as described in the Confidential Information Memorandum,~~

(xviii)    cash receipts not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clause (b)(vii) above for any previous period and not added back,

(xix)       ~~(xv)~~ any costs, fees and expenses associated with the cost reduction, operational restructuring and business improvement efforts of any consulting firm engaged by the Borrower or its Restricted Subsidiaries to perform such service;

(xx)        ~~(xvi)~~ the amount of any restructuring charges or reserve (including those relating to severance, relocation costs and one-time compensation charges), any charges, costs, fees and expenses realized upon the termination ~~of employees and the termination~~ or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts of the Borrower and its Restricted Subsidiaries; and

(xxi)       ~~(xvii)~~ Transaction Costs and any other costs, fees and expenses incurred in connection with and charges related to any Permitted Acquisition, Investments ~~in any Wholly-Owned Subsidiary~~, issuances or Incurrence of Indebtedness, Dispositions, issuances of Capital Stock or refinancing transactions and modifications of instruments of Indebtedness, in each case, whether or not consummated; minus

(c)           to the extent included in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i)           interest income,

(ii)          any extraordinary, unusual or non-recurring income or gains whether or not included as a separate item in the statement of Consolidated Net Income,

(iii)         all non-cash gains on the sale or disposition of any property other than inventory sold in the ordinary course of business,

(iv)        any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (b)(vii) above),

(v)          any gain realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any Capital Stock of any Person,

(vi)         any unrealized gains in respect of Hedge Agreements, and

(vii)        any unrealized foreign currency translation gains in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, all as determined on a consolidated basis; and plus

(d)           the annualized impact of buyer fee increases on any business acquired in a Permitted Acquisition.

~~For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Senior Secured Leverage Ratio or the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or designated any Restricted Subsidiary as an Unrestricted Subsidiary, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition or designation for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition or designated any Unrestricted Subsidiary as a Restricted Subsidiary, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto, as if such Material Acquisition or designation occurred on the first day of such Reference Period, and, Consolidated EBITDA may be increased by adding back any cost savings related thereto to the extent described as such in writing by the Borrower to the Administrative Agent and expected to be realized within 365 days of such Material Acquisition and all costs incurred to achieve such cost savings.  As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $5,000,000.~~

“Consolidated Interest Expense”:  for any period, (a) the total interest expense of the Borrower and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Borrower and its Restricted Subsidiaries, including any such interest expense consisting of (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been guaranteed by the Borrower or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Borrower or any Restricted Subsidiary, (iv) non-cash interest expense, (v) the interest portion of any deferred payment obligation and (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (b) preferred stock dividends paid in cash in respect of Disqualified Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary ~~and~~, minus (c) to the extent otherwise included in such interest expense referred to in clause (a) above, amortization or write-off of financing costs, in each case under clauses (a) through (c) as determined on a consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to interest rate Hedge Agreements.

~~“Consolidated Leverage Ratio”:  the ratio of (a) Consolidated Total Debt on the last day of any fiscal quarter of the Borrower to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended.~~

“Consolidated Net Income”:  for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded the income (or loss) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest recorded using the equity method, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions.

“Consolidated Net Leverage Ratio”:  the ratio of (a) Consolidated Total Debt on the last day of any fiscal quarter of the Borrower to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended.

“Consolidated Senior Secured Net Leverage Ratio”:  the ratio of (a) Consolidated Total Debt on the last day of any fiscal quarter of the Borrower, except that portion thereof consisting of Indebtedness that is not secured by a Lien on any Property of any Group Member, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended.

“Consolidated Total Assets”:  as of any date, the total assets of Borrower and ~~the~~its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Borrower as of such date.

“Consolidated Total Debt”:  at any date, (a) the aggregate amount shown or required by GAAP to be shown as a liability on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date in respect of (i) all ~~Indebtedness of the Borrower or any of its Restricted Subsidiaries then outstanding, excluding any such Indebtedness in connection with the Atlanta IRB Transaction~~obligations for borrowed money; (ii) all Capital Lease Obligations and purchase money indebtedness; (iii) any obligations evidenced by notes, bonds, debentures or other similar instruments; and (iv) all unreimbursed obligations in respect of drawn letters of credit, bank guarantees or similar instruments (provided that Consolidated Total Debt shall not include Indebtedness in respect of any letter of credit ~~or~~, bank guaranty or similar instrument, except to the extent of any unreimbursed obligations in respect of any drawn letter of credit ~~or~~, bank guaranty~~), and~~ or similar instruments) minus (b) Unrestricted Cash; provided, that, solely for purposes of calculating Consolidated Total Debt in connection with determining the Consolidated Senior Secured Net Leverage Ratio for purposes of Sections 4.17 and 8.2(~~v~~w), Unrestricted Cash that is the proceeds of the Incremental Loans ~~to be~~

Incurred under Sections 4.17 or Indebtedness Incurred pursuant to Section 8.2(~~v~~w) shall not, taken together with all such other proceeds of Incremental Loans previously deducted from Consolidated Total Debt in connection with determining the Consolidated Senior Secured Net Leverage Ratio for purposes of Sections 4.17 and 8.2(~~v~~w) in connection with the incurrence of any Incremental Loans or Incremental Commitments under ~~Sections~~Section 4.17 or Indebtedness Incurred pursuant to Section 8.2(v), exceed $125,000,000.  For the avoidance of doubt, Consolidated Total Debt shall not include any Indebtedness of a Securitization Subsidiary in connection with a Permitted Securitization.

~~“Consolidated Working Capital”:  at any date, the excess of Consolidated Current Assets on such date~~ over ~~Consolidated Current Liabilities on such date.~~

“Continuing Directors”:  the directors of the Borrower on the ~~Restatement~~Third Amendment Effective Date and each other director of the Borrower whose nomination for election to the ~~board of directors~~Board of Directors of the Borrower is approved by at least a majority of the then Continuing Directors or such other director who receives the vote of the Permitted Investors in his or her election to the ~~board of directors~~Board of Directors of the Borrower by the shareholders of the Borrower.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

~~“Control Agreement”:  with respect to any deposit account of the Borrower or any of its Restricted Subsidiaries, one or more control agreements which (a) is sufficient to establish the Administrative Agent’s control per Section 9-104 of the Uniform Commercial Code, (b) provides the Administrative Agent with a perfected, first priority security interest in all amounts from time to time on deposit in such deposit account, and (c) is otherwise in form and substance reasonably satisfactory to the Administrative Agent.~~

~~“Control Investment Affiliate”:  as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or a common controlling Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.~~

“Credit Agreement Refinancing Indebtedness”:  (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, (c) Permitted Unsecured Refinancing Debt and (d) Indebtedness Incurred or Refinancing Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Incremental Loans, Refinancing Term Loans, Refinancing Revolving Loans, outstanding Revolving Loans or (in the case of Refinancing Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments, Incremental Revolving Commitments or the Refinancing Revolving Commitments

hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided, that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Commitments, the unused portion of such Refinancing Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments or Refinancing Revolving Commitments, the amount thereof), plus accrued and unpaid interest capitalized, any premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection therewith, (ii) such Indebtedness has a later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, Incurred or obtained; provided, that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments or Refinancing Revolving Commitments (or Revolving Loans, Refinancing Revolving Loans or Swingline Loans Incurred pursuant to any Revolving Commitments or Refinancing Revolving Commitments), such Revolving Commitments or Refinancing Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, Incurred or obtained ~~and~~, (iv) such Indebtedness will have terms and conditions (other than pricing, premiums, fees, rate floors, and optional prepayment terms) that are substantially identical to (or in the case of any Credit Agreement Refinancing ~~Notes~~Indebtedness in the form of notes, are on market terms or are substantially identical to), or (taken as a whole) are no more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt (except for covenants or other provisions applicable only to the period after the Latest Maturity Date)~~.~~, and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (iv) in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

~~“Credit Facilities”:  to the extent specified by the Borrower by notice to the Administrative Agent, one or more other debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.~~

“Declined Amount”:  as defined in Section 4.2(e).

“Declining Lender”:  as defined in Section 4.2(e).

“Default”:  any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  any Lender, as determined by the Administrative Agent in its reasonable discretion, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder (unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied), (b) notified the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan or issuing a Letter of Credit, as applicable, under this Agreement cannot be satisfied) or under other agreements generally in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent and the Borrower or any Issuing Lender, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or such Issuing Lender and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of or has a parent company that has become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Discharge”:  as defined in ~~the definition of “Consolidated Coverage Ratio”~~Section 1.3(d)(ii).

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors (or equivalent governing body) of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”:  any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d) above, prior to the date that is ninety-one (91) days after the later of the Revolving Termination Date and the date final payment is due on the Term Loans.  Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case, in the ordinary course of business of the Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrower (or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Documentation Agent”: each of BMO Harris Bank, N.A., KeyBanc Capital Markets Inc., PNC Capital Markets LLC, RBC Capital Markets LLC, SunTrust Robinson Humphrey, Inc., The Huntington National Bank and Wells Fargo Securities, LLC.

“Dollars” and “$” ~~dollars~~:  denote the lawful currency of the United States of America.

“Domestic Subsidiary”:  any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Earnout Obligation”:  an obligation to pay the seller in an acquisition a future payment that is contingent upon the financial performance of the business acquired in such acquisition exceeding a specified benchmark level and that becomes payable when such excess financial performance is achieved.

“EEA Financial Institution”:  (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA

Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws”:  any and all applicable foreign, ~~Federal~~federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees~~, requirements of any Governmental Authority~~ or other Requirements of Law (including common law) regulating, relating to or imposing liability concerning protection or preservation of the environment and natural resources, including those relating to the generation, use storage, transportation, disposal, release, or threatened release of, or exposure to, Materials of Environmental Concern.

“Environmental Permits”:  any and all permits, licenses, approvals, registrations, exemptions and other authorizations issued by any Governmental Authority under any Environmental Law.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“Escrow Debt”:  Indebtedness permitted to be incurred hereunder that is incurred in connection with any transaction permitted hereunder for so long as proceeds thereof have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction.

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.~~

~~“Eurodollar Rate”:  with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Eurodollar Base Rate for such Interest Period multiplied by the Statutory Reserve Rate, provided, that (a) in the case of the Tranche B-2 Term Loans and Tranche B-3 Term Loans, “Eurodollar Rate” shall mean an interest rate per annum equal to the greater of the (x) Eurodollar Base Rate for such Interest Period multiplied by the Statutory Reserve Rate and (y) 0.75% per annum and (b) in the case of the Tranche B-4 Term Loans and Tranche B-5 Term Loans, “Eurodollar Rate” shall mean an interest rate per annum equal to the greater of the (x) Eurodollar Base Rate for such Interest Period multiplied by the Statutory Reserve Rate and (y) 0.00% per annum. The Eurodollar Rate for any Eurodollar Loan that includes the Statutory Reserve Rate as a component of the calculation will be adjusted automatically with~~

~~respect to all such Eurodollar Loan then outstanding as of the effective date of any change in the Statutory Reserve Rate.~~

“Eurodollar Base Rate”:  with respect to any Eurodollar ~~Loans~~Loan for any ~~applicable~~ Interest Period and at all times subject to Section 4.5 hereof, the LIBOR Screen Rate ~~as of~~at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period (provided, that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement); provided, further, that, if a LIBOR Screen Rate shall not be available at the applicable time for the applicable Interest Period, then the Eurodollar Base Rate for such currency and Interest Period shall be the Interpolated Rate (provided, that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement)~~; provided, further, that if the LIBOR Screen Rate shall not be available for such Interest Period with respect to such Eurodollar Loan for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Eurodollar Base Rate shall be the Reference Bank Rate for such Interest Period for such Eurodollar Loan.~~.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the Eurodollar Base Rate for such Interest Period multiplied by the Statutory Reserve Rate. The Eurodollar Rate for any Eurodollar Loan that includes the Statutory Reserve Rate as a component of the calculation will be adjusted automatically with respect to all such Eurodollar Loan then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans under a particular Facility for which the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 9~~,~~; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

~~“Excess Cash Flow”:  for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash losses by the Borrower and its Restricted Subsidiaries during such fiscal year, to the extent deducted in arriving at such Consolidated Net Income, and (v) all Reserved Funds that were not expended in such fiscal year for the purposes for which they were reserved in the immediately preceding fiscal year over (b) the sum, without duplication, of  (i) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures, Investments and Permitted Acquisitions (except from amounts~~

~~designated as Reserved Funds in the preceding fiscal year, from Indebtedness Incurred and equity contributions received or from any Reinvestment Deferred Amount), (ii) the aggregate amount of all regularly scheduled and voluntary principal payments of Funded Debt (excluding the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent such Funded Debt is being refinanced with other Funded Debt, (iii) scheduled payments of the Term Loans, the Incremental Loans made pursuant to Incremental Term Loan Commitments and the Refinancing Term Loans made during such fiscal year, (iv) increases in Consolidated Working Capital for such fiscal year, (v) the aggregate net amount of non-cash gains, non-cash income and non-cash credits accrued by the Borrower and its Restricted Subsidiaries during such fiscal year, to the extent included in arriving at such Consolidated Net Income, (vi) all amounts designated as Reserved Funds in such fiscal year and (vii) Restricted Payments made in cash pursuant to Section 8.6 that are financed with internally generated cash flows.~~

“Exchange Act”:  the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchanging Lenders”:  as defined in the Amendment and Restatement Agreement.

“Exchanging Term Lenders”:  as defined in the Amendment and Restatement Agreement.

“Excluded Indebtedness”:  all Indebtedness permitted by Section 8.2 (except the net cash proceeds of any Permitted Pari Passu Refinancing Debt, any Permitted Junior Refinancing Debt, or any other Credit Agreement Refinancing Indebtedness).

~~“~~Excluded Subsidiaries~~”:  (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary, (c) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, (d) any Securitization Subsidiary, (e) any Unrestricted Subsidiary and (f) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a guarantee of or granting Liens to secure the Obligations would be excessive in relation to the practical benefit to be afforded thereby.~~

“Excluded Redemption Obligation”:  an obligation (i) to purchase, redeem, retire or otherwise acquire for value any Capital Stock that is not, and cannot in any contingency become required to be purchased, redeemed, retired or otherwise acquired prior to the 91st day after the later of the Latest Maturity Date or (ii) an obligation of the Borrower to purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower or any Parent from present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee, or otherwise under any stock option or employee stock ownership plan approved by the ~~board of directors~~Board of Directors of the Borrower or any Parent.

“Excluded Subsidiaries”:  (a) any Immaterial Subsidiary, (b) any Foreign Subsidiary, (c) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower; provided that a Subsidiary that ceases to be a Wholly Owned Subsidiary of the Borrower solely as a result of the Capital Stock of such Subsidiary becoming owned by an Affiliate of the Borrower shall not be deemed to be an Excluded Subsidiary pursuant to this clause (c), (d) any Unrestricted Subsidiary, (e) any special purpose vehicle (or similar entity), (f) any captive insurance subsidiary (g) any not-for-profit Subsidiary, (h) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, acquired by the Borrower or a Restricted Subsidiary after the Third Amendment Effective Date that is prohibited or restricted by applicable Requirement of Law, accounting policies or by contractual obligation existing on the date such Subsidiary is so acquired (and so long as such contractual obligation was not incurred in contemplation of such acquisition) from providing a guaranty pursuant to the Amended and Restated Guarantee and Collateral Agreement, or if such guaranty would require governmental (including regulatory) or third party consent, approval, license or authorization (except to the extent that such consent, approval, license or authorization has been obtained), (i) any other Subsidiary with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a guarantee of or granting Liens to secure the Obligations would be excessive in relation to the practical benefit to be afforded thereby and (j) any Securitization Subsidiary.

“Excluded Swap Obligations”: as defined in the Amended and Restated Guarantee and Collateral Agreement.

“Excluded Taxes”:  as defined in Section 4.10(~~a~~b).

~~“Executive Order”:  as defined in Section 5.22(c)(i).~~

“Existing Credit Agreement”:  as defined in the Recitals hereto.

~~“Existing Indebtedness”:  Indebtedness and other obligations outstanding under the Existing Credit Agreement.~~

“Existing Letter of Credit”:  any “Letter of Credit” issued, extended or renewed under ~~the Existing Credit Agreement or~~ this Agreement prior to the ~~Refinancing~~Third Amendment Effective Date and scheduled in Schedule 1.1(c) in Exhibit D ~~to~~of the ~~Second~~Third Amendment Agreement.

“Existing Revolving Commitment”:  as defined in the Amendment and Restatement Agreement.

“Existing Revolving Lenders”:  as defined in the Amendment and Restatement Agreement.

“Existing Securitization”:  the securitizations pursuant to (i) the Fourth Amended and Restated Receivables Purchase Agreement, dated April 26, 2011, among AFC Funding Corporation, as seller, AFC – US, as servicer, Fairway Finance Company, LLC, Monterey Funding LLC, Salisbury Receivables Company LLC and such other entities as may become purchasers, BMO Capital Markets Corp., as initial agent, and the other parties thereto and (ii) the Receivables Purchase Agreement, dated February 8, 2010, among ~~Automotive Finance~~AFC – Canada, ~~Inc.,~~

as seller and initial servicer, the Borrower, as ~~Performance Guarantor~~performance guarantor, and BNY Trust Company of Canada, as trustee of Precision Trust.

“Existing Term Lenders”:  each Term Lender under and as defined in the Existing Credit Agreement.

“Existing Term Loans”:  as defined in the Amendment and Restatement Agreement.

“Extended Loans”:  as defined in Section 4.18(a).

“Extended Tranche”:  as defined in Section 4.18(a).

“Extending Lender”:  as defined in Section 4.18(b).

~~“Extending Term Lender”:  as defined in the Amendment and Restatement Agreement.~~

~~“Extending Revolving Lender”:  as defined in Section 4.18(b).~~

“Extension Amendment”:  as defined in Section 4.18(c).

“Extension Date”:  as defined in Section 4.18(d).

“Extension Election”:  as defined in Section 4.18(b).

“Extension Request”:  as defined in Section 4.18(a).

“Facility”:  each of (a) (~~v~~i) the Tranche B-1 Term Loans (“Tranche B-1 Term Facility”), (~~w~~ii) the Tranche B-2 Term Loans (“Tranche B-2 Term Facility”), (~~x~~iii) the Tranche B-3 Term Loans (“Tranche B-3 Term Facility”), (~~y~~iv) the Tranche B-4 Term Loans (“Tranche B-4 Term Facility”) ~~and~~, (~~z~~v) the Tranche B-5 Term Loans (“Tranche B-5 Term Facility”) and (vi) the Tranche B-6 Term Loans (“Tranche B-6 Term Facility” and, together with the Tranche B-1 Term Facility, Tranche B-2 Term Facility, Tranche B-3 Term Facility ~~and~~, Tranche B-4 Term Facility and Tranche B-5 Term Facility, the “Term Facilities”) and (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility” and, together with the Term Facilities, the “Facilities”).

“FATCA”:  Sections 1471 through 1474 of the Code, effective as of the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”:  for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“First Amendment Agreement”:  that certain Incremental Commitment Agreement and First Amendment, dated as of March 9, 2016, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date”:  as defined in the First Amendment Agreement.

“First Amendment Effective Date Amendments”:  as defined in the First Amendment Agreement.

“First Tier Foreign Subsidiary”:  each Foreign Subsidiary with respect to which ~~any one or more of~~the Borrower ~~and the domestic Restricted~~or any of its Domestic Subsidiaries directly owns or controls all of such Foreign Subsidiary’s issued and outstanding Capital Stock.

“Fitch”:  Fitch Ratings, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Fixed Amount”: as defined in Section 1.3(c).

“Fixed Incremental Amount”:  ~~$300,000,000~~as defined in the definition of “Incremental Amount”.

“Fixed Restricted Payment Basket Amount”:  $225,000,000 in each fiscal year.

“Flood Insurance Laws~~"~~”:  collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto,  (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto  and (iv) the  Flood Insurance Reform Act of 2004 and the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing  or interpreting any of the foregoing, as amended or modified from time to time.

“Foreign Subsidiary”:  any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary or that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco”:  any Domestic Subsidiary that (a) has no material assets other than equity (or equity and other securities) of one or more Foreign Subsidiaries and other assets relating to the ownership interest in any such securities and (b) has no Guarantee Obligations in respect of any Indebtedness of the Borrower or any Domestic Subsidiary.

“Former Properties”:  as defined in Section 5.17(d).

~~“Funded Debt”:  as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from~~

~~such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.~~

“Funding Office”:  the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time ~~except that for purposes of Section 8.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 5.1~~.  In the event that any Accounting Change ~~(as defined below)~~ shall occur and such change would otherwise result in a change in the method of calculation of financial covenants, standards or terms in this Agreement or if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Third Amendment Effective Date in GAAP regardless of whether any such notice is given before or after any Accounting Change or in the application thereof, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.  Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”:  the collective reference to the Borrower and its Restricted Subsidiaries.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation which (in the case of either clause (a) or clause (b)), guarantees or has the effect of guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or product warranties in effect on the Third Amendment Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Agreements”:  any interest rate protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedge Termination Value”: in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) have been determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“~~Immaterial Subsidiary”:  any Restricted Subsidiary that is not a Material Subsidiary~~IBA”:  as defined in Section 1.5.

“Immaterial Subsidiary”:  any Restricted Subsidiary that is not a Material Subsidiary; provided that all Immaterial Subsidiaries, in the aggregate, shall not (a) contribute greater than five percent (5%) of the Borrower’s Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1 or (b) contribute greater than five percent (5%)

of the Borrower’s Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.

“Impacted Interest Period”:  means, with respect to a LIBOR Screen Rate, an Interest Period which shall not be available at the applicable time.

“Incremental Amount”: at any time, an amount not to exceed:

(a)           the greater of (i) $500,000,000 and (ii) 100% of Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1; plus

(b)           the aggregate principal amount of the sum of (i) voluntary prepayments of Term Loans and Incremental Equivalent Debt and/or permanent reductions of the Revolving Commitments or commitments in respect of any Incremental Equivalent Debt and (ii) the consideration paid in connection with any purchases of any Loans outstanding hereunder pursuant to Section 4.13(b) or Section 11.6(g) by an Affiliated Lender from time to time, except, in each case, to the extent (x) such prepayments were funded with the proceeds of long-term Indebtedness (other than revolving credit facilities) or (y) such Term Loans or Incremental Equivalent Debt were incurred pursuant to the Ratio Incremental Amount (together with clause (a) above, the “Fixed Incremental Amount”, which shall be reduced by previously used amounts of the Fixed Incremental Amount for Incremental Facilities and Incremental Equivalent Debt); plus

(c)           an unlimited amount if, after giving effect to the incurrence of any Incremental Facilities or Incremental Equivalent Debt (assuming for this purpose that the Incremental Revolving Commitments being Incurred at the time of such calculation are fully drawn and assuming for this purpose that any unsecured Indebtedness incurred under the Ratio Incremental Amount or pursuant to Section 8.2(s) are deemed to be secured ratably with the Facilities for purposes of calculating the Consolidated Senior Secured Net Leverage Ratio), the Consolidated Senior Secured Net Leverage Ratio is less than or equal to 3.00:1.00 (the “Ratio Incremental Amount”); provided that for purposes of this clause (c), if the proceeds of the relevant Incremental Facility or Incremental Equivalent Debt will be applied to finance a Limited Condition Acquisition, the Ratio Incremental Amount will be determined in accordance with Section 1.3. It is understood and agreed that if the applicable incurrence test is satisfied on a pro forma basis after giving effect to any Incremental Facility or Incremental Equivalent Debt in lieu thereof, such Incremental Facility or Incremental Equivalent Debt, as applicable, may be incurred under the Ratio Incremental Amount regardless of whether there is capacity under the Fixed Incremental Amount.

“Incremental Amendments”:  as defined in the First Amendment Agreement.

“Incremental Commitment Agreement”:  an agreement delivered by an Incremental Lender, in form and substance reasonably satisfactory to the Administrative Agent and accepted by the ~~Loan Parties~~Borrower, by which an Incremental Lender confirms its Incremental Commitment in accordance with the terms of Section 4.17.

“Incremental Commitments”:  as defined in Section 4.17(a).

“Incremental Effective Date”:  as defined in the First Amendment Agreement.

“Incremental Effective Date Revolving Lender”:  as defined in the First Amendment Agreement.

“Incremental Effective Date Transactions”:  as defined in the recitals hereto.

“Incremental Equivalent Debt”:  as defined in Section 8.2(w).

“Incremental Facilities”:  as defined in Section 4.17(a).

“Incremental Lender”:  a Lender, Approved Fund or other Person that provides an Incremental Commitment.

“Incremental Loans”:  as defined in Section 4.17(~~c~~a).

“Incremental Revolving Commitments”:  as defined in Section 4.17(a).

“Incremental Revolving Facility”:  as defined in Section 4.17(a).

“Incremental Revolving Facility Lender”:  with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans”:  as defined in Section 4.17(a).

“Incremental Term Facility”:  as defined in Section 4.17(a).

“Incremental Term Loan Commitments”:  as defined in Section 4.17(a).

“Incremental Term Loans”: as defined in Section 4.17(c).

“Incremental Tranche B-3 Term Lender”:  as defined in the First Amendment Agreement.

“Incur”:  issue, assume, enter into any Guarantee Obligation in respect of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.  The accrual of interest or dividends, the accretion of accreted value, the accretion of amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness.  Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Incurrence-Based Amount”:  as defined in Section 1.3(c).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables Incurred in the ordinary course of such Person’s business and Earnout Obligations), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, in each case, that have not been repaid, defeased or otherwise terminated, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (~~even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property~~excluding trade accounts payable incurred in the ordinary course of business), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit or similar arrangements, (g) all ~~obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, except an Excluded Redemption Obligation, (h) all~~ Guarantee Obligations of such Person in respect of obligations of others of the kind referred to in clauses (a) through (~~g~~f) above, (~~i~~h) all obligations of the kind referred to in clauses (a) through (~~h~~g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, that the amount of such Indebtedness shall be limited to the lesser of such obligation and the value of the property subject to such Lien if such Person has not assumed or become liable for the payment of such obligation, (~~j~~i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of Disqualified Capital Stock of such Person, and (~~k~~j) for the purposes of Sections 8.2 and 9(e) only, all obligations of such Person in respect of Hedge Agreements, but in each case in the above clauses excluding obligations under operating leases, Escrow Debt and obligations under employment contracts entered into in the ordinary course of business.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.  The amount of the obligations of the Borrower or any Subsidiary in respect of any Hedge Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedge Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

“Indemnified Liabilities”:  as defined in Section 11.5.

“Indemnitee”:  as defined in Section 11.5.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  the collective reference to all rights and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and technology, know-how, trade secrets and proprietary information of any type, domain names and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”:  ~~the~~each Intellectual Property Security Agreement to be executed and delivered by each applicable Loan Party in accordance with Section 5.9 of the Amended and Restated Guarantee and Collateral Agreement.

“Intercreditor Agreement”:  an intercreditor agreement substantially in the form of Exhibit K-1 hereto or such other form that is reasonably acceptable to the Administrative Agent.

“Interest Payment Date”:  (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or, if available to all Lenders under the relevant Facility, ~~twelve~~12 months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six or, if available to all Lenders under the relevant Facility, ~~twelve~~12 months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 1:00 p.m., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)           if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)          the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans, as applicable;

(iii)         any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)         the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Interpolated  Rate”:  at any time, for any Interest Period, the rate per annum (rounded to the same number of  decimal places as the LIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBOR Screen Rate (for the longest period for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London time, on the Quotation Day for such Interest Period.  When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of ~~paragraph~~clause (a) above shall be deemed to be the overnight screen rate where ~~"~~“overnight screen rate~~"~~” means, the overnight rate for such currency determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investments”:  as defined in Section 8.7.

“Issuing Lender”:  as the context may require, (a) each Lender listed in Schedule EC in Exhibit C of the ~~Second~~Third Amendment Agreement, acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (c) any other Lender that may become an Issuing Lender pursuant to Section 3.7(c), with respect to Letters of Credit issued by such Lender.  Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Joint Bookrunner”:  ~~(i) prior to the Incremental Effective Date, each of J.P. Morgan Securities LLC, Barclays Bank PLC, Fifth Third Bank, Goldman Sachs Lending Partners LLC, Deutsche Bank Securities Inc. and CS Securities (USA) LLC, each in its capacity as a joint bookrunner of the Facilities hereunder, (ii) after the Incremental Effective Date and prior to the Refinancing~~after the Third Amendment Effective Date, each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, Barclays Bank PLC, Credit Suisse Loan Funding LLC, Fifth Third Bank~~, Goldman Sachs Lending Partners LLC,~~ and U.S. Bank National Association ~~and CS Securities (USA) LLC, each in its capacity as a joint bookrunner under the First Amendment Agreement and (iii) after the Refinancing Effective Date, each of JPMorgan Chase Bank, N.A., Barclays Bank PLC, Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or such other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially~~

~~all of Bank of America’s Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Credit Suisse Securities (USA) LLC, U.S. Bank National Association, Fifth Third Bank and Sumitomo Mitsui Banking Corporation.~~.

“Junior Debt”:  as defined in Section 8.8.

~~“Latest Maturity Date”:  as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any Refinancing Revolving Loan or any Refinancing Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.~~

“L/C Commitment”:  as to each Issuing Lender, the amount listed next to its name in Schedule EC in Exhibit C of the ~~First~~Third Amendment Agreement, as the same may be reduced or increased from time to time in accordance herewith.

“L/C Fee Payment Date”:  the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11.  The L/C Obligations as to any Revolving Lender shall be such Lender’s Revolving Percentage of the L/C Obligations then outstanding.

“L/C Participants”:  the collective reference to all the Revolving Lenders (other than the Issuing Lenders in their capacities as such).

~~“L/C Subcommitment Amount”:  $75,000,000.~~

“Latest Maturity Date”:  as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any Refinancing Revolving Loan or any Refinancing Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“Lead Arranger”:  ~~(i) prior to the Incremental Effective Date, J.P. Morgan Securities LLC and (ii) after the Incremental Effective Date,~~ JPMorgan Chase Bank, N.A.

~~“Leasehold Cost Overruns”:  cost funded by the Borrower or one of its Restricted Subsidiaries in connection with leasehold improvements financed by a lessor of any premises leased by the Borrower or one of its Restricted Subsidiaries.~~

“Lender Vote/Directive”:  as defined in Section 11.21.

“Lender Consent”:  as defined in the Amendment and Restatement Agreement.

“Lenders”:  as defined in the preamble hereto (including for the avoidance of doubt, the New Term Lenders, the Incremental Tranche B-3 Term Lenders, the Refinancing Tranche B-4 Term Lenders, the Refinancing Tranche B-5 Term Lenders, the Tranche B-6 Term Lenders, the Incremental Effective Date Revolving Lenders, the Refinancing Effective Date Revolving Lenders, the Third Amendment Effective Date Revolving Lenders and any Issuing Lender); provided~~,~~. that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”:  as defined in Section 3.7(a).

“LIBOR Screen Rate”:  for any day and time, with respect to any Eurodollar Loan for any applicable currency and for any Interest Period, the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on ~~either of such~~a Reuters ~~pages~~page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate ~~as shall be~~from time to time as selected by the Administrative Agent ~~from time to time~~ in its reasonable discretion) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if ~~any~~the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”:  any Permitted Acquisition or other permitted Investment that is not conditioned upon receipt of financing.

“Loan”:  any loan made by any Lender pursuant to this Agreement, including, for the avoidance of doubt, (a) any reference to Tranche B-1 Term Loans and Tranche B-2 Term Loans after giving effect to the Restatement Effective Date Transactions, (b) any reference to Tranche B-3 Term Loans and Revolving Loans after giving effect to the Incremental Effective Date Transactions ~~and~~, (c) any reference to Tranche B-4 Term Loans, Tranche B-5 Term Loans and Revolving Loans after giving effect to the Refinancing Effective Date Transactions and (d) any reference to Tranche B-6 Term Loans and Revolving Loans after giving effect to the Third Amendment Effective Date Transactions.

“Loan Documents”:  this Agreement, the Amendment and Restatement Agreement, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement, the Security Documents, the Notes, each other agreement and each other material certificate or document executed by any ~~Group Member~~Loan Party and delivered to ~~any~~the Administrative Agent or any Lender pursuant to this Agreement, the First Amendment

Agreement, the Second Amendment Agreement, the Third Amendment Agreement or any Security Document.

“Loan Parties”:  ~~each Group Member that is a party to a Loan Document~~the collective reference to the Borrower and the Subsidiary Guarantors.

“Majority Facility Lenders”:  with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B-1 Term Facility, Tranche B-2 Term Facility, Tranche B-3 Term Facility, Tranche B-4 Term Facility, Tranche B-5 Term Facility, the Tranche B-6 Term Facility or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).  The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Majority Facility Lenders with respect to any Facility at any time.  The Loans and Commitments of any Affiliated Lender shall, for purposes of this definition, be subject to Section 11.21.

“Management Advances”:  promissory notes issued on an unsecured basis by the Borrower to a Management Investor in accordance with the Management Stock Agreements to fund all or a portion of the purchase price paid in connection with the repurchase by the Borrower of its Capital Stock from such Management Investor, if such repurchase is occasioned by the death, disability, or retirement of such Management Investor.

“Management Investors”:  present or former officers, employees or directors of a Group Member who beneficially own outstanding capital stock of the Borrower.

“Management Stock Agreements”:  any subscription agreement or stockholders agreement between the Borrower and any Management Investor.

“Material Adverse Effect”:  a material adverse effect on (a) the business, assets, property, financial condition or results of operations of the Group Members, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the ~~Agents~~Administrative Agent or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary”:  each Domestic Subsidiary ~~(i) which, as of the most recent fiscal quarter of the Borrower~~which, for the most recently ended period of four consecutive fiscal quarters ~~then ended,~~ for which financial statements have been delivered pursuant to Section 7.1, contributed greater than two and a half percent (2.5%) of the Borrower’s (i) Consolidated EBITDA for such period or (ii) ~~which contributed greater than two and a half percent (2.5%) of the Borrower’s~~ Consolidated Total Assets as of the end of such ~~date~~period.

“Material Foreign Subsidiary”:  each Foreign Subsidiary ~~(i) which, as of the most recent fiscal quarter of the Borrower~~which, for the most recently ended period of four consecutive fiscal quarters ~~then ended,~~ for which financial statements have been delivered pursuant to Section 7.1, contributed greater than two and a half percent (2.5%) of the Borrower’s (i) Consolidated EBITDA for such period or (ii) ~~which contributed greater than two and a half percent (2.5%) of the Borrower’s~~ Consolidated Total Assets as of the end of such ~~date~~period.

“Material Subsidiary”:  each Material Domestic Subsidiary and each Material Foreign Subsidiary.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any substances, materials or wastes, defined, listed or regulated as hazardous or toxic under any Environmental Law, including polychlorinated biphenyls,       urea-formaldehyde       insulation,        asbestos,        pollutants,        contaminants, ~~radioactivity~~radioactive materials, and any other substances that are regulated pursuant to or could give rise to liability under any Environmental Law.

“Modification”:  a mortgage modification or new Mortgage in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent.

“Moody’s”:  Moody’s Investors Service, Inc. and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Mortgaged Properties”:  the owned real properties listed on Schedule F ~~to the Second~~1.1(a) in Exhibit D of the Third Amendment Agreement, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages”:  each of the mortgages, deeds to secure debts and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as (a) shall be advisable under the law of the jurisdiction in which such mortgage, deed to secure debt or deed of trust is to be recorded and (b) do not have a significant adverse economic effect on any Loan Party), as amended, restated, modified, supplemented or extended from time to time.

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”:  (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received, and Cash Equivalents at their maturity) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable fees and expenses actually incurred in connection therewith and net of taxes paid, payable or reasonably estimated to be payable as a result thereof  and (b) in connection with any issuance or sale of Capital Stock or any Incurrence of Indebtedness, the cash proceeds received from such issuance or Incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable fees and expenses actually incurred in connection therewith; provided, that amounts provided as a reserve, in accordance with GAAP, against any liability under any indemnification obligations or purchase price adjustment associated with any of the foregoing shall not constitute Net Cash Proceeds except to the extent and at the time any such amounts are released from such reserve.

“New Term Lenders”:  as defined in the Amendment and Restatement Agreement.

“New Term Loans”:  as defined in the Amendment and Restatement Agreement.

“Non-Consenting Lender”:  as defined in Section 4.13(a).

“Non-Defaulting Lender”:  any Lender other than a Defaulting Lender.

“Non-Excluded Taxes”:  as defined in Section 4.10(~~a~~b).

“Non-Extending Lender”:  as defined in Section 4.18(~~d~~e).

“Non-public Information”:  information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD of the Securities Act ~~1933, as amended~~.

“Non-U.S. Lender”:  as defined in Section 4.10(~~d~~e).

“Notes”:  the collective reference to any promissory note evidencing Loans.

“NYFRB”:  the Federal Reserve Bank of New York.

“NYFRB Rate”:  for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower or any ~~Restricted~~ Subsidiary (solely with respect to any Specified Hedge Agreement or Specified Cash Management Arrangement) to ~~any~~the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements or Specified Cash Management Arrangements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Arrangements or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, overdraft charges (including all reasonable fees, charges and disbursements of counsel to ~~any~~the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any ~~Restricted~~ Subsidiary under any Specified Hedge Agreement or Specified Cash Management Arrangement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or the Borrower or the Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or Specified Cash Management Arrangements.  Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

~~“OID”:  as defined in Section 4.17(c).~~

“Organizational Documents”:  as to any Person, its certificate or articles of incorporation and by‑laws if a corporation, its partnership agreement if a partnership, its limited liability company agreement if a limited liability company, or other organizational or governing documents of such Person.

“Other Applicable Indebtedness”:  Indebtedness permitted hereunder that is secured on a pari passu basis with the Obligations.

“Other Representatives”:  the Lead Arranger ~~and~~, the Joint Bookrunners and the Documentation Agents.

“Other Taxes”:  any and all present or future stamp, court or documentary, intangible, recording or filing taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except for any such Taxes described in clause (i) of the definition of Excluded Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate”:  for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent”: ~~KAR Holdings II, LLC, a Delaware limited liability company or any other~~any Person of which the Borrower at any time is or becomes a Subsidiary after the ~~Restatement~~Third Amendment Effective Date.

“Pari Debt Intercreditor Agreement”:  an intercreditor agreement substantially in the form of Exhibit K-2 hereto or such other form that is reasonably acceptable to the Administrative Agent.

“Participant”:  as defined in Section 11.6(c)(i).

“Participant Register”:  as defined in Section 11.6(c)(iii).

“Patriot Act”:  as defined in Section 11.18.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Acquisition”:  any acquisition by purchase or otherwise of all or substantially all of the business, assets or at least a majority of the Capital Stock (other than directors’ qualifying shares) of any Person or a business unit of a Person so long as, subject to Section 1.3, (a) no Event of Default has occurred and is continuing at the time such acquisition is made and no Event of Default would result from the completion of such acquisition, (b) on a pro forma basis after giving effect to such acquisition, all related transactions (including the Incurrence and use of proceeds of all Indebtedness Incurred in connection therewith) and all other acquisitions and dispositions and related transactions at any time completed as if completed on the first day of the ~~twelve~~12-month period ending on the most recent Test Date,  (i) the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1~~, as originally in effect or amended in accordance with the date hereof,~~ was required on the Test Date) and (ii) the Consolidated Net Leverage Ratio on the Test Date would not have exceeded 6.0 ~~to 1.0~~0:1.00 and (c) if the aggregate consideration for such acquisition is more than $25,000,000, the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer demonstrating in reasonable detail that the pro forma tests in clause (b) above are satisfied.

“Permitted Encumbrances”:  has the meaning specified in the Mortgages.

~~“Permitted Exchange”:  an exchange of real property of the Borrower or any Restricted Subsidiary (other than Equity Interests or other Investments) which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of real property by the Borrower or any Restricted Subsidiary (other than Equity Interests or other Investments) for real property (other than Equity Interests or other Investments) of another person; provided that (a) such real property is useful to the business of Borrower or such Restricted Subsidiary, (b) Borrower or such Restricted Subsidiary shall receive reasonably equivalent value for such real property and (c) such assets will be received by the Borrower or such Subsidiary substantially concurrently with its delivery of assets to be exchanged.~~

“Permitted Foreign Entities”:  any First Tier Foreign Subsidiary which is a Restricted Subsidiary.

“Permitted Foreign Investment”:  an Investment made by the Borrower or another Loan Party to any Permitted Foreign Entity or any other ~~Wholly-Owned~~Wholly Owned Foreign Subsidiary after the Restatement Effective Date; provided that, the proceeds of such Investment are used by such Permitted Foreign Entity or ~~Wholly-Owned~~Wholly Owned Foreign Subsidiary, as applicable, solely to directly, or indirectly through any Foreign Subsidiary of such Permitted Foreign Entity or ~~Wholly-Owned~~Wholly Owned Foreign Subsidiary, finance a Permitted Acquisition.

“Permitted Investors”:  collectively, any Management Investors and all of their respective Permitted Transferees.

“Permitted Junior Refinancing Debt”:  secured Indebtedness Incurred by the Borrower or any other Loan Party in the form of one or more series of ~~second~~junior lien secured notes or junior lien loans; provided, that (i) such Indebtedness is secured by the Collateral on a ~~second lien, subordinated~~junior priority basis to the Obligations hereunder and the obligations in respect of any Permitted Pari Passu Refinancing Debt and is not  secured by any property or assets of the Borrower or any Restricted Subsidiary of the Borrower other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Loans, Refinancing Term Loans, outstanding Revolving Loans or outstanding Refinancing Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is the Latest Maturity Date at the time such Indebtedness is Incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, ~~and~~ (vi) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement or, if an Intercreditor Agreement has previously been entered into in connection with any other Permitted Pari Passu Refinancing Debt, execute a joinder to the then existing Intercreditor Agreement in substantially the form provided in the Intercreditor Agreement and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.  Permitted Junior Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens”:  any Liens permitted by Section 8.3.

“Permitted Pari Passu Refinancing Debt”:  any secured Indebtedness Incurred by the Borrower or any other Loan Party in the form of one or more series of senior secured notes; provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations hereunder and is not secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Loans, Refinancing Term Loans, outstanding Revolving Loans or outstanding Refinancing Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is the Latest Maturity Date at the time such Indebtedness is Incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any

Restricted Subsidiaries other than the Subsidiary Guarantors ~~and~~, (vi) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement or, if an Intercreditor Agreement has previously been entered into in connection with any other Permitted Pari Passu Refinancing Debt, execute a joinder to the then existing Intercreditor Agreement in substantially the form provided in the Intercreditor Agreement and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.  Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing”:  with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended and (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole.

“Permitted Securitization”:  the Existing Securitization or any other Securitization that complies with the following criteria:  (a) the cash portion of the initial purchase price paid by the Securitization Subsidiary at closing for the Securitization Assets is at least 70% of the book value of the Securitization Assets at such time and (b) the Seller’s Retained Interest and all proceeds thereof shall constitute Collateral hereunder if the seller is a Loan Party and in such event all necessary steps to perfect a security interest in such Seller’s Retained Interest by the Administrative Agent are taken by the Group Members.

“Permitted Transferees”:  in the case of any Management Investors, (i) his or her heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor, as the case may be, and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

“Permitted Unsecured Refinancing Debt”:  unsecured Indebtedness Incurred by the Borrower or any Subsidiary Guarantor in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Loans, Refinancing Term Loans, outstanding Revolving Loans or outstanding Refinancing Revolving Loans, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is the Latest Maturity Date at the time such Indebtedness is Incurred, (iii) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors ~~and~~, (iv) such Indebtedness is not secured by any Lien on any property or assets of Borrower or any Restricted Subsidiary and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such bridge or other interim credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provision.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee pension benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”:  as defined in Section 7.2(f).

“Pledged Notes”:  as defined in the Amended and Restated Guarantee and Collateral Agreement.

“Pledged Stock”:  as defined in the Amended and Restated Guarantee and Collateral Agreement.

“Pricing Grid”:  (a)  with respect to Revolving Loans and Swingline Loans:

Category	Consolidated Senior Secured Net Leverage Ratio	Applicable Margin for Base Rate ~~Revolving Loans and Swingline~~ Loans	Applicable Margin for Eurodollar ~~Rate Revolving~~ Loans
1	> 2.75:1.00	1.25%	2.25%
2	< 2.75:1.00 and > 2.00:1.00	1.00%	2.00%
3	< 2.00:1.00	0.75%	1.75%

(b)          ~~with respect to the Tranche B-1 Term Loans, the Applicable Margin for Eurodollar Rate Term Loans shall be 2.50% and the Applicable Margin for Base Rate Term Loans shall be 1.50%.~~

~~(c) with respect to the Tranche B-2 Term Loans, the Applicable Margin for Eurodollar Rate Term Loans shall be 3.1875% and the Applicable Margin for Base Rate Term Loans shall be 2.1875%.~~

~~(d) with respect to the Tranche B-3 Term Loans, the Applicable Margin for Eurodollar Rate Term Loans shall be 3.50% and the Applicable Margin for Base Rate Term Loans shall be 2.50%.~~

~~(e)~~ with respect to ~~the~~ Tranche B-~~4~~6 Term Loans, the Applicable Margin for Eurodollar ~~Rate Term~~ Loans shall be 2.25% and the Applicable Margin for Base Rate Loans shall be 1.25%~~.~~; and

~~(f) with respect to the Tranche B-5 Term Loans, the Applicable Margin for Eurodollar Rate Term Loans shall be 2.50% and the Applicable Margin for Base Rate Loans shall be 1.50%.~~

(c)           ~~(g)~~ the Commitment Fee Rate will be determined as set forth in the definition of “Commitment Fee Rate”, by reference to the following:

Category	Consolidated Senior Secured Net Leverage Ratio	Commitment Fee Rate
1	> 2.75:1.00	0.35%
2	< 2.75:1.00 and > 2.00:1.00	0.30%
3	< 2.00:1.00	0.25%

“Prime Rate”:  the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

“Projections”:  as defined in Section 7.2(b).

“Properties”:  as defined in Section 5.17(a).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“PTE”:  a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PTO”:  as defined in Section 5.19(c).

“Qualified Counterparty”:  with respect to any Specified Hedge Agreement or Specified Cash Management Arrangement, any counterparty thereto that, (i) at or before the time such Specified Hedge Agreement or Specified Cash Management Arrangement was entered into or (ii) on or after the Restatement Effective Date, was a Lender or the Administrative Agent or an affiliate of a Lender.

“Quotation Day”:  with respect to any Eurodollar Loan for any Interest Period, two Business Days prior to the commencement of such Interest ~~period the Business Day~~Period (unless, in each case, market practice differs in the relevant market where the Eurodollar Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Ratio Incremental Amount”: as defined in the definition of “Incremental Amount.”

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member, other than (x) any such settlement or payment arising by reason of any loss of revenues or interruption of business or operations caused thereby and (y) any such settlement or payment constituting reimbursement or compensation for amounts previously paid by any Group Member in respect of the theft, loss, destruction, damage or other similar event relating to any such claim or proceeding.

~~“Reference Banks”:  in relation to the Eurodollar Rate, the principal London offices of up to 3 certain financial institutions to be mutually agreed by the Administrative Agent and the Borrower.~~

~~“Reference Bank Rate”:  the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of 11:00 a.m. London time on the Quotation Day for Loans in Dollars and the applicable Interest Period; provided, that, if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Refinanced Debt”:  as defined in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing 2017 Amendments”:  as defined in the Second Amendment Agreement.

“Refinancing Amendment”:  an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being Incurred pursuant thereto, in accordance with Section 4.19.

“Refinancing Effective Date”:  as defined in the Second Amendment Agreement.

“Refinancing Effective Date Revolving Lenders”:     as defined in the Second Amendment Agreement.

“Refinancing Effective Date Transactions”: as defined in the recitals hereto.

“Refinancing Revolving Commitments”:  ~~one or more tranches of~~the revolving credit commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans”:  the Revolving Loans made pursuant to any Refinancing Revolving Commitment.

“Refinancing Term Commitments”:  one or more Tranches of term ~~loans~~loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans”:  one or more Tranches of Term Loans that result from a Refinancing Amendment.

“Refinancing Tranche B-4 Term Lender”: as defined in the Second Amendment Agreement.

“Refinancing Tranche B-5 Term Lender”: as defined in the Second Amendment Agreement.

“Register”:  as defined in Section 11.6(b)(iv).

“Registered Equivalent Notes”:  with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act ~~of 1933~~, substantially identical notes (having the same Guarantee Obligation) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation T”:  Regulation T of the Board as in effect from time to time.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Regulation X”:  Regulation X of the Board as in effect from time to time.

“Reimbursement Obligation”:  the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, an amount equal to the aggregate Net Cash Proceeds received by any Group Member in connection therewith that ~~are not~~would have otherwise been required to be applied to prepay the Term Loans ~~or reduce the Revolving Commitments~~ pursuant to Section 4.2 ~~as a result of~~(b)(i) but for the delivery of ~~a~~the Reinvestment Notice.

“Reinvestment Event”:  any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends to use an amount equal to all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire, improve or repair fixed or capital assets useful in its business, or to complete a Permitted Acquisition.

“Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, improve or repair fixed or capital assets useful in the Borrower’s business, to acquire a brand or trademark and related assets or to complete a Permitted Acquisition.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event the date occurring eighteen (18) months after the receipt by the Borrower of proceeds relating to such Reinvestment Event (or the 180th day thereafter if the Borrower or any of its Restricted Subsidiaries has entered into a legally binding commitment to apply such proceeds in accordance with the applicable Reinvestment Notice).

“Related Persons”:  with respect to any specified Person, such Person’s Affiliates and the respective officers, directors, employees, attorneys, agents and advisors of such Person and such Person’s Affiliates.

~~“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.~~

“Reportable Event”:  any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice ~~period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043~~requirement is waived by regulation in effect as of the date hereof.

“Repricing Transaction”:  ~~as defined in Section 4.1(c).~~(i) prepayment or refinancing of all or a portion of the Term Loans concurrently with the Incurrence by the Borrower of any long-term bank debt financing or any other financing similar to the Term Loans having a lower All-In Yield than the All-In Yield applicable to the Term Loans and (ii) any amendment which reduces the All-In-Yield applicable to the Term Loans; provided that “Repricing Transaction” shall not include (x) any Transformative Acquisition or (y) a transaction that results in a Change of Control.

“Required Lenders”:  at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding.  The Loans and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.  The Loans and Commitments of any Affiliated Lender shall, for purposes of this definition, be subject to Section 11.21.

“Requirement of Law”:  as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

~~“Reserved Funds”:  for any fiscal year of the Borrower, amounts committed to be paid but not expended in such fiscal year on account of Capital Expenditures, Investments and Permitted Acquisitions if the Borrower or any of its Restricted Subsidiaries has entered into a legally binding commitment to complete such project within 180 days following such fiscal year.~~

“Responsible Officer”:  with respect to any Person, the chief executive officer, president ~~or~~, vice president, chief financial officer ~~of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.~~, corporate secretary or assistant secretary, manager, director or duly appointed attorney-in-fact or similar Person or any other person designated by the board of directors or managing officers or other appropriate governing body of such Person, as applicable, in a resolution.

“Restatement Effective Date”:  March 11, 2014.

“Restatement Effective Date Transactions”:  as defined in the recitals hereto.

“Restricted Payments”:  as defined in Section 8.6.

“Restricted Subsidiary”:  any Subsidiary of the Borrower other than an Unrestricted Subsidiary.  The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately prior and immediately after giving effect to such designation (x) the Borrower ~~is~~ would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1 was required on the Test Date) on a pro forma basis after giving effect to such designation and all related transactions at any time completed as if completed on the first day of the ~~twelve~~12-month period ending on the most recent Test Date~~,  the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1, as originally in effect or amended in accordance with the date hereof, was required on the Test Date)~~ and (y) no Default or Event of Default ~~has~~shall have occurred and ~~is~~be continuing.  Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Borrower’s Board of Directors giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed~~,~~ (a) in the case of Lenders party hereto as of the ~~Restatement~~Third Amendment Effective Date~~, the Incremental Effective Date or the Refinancing Effective Date, as applicable~~, such Lender’s Revolving Commitment Allocation and (b) in the case of Lenders that become parties hereto after ~~such date~~the Third Amendment Effective Date, the amount set forth in the Assignment and Assumption by which such Lender became a party hereto, in each case, as the same may be changed from time to time pursuant to the terms hereof.  The ~~original~~ amount of the Total Revolving Commitments ~~(i)~~ as of the ~~Restatement~~Third Amendment Effective Date is $~~250,000,000, (ii) as of the Incremental Effective Date is $300,000,000 and (iii) as of the Refinancing Effective Date is $350,000,000, as may be subsequently increased by any Incremental Revolving Commitment~~325,000,000.

“Revolving Commitment Allocation”:  ~~(i)~~ as of the ~~Restatement Effective Date, the Revolving Commitments of each Lender as set forth on Schedule 1.1(f) hereto, (ii) as of the Incremental~~Third Amendment Effective Date, the Revolving Commitments of each Lender as set forth in Schedule B ~~of the First Amendment Agreement and (iii) as of the Refinancing Effective Date, the Revolving Commitments of each Lender as set forth in Schedule C of the Second~~in Exhibit C of the Third Amendment Agreement.

“Revolving Commitment Period”:  the period from and including the Restatement Effective Date up to but excluding the Business Day preceding the Revolving Termination Date.

“Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”:  as defined in the definition of “Facility”.

“Revolving Lender”:  each Lender that has a Revolving Commitment or that holds Revolving Loans (including, for the avoidance of doubt, each ~~Refinancing~~Third Amendment Effective Date Revolving Lender).

“Revolving Loan Joinder”:  as defined in the Amendment and Restatement Agreement.

“Revolving Loans”:  as defined in Section 3.1(~~c~~b).

“Revolving Percentage”:  as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

“Revolving Termination Date”:  the earlier of (a) the fifth anniversary of the ~~Incremental~~Third Amendment Effective Date and (b) the date on which the Revolving Commitments are terminated pursuant to any provision of this Agreement.

“S&P”:  Standard & Poor’s Ratings Services and any affiliate thereof and any successor thereto that is a nationally-recognized rating agency.

“Sanctioned Country”:  at any time, a country or territory which is the subject or target of ~~any~~comprehensive Sanctions (as of the Third Amendment Effective Date, Cuba, the Crimea region, Iran, North Korea and Syria).

“Sanctioned Person”:  at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person ~~operating,~~ organized or resident in a Sanctioned Country or (c) any Person owned 50 % or more or controlled by any such Person.

“Sanctions”:  economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC”:  the Securities and Exchange Commission, any successor thereto and otherwise any analogous Governmental Authority.

“Second Amendment Agreement”:     that certain Incremental Commitment Agreement and Second Amendment, dated as of May 31, 2017, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“Secured Obligations”:    ~~in the case of the Borrower, the Obligations and in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty~~as defined in the Amended and Restated Guarantee and Collateral Agreement ~~and the other Loan Documents to which it is a party~~.

“Secured Parties”:  as defined in the Amended and Restated Guarantee and Collateral Agreement.

“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization”:  any transaction or series of transactions entered into by any Group Member pursuant to which such Group Member sells, conveys, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary finances the acquisition of such Securitization Assets (i) with cash, (ii) the issuance to such Group Member of Seller’s Retained

Interests or an increase in such Seller’s Retained Interests, (iii) with proceeds from the sale or collection of Securitization Assets, or (iv) in the case of a Canadian Securitization, with proceeds from the sale or issuance of Securitization Asset backed securities or other interests therein.

“Securitization Assets”:  the collective reference to (i) US Dollar-denominated finance receivables of AFC – US of the type sold by AFC – US in the Existing Securitization and related assets of AFC – US sold in the Existing Securitization and other US Dollar-denominated receivables of AFC – US arising in the ordinary course of business and receivables and related assets related to the rental portfolio of AFC – US, and (ii) Canadian Dollar-denominated finance receivables of AFC – Canada and related assets of AFC – Canada.

“Securitization Subsidiary”:  a Person (including, with respect to any Canadian Securitization, any business trust) to which a Group Member sells, conveys, transfers or grants a security interest in Securitization Assets, and which Person is formed (or, in the case of any business trust, the applicable series or other comparable tranche of such business trust is designated or otherwise credited) for the limited purpose of effecting one or more securitizations involving the Securitization Assets or, in the case of a Canadian Securitization, other income producing financial assets, and related activities.

“Security Documents”:  the collective reference to the Amended and Restated Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, ~~the Amended and Restated Guaranty Agreement,~~ Modifications, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Seller’s Retained Interest”:  (i) in respect of a Securitization, the debt or equity interests held by Group Members in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through which any Group Member has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets, and (ii)  in respect of a Canadian Securitization, all amounts which are payable or which may become payable as consideration for or as a portion of the purchase price for the Securitization Assets transferred, including any such amounts which any Group Member receives or has rights to receive as distributions in respect of any residual or excess interest in the Securitization Assets.

“Senior Notes”: the 5.125% senior notes due 2025 issued by the Borrower pursuant to the Senior Notes Indenture.

“Senior Notes Indenture”: the Indenture, dated as of May 31, 2017, by and among the Borrower, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

“Senior Representative”:  with respect to any series of Permitted Pari Passu Refinancing Debt or Permitted Junior Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, Incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, but that is not a Multiemployer Plan.

“Solvent”:  with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Cash Management Arrangement”:  any arrangement for treasury, depositary or cash management services (including any credit card, commercial card, merchant card or other stored value card services and any processing of payments and other administrative services with respect thereto) provided to the Borrower or any of its ~~Restricted~~ Subsidiaries by a Qualified Counterparty in connection with any transfer or disbursement of funds through an automated clearinghouse or on a same day or immediate or accelerated availability basis that has been designated as a Specified Cash Management Arrangement by notice from the Borrower to the Administrative Agent.  The designation by the Borrower of any such arrangement as a Specified Cash Management Arrangement shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral or ~~any claim against~~of the Obligations of the Borrower or any Subsidiary Guarantor under the Amended and Restated Guarantee and Collateral Agreement.  All treasury, depository and cash management services (including any credit card, commercial card, merchant card or other stored value card services and any processing of payments and other administrative services with respect thereto) now or at any time hereafter provided to the Borrower or any of its ~~Restricted~~ Subsidiaries by JPMorgan Chase Bank, N.A. in connection with any transfer or disbursement of funds through any automated clearinghouse or on a same day or immediate or accelerated availability basis are hereby designated by the Borrower as a Specified Cash Management Arrangement.

“Specified Existing Tranche”:  as defined in Section 4.18(a).

“Specified Hedge Agreement”:  any Hedge Agreement between the Borrower or any of its ~~Restricted~~ Subsidiaries and any Qualified Counterparty that has been designated as a Specified Hedge Agreement by notice from the Borrower to the Administrative Agent (it being understood that one notice with respect to a specified ISDA Master Agreement may designate all transactions thereunder as being “Obligations” under a Specified Hedge Agreement, without the need for separate notices for each individual transaction thereunder).  The designation by the Borrower of any Hedge Agreement as a Specified Hedge Agreement (a) shall constitute a representation and warranty by the Borrower that such Hedge Agreement is permitted by Section 8.11 (upon which such Qualified Counterparty shall be entitled to rely conclusively) and (b) shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral or ~~any claim against~~of the Obligations of the Borrower or any Subsidiary Guarantor under the Amended and Restated Guarantee and Collateral Agreement except to the extent expressly set forth in the Amended and Restated Guarantee and Collateral Agreement.

“Standard Securitization Undertakings”:  representations, warranties, covenants, repurchase obligations and indemnities entered into by a Group Member which are customary for a seller or servicer of assets transferred in connection with a Securitization.

“Statutory Reserve Rate”:  a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the ~~Adjusted LIBO~~Eurodollar Rate, for “Eurocurrency” funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower; provided, however, all such references to “Subsidiary” or to “Subsidiaries” shall not include any Securitization Subsidiary.

“Subsidiary Guarantor”:  each Wholly Owned Subsidiary of the Borrower that is a Material Domestic Subsidiary (or any other Restricted Subsidiary designated by the Borrower as a Subsidiary Guarantor) and party to the Amended and Restated Guarantee and Collateral Agreement from time to time.  Notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary shall be required to be a Subsidiary Guarantor.

“Swingline Commitment ~~Amount~~”:  $~~90,000,000~~60,000,000.

“Swingline Exposure”: at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Revolving Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender”: JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans.

“Swingline Loans”: as defined in Section 3.3(a).

“Swingline Participation Amount”: as defined in Section 3.4(c).

“~~Taxes~~Target Person”:  as defined in Section ~~4.10(a)~~8.7.

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facilities”: as defined in the definition of “Facility”.

“Term Lender”: each Lender that holds a Term Loan.

“Term Loan Joinder”: as defined in the Amendment and Restatement Agreement.

“Term Loans”: collectively, Tranche B-1 Term Loans, Tranche B-2 Term Loans, Tranche B-3 Term Loans, Tranche B-4 Term Loans ~~and~~, Tranche B-5 Term Loans and Tranche B-6 Term Loans.

“Term Percentage”: as to any Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

“Test Date”: at any time, the last day of the most ~~recent~~recently ended fiscal quarter for which the Borrower’s consolidated annual or quarterly financial statements are then available.

“Third Amendment Agreement”: that certain Third Amendment Agreement, dated as of September 19, 2019, by and among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Issuing Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date”: as defined in the Third Amendment Agreement.

“Third Amendment Effective Date Amendments”: as defined in the Third Amendment Agreement.

“Third Amendment Effective Date Revolving Lenders”: as defined in the Third Amendment Agreement.

“Third Amendment Effective Date Transactions”: as defined in the recitals hereto.

“Third Party Assignee”: as defined in Section 11.6(ii)(E).

“Total L/C Commitments”: $50,000,000.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Tranche”: each tranche of Loans and/or Commitments available hereunder. On the ~~Restatement Effective Date there shall be three tranches comprising (i) Tranche B-1 Term Loans, (ii) Tranche B-2 Term Loans and (iii) the Revolving Loans. On the Incremental~~Third Amendment Effective Date, after giving effect to the borrowings thereon and the related payment of Indebtedness hereunder, there shall be ~~three~~two tranches ~~of Loans~~ comprising of (i) Tranche B-~~2 Term Loans, (ii) Tranche B-3 Term Loans and (iii) the Revolving Loans. On the Refinancing Effective Date, after giving effect to the borrowings thereon and the related payment of Indebtedness hereunder, there shall be three tranches of Loans comprising of (i) Tranche B-4 Term Loans, (ii) Tranche B-5~~6 Term Loans and (iii) Revolving ~~Loans~~Commitments.

“Tranche B-1 Term Facility”: as defined in the definition of “Facility”.

“Tranche B-1 Term Loan Allocation”: (a) the amount of Existing Term Loans of each Exchanging Lender that is converted to Tranche B-1 Term Loans and (b) the amount of Additional Term Loans in the form of Tranche B-1 Term Loans of each Additional Term Lender, in each case, as set forth on Schedule 1.1(d) to this Agreement.

“Tranche B-1 Term Loans”: (a) a Term Loan, the maturity of which has been extended to the maturity date specified in Section 2.3 and (b) a Tranche B-1 Term Loan borrowed by the Borrower on the Restatement Effective Date. The aggregate amount of Tranche B-1 Term Loans as of the Restatement Effective Date ~~is~~was $650,000,000.

“Tranche B-2 Term Facility”: as defined in the definition of “Facility”.

“Tranche B-2 Term Loan Allocation”: (a) the amount of Existing Term Loans of each Exchanging Lender that is converted to Tranche B-2 Term Loans and (b) the amount of Additional Term Loans in the form of Tranche B-2 Term Loans of each Additional Term Lender, in each case, as set forth on Schedule 1.1(e) to this Agreement.

“Tranche B-2 Term Loans”: (a) a Term Loan, the maturity of which has been extended to the maturity date specified in Section 2.3 and (b) a Tranche B-2 Term Loan borrowed by the Borrower on the Restatement Effective Date. The aggregate amount of Tranche B-2 Term Loans as of the Restatement Effective Date ~~is~~was $1,120,000,000.

“Tranche B-3 Term Facility”: as defined in the definition of “Facility”.

~~“Tranche B-3 Term Loan Allocation”: the amount of Tranche B-3 Term Loans of each Incremental Tranche B-3 Term Lender, in each case, as set forth in Schedule A of the First Amendment Agreement.~~

“Tranche B-3 Term Loans”: a Tranche B-3 Term Loan borrowed by the Borrower on the Incremental Effective Date. The aggregate amount of Tranche B-3 Term Loans as of the Incremental Effective Date ~~is~~was $1,350,000,000.

“Tranche B-4 Term Facility”: as defined in the definition of “Facility”.

“Tranche B-4 Term Loans”: a Tranche B-4 Term Loan borrowed by the Borrower on the Refinancing Effective Date. The aggregate amount of Tranche B-4 Term Loans as of the Refinancing Effective Date was $717,000,000.

“Tranche B-5 Term Facility”: as defined in the definition of “Facility”.

“Tranche B-~~4 Term Loan Allocation”: the amount of Tranche B-4 Term Loans of each Refinancing Tranche B-4~~6 Term Lender~~, in each case, as set forth in Schedule A of the Second~~”: as defined in the Third Amendment Agreement.

“Tranche B-~~4~~5 Term Loans”: a Tranche B-~~4~~5 Term Loan borrowed by the Borrower on the Refinancing Effective Date. The aggregate amount of Tranche B-~~4~~5 Term Loans as of the Refinancing Effective Date ~~is $717,000,000~~was $1,050,000,000.

“Tranche B-~~5~~6 Term Facility”: as defined in the definition of “Facility”.

“Tranche B-~~5~~6 Term Loan Allocation”: the amount of Tranche B-~~5~~6 Term Loans of each ~~Refinancing~~ Tranche B-~~5~~6 Term Lender, in each case, as set forth in Schedule ~~B~~A in Exhibit C of the ~~Second~~Third Amendment Agreement.

“Tranche B-~~5~~6 Term Loans”: a Tranche B-~~5~~6 Term Loan borrowed by the Borrower on the ~~Refinancing~~Third Amendment Effective Date. The aggregate amount of Tranche B-~~5~~6 Term Loans as of the ~~Refinancing~~Third Amendment Effective Date is $~~1,050,000,000~~950,000,000.

“Transaction Costs”: the fees, costs and expenses (including all expenses related to management bonuses, severance payments or other employee related costs and expenses) payable by the Borrower or any of its Restricted Subsidiaries in connection with the transactions contemplated by the Amendment and Restatement Agreement and the Restatement Effective Date Transactions.

“Transferee”: any Assignee or Participant.

“Transformative Acquisition”: any acquisition or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“United States”: the United States of America.

“Unrestricted Cash”: cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower in accordance with GAAP; provided that cash and Cash Equivalents that are restricted or secured (i) in favor of the Indebtedness under this Agreement shall be deemed to be Unrestricted Cash and (ii) in favor of other Indebtedness secured by a pari passu or junior Lien on the Collateral as permitted under this Agreement, shall be deemed to be Unrestricted Cash (only if such cash and Cash Equivalents are also restricted or secured in favor of the Indebtedness under this Agreement on a pari passu or senior basis to the Lien of such other Indebtedness).

~~“Unrestricted Cash”: as of any date of determination, the aggregate amount of cash, Cash Equivalents or deposit account balances equal to the sum of (i) all such cash, Cash Equivalents and deposit account balances held by the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries in any deposit account or securities account that is under the control of the Administrative Agent pursuant to a Control Agreement, (ii) the amount of such cash, Cash Equivalents and deposit account balances held by the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries in any deposit account or securities account with an average daily balance equal to or less than $1,000,000 that are not under the control of the Administrative Agent, in an aggregate amount not to exceed $25,000,000 and (iii) all such cash, Cash Equivalents and deposit account balances held by Restricted Subsidiaries that are organized under the laws of a jurisdiction in Canada (whether or not under the control of the Administrative Agent pursuant to a Control Agreement) and, in each case, that meet the following requirements:~~

~~(a) such cash, Cash Equivalents or deposit account balances are free and clear of all Liens other than Liens of the Administrative Agent on behalf of the Lenders hereunder, Liens securing any Permitted Junior Refinancing Indebtedness, any Permitted Pari Passu Refinancing Indebtedness and non-consensual bankers Liens permitted by Section 8.3 in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry,~~

~~(b) such cash, Cash Equivalents or deposit account balances are included in the cash listed on the consolidated balance sheet of the Borrower and the~~

~~Restricted Subsidiaries that are Domestic Subsidiaries or Restricted Subsidiaries that are organized under the laws of a jurisdiction in Canada, and~~

~~(c) such cash, Cash Equivalents or deposit account balances should be classified as “unrestricted cash” for purposes of GAAP as at such date;~~

~~provided, that, solely for purposes of determining Unrestricted Cash on any date that is on or prior the date that is 90 days after the Restatement Effective Date, the requirement for any deposit account or securities account to be under the control of the Administrative Agent pursuant to a Control Agreement set forth in clause (i) of this definition shall not apply.~~

          “Unrestricted Subsidiary”:  (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors of the Borrower in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that (i)(A) such designation was made at or prior to the ~~Restatement~~Third Amendment Effective Date (and any such Subsidiary so designated is set forth on Schedule 1.1(b) ~~hereto~~in Exhibit D of the Third Amendment Agreement), or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then the fair market value of such designation would be permitted under Section 8.7 and (ii) any Unrestricted Subsidiary that has been designated as a Restricted Subsidiary may not subsequently be re-designated as an Unrestricted Subsidiary without the prior consent of the Administrative Agent ~~and~~; provided, further, that immediately prior and immediately after giving effect to such designation (x) the Borrower ~~is~~ would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1 was required on the Test Date) on a pro forma basis after giving effect to such designation and all related transactions at any time completed as if completed on the first day of the ~~twelve~~12-month period ending on the most recent Test Date~~, the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1, as originally in effect or amended in accordance with the date hereof, was required on the Test Date)~~ and (y) no Default or Event of Default ~~has~~shall have occurred and ~~is~~be continuing.  Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Borrower’s Board of Directors giving effect to such designation and a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Foreign Subsidiary”: any Wholly Owned Subsidiary that is a Foreign Subsidiary.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law or de minimis shares held by nominees or others as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. Unless otherwise qualified, all references to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” in this Agreement shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

“Withholding Agent”: the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2.         Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)            As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP~~, (ii)~~ applied in a consistent manner, (ii) all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied in a consistent manner, (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (~~iii~~iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (~~iv~~v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(c)             For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., “Tranche B-1 Term Loans”) or by Type (e.g., ~~a~~ “Eurodollar Rate Term ~~Loan~~Loans”).

(d)            The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(e)              The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)             The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds.

~~(g) When used herein in connection with a Letter of Credit, the word “draft” shall include any written demand for payment under a Letter of Credit.~~

1.3.          Certain Calculations and Tests. (a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (x) compliance with any financial ratio or test (including Section 8.1 hereof, any Consolidated Coverage Ratio test, any Consolidated Net Leverage Ratio test, any Consolidated Senior Secured Net Leverage Ratio test, the amount of Consolidated Total Assets or any cap expressed as a percentage of Consolidated Total Assets) or (y) the absence of a Default or Event of Default as a condition to (A) the making of any Limited Condition Acquisition or (B) the consummation of any transaction in connection with any Limited Condition Acquisition (including the assumption or incurrence of Indebtedness or Liens in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Date at the time of) either (I) the execution of the definitive agreement with respect to such Limited Condition Acquisition or (II) the consummation of such Limited Condition Acquisition, in each case, after giving effect to the relevant Limited Condition Acquisition or other transaction and any related Indebtedness or Liens on a pro forma basis.

(b)            Notwithstanding the foregoing, if the Borrower has made an election to test at the time of the execution of the definitive agreement with respect to a Limited Condition Acquisition or the consummation of any transaction in connection with any Limited Condition Acquisition, then, in connection with any subsequent calculation of any ratio or test on or following the relevant determination date, and prior to the earlier of (x) the date on which such Limited Condition Acquisition is consummated or (y) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or test shall be calculated on (A) a pro forma basis assuming such Limited Condition Acquisition or any transactions in connection therewith (including any incurrence of Indebtedness, Liens and the use of proceeds thereof) has been consummated, and also on (B) a standalone basis without giving effect to such Limited Condition Acquisition and any such transactions in connection therewith.

(c)            Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under Section 4.17 or any covenant that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under Section 4.17 or the same covenant as such Fixed Amount that requires compliance with a financial ratio (including Section 8.1 hereof, any Consolidated Net Leverage Ratio test or any Consolidated Senior Secured Net Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts being substantially concurrently incurred shall be disregarded in the calculation of the financial ratio or test applicable to such substantially concurrent utilization of the Incurrence-Based Amounts under Section 4.17 or the same covenant as such Fixed Amount.

(d)           Notwithstanding anything to the contrary herein, Consolidated EBITDA, Consolidated Net Income and any financial ratios or tests, including the Consolidated Coverage Ratio, Consolidated Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.3(d) or (e), as applicable; provided that notwithstanding anything to the contrary in clauses (i), (ii), (iii) or (iv) of this Section 1.3(d) or Section 1.3(e), as applicable, when calculating the Consolidated Senior Secured Net Leverage Ratio for purposes of determining actual compliance (and not compliance on a pro forma basis or determining compliance giving pro forma effect to a transaction) with Section 8.1, the events described in this Section 1.3(d) or Section 1.3(e) that occurred subsequent to the end of the period of four consecutive fiscal quarters ended on the most recent Test Date shall not be given pro forma effect:

(i)       if since the beginning of such period the Borrower or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test is an Incurrence of Indebtedness, then Consolidated EBITDA, Consolidated Interest Expense or such ratio or test for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation);

(ii)        if since the beginning of such period the Borrower or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), then Consolidated EBITDA, Consolidated Interest Expense or such financial ratio or test for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(iii)           if since the beginning of such period the Borrower or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Borrower or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Borrower and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale, and any financial ratio or test shall be calculated after giving pro forma effect to such Sale as if such Sale had occurred on the first day of such period;

(iv)             if since the beginning of such period the Borrower or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business in a Permitted Acquisition, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period;

(v)              if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Borrower or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (ii), (iii) or (iv) of Section 1.3(d) if made by the Borrower or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period; and

(vi)            whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings, synergies or annualized impact of buyer fee increases relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief

Financial Officer or a Responsible Officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedge Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

(e)            For the purposes of calculating Consolidated EBITDA, Consolidated Interest Expense or any financial ratio or test for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or designated any Restricted Subsidiary as an Unrestricted Subsidiary, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition or designation for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition or designated any Unrestricted Subsidiary as a Restricted Subsidiary, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto, as if such Material Acquisition or designation occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $5,000,000.

1.4.         Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) any reference to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person and (b) any division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.5.         Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBOR Screen Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 4.7(b), Section 4.7(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant Section 4.7(b), in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Screen Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 4.7(b), will be similar to, or produce the same value or economic equivalence of, the LIBOR Screen Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

1.6.         Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Refinancing Term Loans, Refinancing Revolving Loans, Extended Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in immediately available funds”, “in cash” or any other similar requirement.

SECTION 2. AMOUNT AND TERMS OF TERM LOANS

2.1.          Term Loans.

~~2.1. Term Loans(a) . (a) On the Restatement Effective Date, in accordance with the terms and conditions set forth herein and in the Amendment and Restatement Agreement, (i) each Existing Term Lender that is an Exchanging Term Lender hereby exchanges its Existing Term Loans for Tranche B-1 Term Loans and/or Tranche B-2 Term Loans on a dollar-for-dollar basis in an amount equal to such Term Lender’s Tranche B-1 Term Loan Allocation and/or Tranche B-2 Term Loan Allocation and any of its Existing Term Loans in excess of its applicable Tranche B-1 Term Loan Allocation and/or Tranche B-2 Term Loan Allocation shall be repaid in full and (ii) each Existing Term Lender that has not agreed to be an Exchanging Term Lender shall have its Existing Term Loans repaid in full;~~

~~(b) On the Restatement Effective Date, in accordance with the terms and conditions set forth herein and in the Amendment and Restatement Agreement, each Additional Term Lender will extend Tranche B-1 Term Loans and/or Tranche B-2 Term Loans to the Borrower in an amount equal to such Term Lender’s Tranche B-1 Term Loan Allocation and/or Tranche B-2 Term Loan Allocation.~~

~~(c) On the Incremental Effective Date, in accordance with the terms and conditions set forth herein and in the First Amendment Agreement, each Incremental Tranche B-3 Term Lender will extend Tranche B-3 Term Loans to the Borrower in an amount equal to such Term Lender’s Tranche B-3 Term Loan Allocation.~~

(a)             ~~(d)~~ On the ~~Refinancing~~Third Amendment Effective Date, in accordance with the terms and conditions set forth herein and in the ~~Second~~Third Amendment Agreement, ~~(x)~~ each ~~Refinancing~~ Tranche B-~~4~~6 Term Lender will extend Tranche B-~~4~~6 Term Loans to the Borrower in an amount equal to such Term Lender’s Tranche B-~~4 Term Loan Allocation and (y) each Refinancing Tranche B-5 Term Lender will extend Tranche B-5 Term Loans to the Borrower in an amount equal to such Term Lender’s Tranche B-5~~6 Term Loan Allocation.

(b)             ~~(e)~~ The Term Loans shall be either Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.

2.2.          Procedure for the Term Loan Borrowing.

~~(a) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 5:00 p.m., New York City time), one Business Day prior to the anticipated Restatement Effective Date, requesting that the Term Lenders (other than the Incremental Tranche B-3 Term Lenders, the Refinancing Tranche B-4 Term Lenders and the Refinancing Tranche B-5 Term Lenders) make Term Loans (other than Tranche B-3 Term Loans, Tranche B-4 Term Loans and Tranche B-5 Term Loans) on the Restatement Effective Date and specifying the amount to be borrowed. Upon receipt of such notice, the Administrative Agent shall promptly notify each Term Lender (other than the Incremental Tranche B-3 Term Lenders, the Refinancing Tranche B-4 Term Lenders and the Refinancing Tranche B-5 Term Lenders) thereof. Not later than 1:00 p.m., New York City time, on the Restatement Effective Date, each Term~~

~~Lender (other than the Incremental Tranche B-3 Term Lenders, the Refinancing Tranche B-4 Term Lenders and the Refinancing Tranche B-5 Term Lenders) shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans (other than Tranche B-3 Term Loans, Tranche B-4 Term Loans and the Tranche B-5 Term Loans) to be made by such Lender.~~

~~(b) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 5:00 p.m., New York City time), one Business Day prior to the anticipated Incremental Effective Date, requesting that the Incremental Tranche B-3 Term Lenders make Tranche B-3 Term Loans on the Incremental Effective Date and specifying the amount to be borrowed. Upon receipt of such notice, the Administrative Agent shall promptly notify each Incremental Tranche B-3 Term Lender thereof. Not later than 1:00 p.m., New York City time, on the Incremental Effective Date, each Incremental Tranche B-3 Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B-3 Term Loans to be made by such Lender.~~

(a)             ~~(c)~~ The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 5:00 p.m., New York City time), one Business Day prior to the anticipated ~~Refinancing~~Third Amendment Effective Date, requesting that ~~(x)~~ the ~~Refinancing~~ Tranche B-~~4~~6 Term Lenders make the Tranche B-~~4~~6 Term Loans ~~and (y) the Refinancing Tranche B-5 Term Lenders make the Tranche B-5 Term Loans, in each case, on the Refinancing~~on the Third Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such notice, the Administrative Agent shall promptly notify each ~~Refinancing~~ Tranche B-~~4~~6 Term Lender ~~and each Refinancing Tranche B-5 Term Lender thereof, as applicable~~. Not later than 1:00 p.m., New York City time, on the ~~Refinancing~~Third Amendment Effective Date, each ~~Refinancing~~ Tranche B-~~4~~6 Term ~~Lender and each Refinancing Tranche B-5 Term~~ Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B-~~4 Term Loans and Tranche B-5~~6 Term Loans, as applicable, to be made by such Lender.

(b)             ~~(d)~~ The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3.          Repayment of Term Loans. Tranche B-6 Term Loans of each Term Lender shall mature and be payable ~~(a) in the case of Tranche B-1 Term Loans,~~ in full on the date that is ~~three~~seven years after the ~~Restatement~~Third Amendment Effective Date, and shall also be repayable prior to that date in consecutive quarterly installments, each of which shall be in an amount equal to such Term Lender’s Term Percentage of 0.25% of the original aggregate principal amount of the Tranche B-~~1~~6 Term Loans outstanding on the ~~Restatement~~Third Amendment Effective Date after giving effect to Section 2.1 hereof, due commencing on ~~June 30, 2014~~December 31, 2019 and continuing on the last day of each consecutive ~~September, December, March and June thereafter, (b) in the case of Tranche B-2 Term Loans, in full on the date that is seven years after the Restatement Effective Date, and shall also be repayable prior to that date in consecutive quarterly installments, each of which shall be in an amount~~

~~equal to such Lender’s Term Percentage of 0.25% of the original aggregate principal amount of the Tranche B-2 Term Loans outstanding on the Restatement Effective Date after giving effect to Section 2.1 hereof, due commencing on June 30, 2014 and continuing on the last day of each consecutive September, December, March and June thereafter, (c) in the case of Tranche B-3 Term Loans, in full on the date that is seven years after the Incremental Effective Date, and shall also be repayable prior to that date in consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage of 0.25% of the original aggregate principal amount of the Tranche B-3 Term Loans outstanding on the Incremental Effective Date after giving effect to Section 2.1 hereof, due commencing on June 30, 2016 and continuing on the last day of each consecutive September, December, March and June thereafter, (d) in the case of Tranche B-4 Term Loans, in full on the date that is seven years after the Restatement Effective Date, and shall also be repayable prior to that date in consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage of 0.25% of the original aggregate principal amount of the Tranche B-4 Term Loans outstanding on the Refinancing Effective Date after giving effect to Section 2.1 hereof, due commencing on September 30, 2017 and continuing on the last day of each consecutive December, March, June and September thereafter and (e) in the case of Tranche B-5 Term Loans, in full on the date that is seven years after the Incremental Effective Date, and shall also be repayable prior to that date in consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage of 0.25% of the original aggregate principal amount of the Tranche B-5 Term Loans outstanding on the Refinancing Effective Date after giving effect to Section 2.1 hereof, due commencing on September 30, 2017 and continuing on the last day of each consecutive December, March, June and September~~March, June, September and December thereafter.

SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

3.1.          Revolving Commitments.

~~3.1. Revolving Commitments(a) (a) On the Restatement Effective Date, in accordance with the terms and conditions set forth herein and in the Amendment and Restatement Agreement:~~

~~(i) each Existing Revolving Lender that is an Exchanging Revolving Lender hereby exchanges its Existing Revolving Commitments on a dollar-for-dollar basis into Revolving Commitments hereunder in an amount equal to its Revolving Commitment Allocation and any of its Existing Revolving Commitments in excess of its Revolving Commitment Allocation are hereby terminated;~~

~~(ii) each Existing Revolving Lender that has not agreed to be an Exchanging Revolving Lender shall have its Existing Revolving Commitments terminated and all such Existing Revolving Commitments are hereby terminated; and~~

~~(iii) each Additional Revolving Lender will extend Revolving Commitments hereunder in an amount equal to its Revolving Commitment Allocation;~~

(a)            ~~(b)~~ On the ~~Incremental~~Third Amendment Effective Date, in accordance with the terms and conditions set forth herein and in the ~~First~~Third Amendment Agreement, each ~~Incremental~~Third Amendment Effective Date Revolving Lender will extend Revolving Commitments hereunder in an amount equal to its Revolving Commitment Allocations~~;~~.

~~(c) On the Refinancing Effective Date, in accordance with the terms and conditions set forth herein and in the Second Amendment Agreement, each Refinancing Effective Date Revolving Lender will extend Revolving Commitments hereunder in an amount equal to its Revolving Commitment Allocations;~~

(b)            ~~(d) subject~~Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Extensions of Credit then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. Revolving Loans that are repaid may be reborrowed during the Revolving Commitment Period, subject to the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3~~; and~~.

(c)            ~~(e) the~~The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

3.2.          Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided, that the Borrower shall give the Administrative Agent irrevocable notice, which must be received by the Administrative Agent prior to 1:00 p.m., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans and which shall specify (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 ~~Noon~~noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such amounts will then be made available to the Borrower by the Administrative Agent crediting an account of the Borrower maintained by the Administrative Agent, in like amounts and funds as received by the Administrative Agent.

3.3.          Swingline Commitment. (a)  Subject to the terms and conditions hereof, the Swingline Lender may in its sole discretion make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower notwithstanding that after making a requested Swingline Loan, the sum of (i) the Swingline Lender’s aggregate principal amount of all Revolving Loans, (ii) the Revolving Percentage of the L/C Obligations and (iii) all outstanding Swingline Loans may exceed the Swingline Lender’s Revolving Commitment; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment ~~Amount~~, (ii) the Borrower shall not request any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (iii) the Swingline Lender shall not be required to make any Swingline Loans under this Section 3.3 at any time when an Event of Default has occurred and is continuing. Subject to the foregoing, Swingline Loans may be repaid and reborrowed from time to time.

(b)            Swingline Loans shall be Base Rate Loans only.

(c)             The Borrower shall repay all outstanding Swingline Loans (i) on each Borrowing Date for Revolving Loans, (ii) on the Revolving Termination Date, (iii) on a weekly basis as determined by the Swingline Lender and (iv) on demand by the Swingline Lender at any time when an Event of Default has occurred and is continuing.

3.4.          Procedure for Swingline Borrowing; Refunding of Swingline Loans; Successor Swingline Lenders. (a)  Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 ~~P.M~~p.m., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period) and such notice shall constitute certification by the Borrower to the Swingline Lender that the unused portion of the Revolving Facility is greater than or equal to the Swingline Loans and the Swingline Lender shall be entitled to rely conclusively on such certification. Each borrowing of Swingline Loans shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 ~~P.M~~p.m., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b)            The Swingline Lender may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to do so), request a borrowing of Revolving Loans in an amount equal to the aggregate outstanding Swingline Loans and apply the proceeds of such borrowing to the repayment of the Swingline Loans. Each Revolving Lender agrees to fund its Revolving Percentage of any such borrowing so requested in immediately available funds, not later than 10:00 a.m., New York City time, on the first Business Day after the date of such borrowing is requested. The proceeds of such Revolving Loans shall immediately be made available by the Administrative Agent to the Swingline Lender for application to the repayment of Swingline Loans. The Borrower agrees to pay, and irrevocably authorizes the Swingline Lender and Administrative Agent to charge the Borrower’s accounts with the Swingline Lender or Administrative Agent as necessary to pay, all outstanding Swingline Loans to the extent amounts received from the Revolving Lenders upon any such request are not sufficient to repay the outstanding Swingline Loans.

(c)             If the Swingline Lender at any time determines that it is precluded from making a request for a borrowing of Revolving Loans pursuant to Section 3.4(b), whether by reason of the occurrence of a Default described in Section 9(f) or otherwise for any reason, each Revolving Lender hereby purchases from the Swingline Lender an undivided participating interest in the then outstanding Swingline Loans (a “Swingline Participation Amount”) and shall promptly upon demand of the Swingline Lender complete such purchase at par by paying to the Swingline Lender an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate outstanding Swingline Loans.

(d)            Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, that if any such payment is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)             Each Revolving Lender’s obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or the failure to satisfy any of the conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)             The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 4.5(b). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(g)            Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 3.4(f) above.

3.5.          Commitment Fees, etc. (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the ~~Restatement~~Third Amendment Effective Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on ~~the first of such dates to occur after the Restatement Effective Date~~December 31, 2019.

(b)            The Borrower agrees to pay to the ~~Agents~~Administrative Agent the fees in the amounts and on the dates agreed to in writing by the Borrower and the Administrative Agent.

3.6.          Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments, which notice may be conditioned upon the occurrence of any other transaction and, if such condition is not satisfied on or prior to the date specified in such notice, may be revoked by the Borrower; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $500,000, or a whole multiple thereof or the Total Revolving Commitment, and shall reduce permanently the Revolving Commitments then in effect. In furtherance of the foregoing, on the ~~Refinancing~~Third Amendment Effective Date, immediately upon the borrowing of the Tranche B-~~4~~6 Term Loans ~~and Tranche B-5 Term Loans~~ and the repayment in full of all Revolving Loans then outstanding and substantially contemporaneously with obtaining Incremental Revolving Commitments in an aggregate principal amount of $~~350,000,000~~325,000,000 pursuant to the terms of the ~~Second~~Third Amendment Agreement, ~~the Borrower hereby terminates~~ all Revolving Commitments outstanding immediately prior to the ~~establishment of such Incremental~~Third Amendment Effective Date shall be deemed refinanced and replaced in full. Unless previously terminated in accordance with the terms hereof, the Revolving Commitments shall automatically terminate on the Revolving Termination Date.

3.7.          Letter of Credit ~~Subcommitment~~Commitment. (a)  Subject to the terms and conditions hereof, each Issuing Lender (other than any Issuing Lender referred to in clause (b) of the definition of “Issuing Lender”), in reliance on the agreements of the other Revolving Lenders set forth in Section 3.10(a), agrees to issue, on a sight basis, letters of credit (“Letters of Credit”) for the account of the Borrower (or for the account of any Subsidiary of the Borrower if the Borrower requests a Letter of Credit for such Subsidiary’s account; provided, that notwithstanding that a Letter of Credit may be issued or outstanding hereunder in support of any obligations of, or for the account of, a Subsidiary of the Borrower, the Borrower shall be jointly and severally obligated to reimburse each Issuing Lender hereunder for any and all drawings under such Letter of Credit) on any Business Day at any time and from time to time until the date that is ten days prior to the Revolving Termination Date, in such form as may be approved from time to time by such Issuing Lender; provided, that the applicable Issuing Lender shall have no obligation to cause any Letter of Credit to be issued if, after giving effect to such issuance, (i) the L/C Obligations would exceed the Total L/C ~~Subcommitment Amount~~Commitments, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero, (iii) the ~~aggregate face value~~stated amount of all outstanding Letters of Credit issued by such Issuing Lender would exceed the then outstanding aggregate principal amount of the outstanding Revolving Commitments of such Issuing Lender or (iv) the ~~aggregate face value~~stated amount of all outstanding Letters of Credit issued by such Issuing Lender would exceed such Issuing Lender’s L/C Commitment (provided, that JPMorgan Chase Bank, N.A., as Issuing Lender, may at its sole discretion issue a Letter of Credit although after giving effect to such issuance the ~~aggregate face value~~stated amount of all outstanding Letters of Credit issued by JPMorgan Chase Bank, N.A. as Issuing Lender would exceed its L/C Commitment, so long as after giving effect to such issuance the L/C Obligations would not exceed the Total L/C ~~Subcommitment Amount~~Commitments); provided, further, that ~~Credit Suisse AG,~~ Barclays Bank PLC and Goldman Sachs Bank USA shall be under no obligation to issue commercial or trade Letters of Credit. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Letter of Credit shall be denominated in Dollars and expire no later than the earlier of (i) the first anniversary of its date of issuance and (ii) the date that is ~~ten~~five days prior to the Revolving Termination Date; provided, that any Letter of Credit with a one-year term may provide, with the consent of the applicable Issuing Lender, for the automatic extension thereof for additional periods of up to one year (which shall in no event extend beyond the date referred to in clause (ii) above). If, as of the Revolving Termination Date, any Letter of Credit for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then undrawn amount of all outstanding Letters of Credit; provided, that all such Cash Collateral or Backstop L/Cs ~~(each as defined below)~~ shall be denominated in Dollars. “Cash Collateralize” shall mean to (i) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances of deposit accounts under the sole dominion and control of the Administrative Agent on terms reasonably satisfactory to the Administrative Agent in an amount equal to 103% of the total amount then available under the applicable Letters of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Lender (which documents are hereby consented to by the Lenders) (“Cash Collateral”) or (ii) deliver to the applicable Issuing Lender one or more backstop letters of credit in form and substance reasonably acceptable to, and issued by financial institutions reasonably acceptable to the applicable Issuing Lender that has issued such Letter of Credit and the Administrative Agent (each such letter of credit, a “Backstop L/C”). Derivatives of such above defined terms shall have corresponding meanings.

(b)            No Issuing Lender shall at any time be obligated to cause any Letter of Credit to be issued hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or such Issuing Lender’s internal policies relating to the issuance of Letters of Credit.

(c)             The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender being so designated, designate one or more additional Lenders to act as an issuing lender under the terms of this Agreement. Any Lender designated as an issuing lender pursuant to this Section 3.7(c) shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender or Issuing Lenders and such Lender.

(d)            The Borrower hereby agrees that each Existing Letter of Credit shall be deemed to be a Letter of Credit under this Agreement after the ~~Refinancing~~Third Amendment Effective Date; provided~~,~~ that~~, (i)~~ each such Existing Letter of Credit shall expire in accordance with its own terms (~~without giving effect~~subject to any renewal or extension ~~provisions thereunder) and (ii) the Borrower shall not extend the expiry date of any of the Existing Letters of Credit; provided, further, that, each such Existing Letter of Credit shall expire no later than the first anniversary of the Refinancing Effective Date.~~in accordance with its terms).

(e)            Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.9. From and after the effective date of any such replacement, (x) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or amend or extend any outstanding Letter of Credit issued by it.

(f)             Any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent and the Borrower, in which case, such Issuing Lender may be replaced in accordance with Section 3.7(e) above.

3.8.          Procedure for Issuance of ~~Letter~~Letters of Credit. (a)  The Borrower may from time to time request that any Issuing Lender (other than any Issuing Lender referred to in clause (b) of the definition of “Issuing Lender”) issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, such Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of written confirmation from the Administrative Agent that after giving effect to the requested issuance, none of the statements specified in clauses (i) through (iv) of the first sentence of Section 3.7(a) would be true, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith to be processed in accordance with its customary policies and procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. Such Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(b)            The making of each request for a Letter of Credit by the Borrower shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.7(a) or any Requirement of Law applicable to the Loan Parties. Unless each Issuing Lender has received notice from the Administrative Agent before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6.1 are not satisfied, or that the issuance of such Letter of Credit would violate Section 3.7, then such Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with its ~~usual and~~ customary ~~practices~~policies and procedures.

3.9.          Fees and Other Charges. (a) The Borrower will pay a fee on the undrawn and unexpired amount of each Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility less the fronting fee set forth in the succeeding sentence, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender computed at the rate of ~~0.25~~0.125% per annum and payable quarterly in arrears on each L/C Fee Payment Date.

(b)            In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.10.        ~~L/C~~Letter of Credit Participations. (a)  Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each ~~draft~~drawing paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a ~~draft~~drawing is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand of such Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such ~~draft~~drawing, or any part thereof, that is not so reimbursed and the Administrative Agent shall promptly forward such amounts to such Issuing Lender.

(b)            If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of any Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of any Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of any Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.10 shall be conclusive in the absence of manifest error.

(c)             Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or any Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or such Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, that if any such payment received by Administrative Agent or such Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed to such L/C Participant.

3.11.       Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender ~~on the same~~within one Business Day ~~on which~~after such Issuing Lender notifies the Borrower of the date and amount of a ~~draft~~drawing presented under any Letter of Credit paid by such Issuing Lender or on the next Business Day, if such notice is received any time after 11:00 a.m., New York time, on such Business Day for the amount of such ~~draft~~drawing so paid. Each such payment shall be made to such Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant ~~draft~~drawing is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter, Section 4.5(c).

3.12.       Obligations Absolute. The Borrower’s obligations under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or purportedly transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee or purported transferee, (ii) payment by each Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.12, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and ~~nonappealable~~non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender or any Related Person of such Issuing Lender. The Borrower agrees that any action taken by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.13.       Letter of Credit Payments. If ~~any draft~~a compliant drawing shall be presented for payment under any Letter of Credit, the applicable Issuing Lender that issued such Letter of Credit shall promptly notify the Administrative Agent who in turn shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any ~~draft~~drawing presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to causing the applicable Issuing Lender that has issued such Letter of Credit to determine that the documents (including each ~~draft~~drawing, if any) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND
LETTERS OF CREDIT

4.1.          Optional Prepayments. (a) The Borrower may at any time and from time to time voluntarily prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 p.m., New York City time (or such later time as the Administrative Agent may agree in its sole discretion), three Business Days prior thereto in the case of Eurodollar Loans and no later than 1:00 p.m., New York City time (or such later time as the Administrative Agent may agree in its sole discretion), one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided, that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or other financing or events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied), together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans pursuant to this Section 4.1 shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swingline Loans pursuant to this Section 4.1 shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b)            Any optional prepayments of the Term Facilities shall be credited to the remaining scheduled installments of the Term Facilities thereof as specified by the Borrower or, if not specified, pro rata to the remaining installments of each of the Facilities on a pro rata basis.

(c)             Notwithstanding the foregoing, a prepayment premium shall apply to any prepayment of Tranche B-~~4 Term Loans or Tranche B-5~~6 Term Loans occurring on or prior to the six month anniversary of the ~~Refinancing~~Third Amendment Effective Date, in each case from the proceeds of a Repricing Transaction ~~(as defined below)~~ in an amount equal to 1.00% of the principal amount of any Tranche B-6 Term Loans subject to such prepayment ~~Repricing Transaction,~~ or, in the case of any Repricing Transaction effected through an amendment, the principal amount of ~~loans under the relevant Term Facilities~~Tranche B-6 Term Loans outstanding immediately prior to such amendment of any Term Lender that is replaced in connection with such amendment pursuant to the Borrower’s exercise of its mandatory assignment rights to replace a Lender under Section 4.13. ~~“Repricing Transaction” shall mean (i) prepayment or refinancing of all or a portion of the Term Loans concurrently with the Incurrence by the Borrower of any long-term bank debt financing or any other financing similar to the Term Loans having a lower all-in yield (including in addition to the applicable coupon, any interest rate “floors”, upfront or similar fees, and original issue discount payable to the holders of such Indebtedness (in their capacities as such) with respect to such Indebtedness) than the yield applicable to the Term Loans (including in addition to the applicable coupon, any interest rate “floors”, upfront or similar fees, and original issue discount payable to the~~

~~holders of such Indebtedness (in their capacities as such) with respect to such Indebtedness) and (ii) any amendment which reduces the all-in-yield (calculated in the manner set forth in clause (i) above) applicable to the Term Loans.~~

4.2.          Mandatory Prepayments. (a)  If at any time after the ~~Refinancing~~Third Amendment Effective Date any Group Member receives any Net Cash Proceeds from the Incurrence of any Indebtedness (other than Excluded Indebtedness) or the issuance of any Disqualified Capital Stock, the Borrower shall prepay the ~~Tranche B-4~~ Term Loans ~~and Tranche B-5 Term Loans~~ on a pro rata basis on the date of such receipt in an amount equal to 100% of such Net Cash Proceeds~~.~~; provided, that if at the time of such prepayment such Group Member is required to prepay any Other Applicable Indebtedness (to the extent and if required by the terms of the definitive documentation governing such other Indebtedness), then the Borrower may apply 100% of such Net Cash Proceeds to prepay the Term Loans and prepay, redeem or repurchase such Other Applicable Indebtedness on a pro rata basis on the date of such receipt; provided, further, that (A) any prepayment, redemption or repurchase of such Other Applicable Indebtedness shall be at par (or less than par), (B) the portion of such prepayment amount allocated to such Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, (C) the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this Section 4.2(a) shall be reduced accordingly and (D) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid, redeemed or repurchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

(b)            If at any time after the ~~Refinancing~~Third Amendment Effective Date any Group Member receives any Net Cash Proceeds from any Asset Sale or Recovery Event in an amount exceeding $20,000,000 in any fiscal year, then, ~~unless a~~the Borrower shall (i) if no Reinvestment Notice shall ~~be~~have been delivered in respect thereof, ~~the Borrower shall~~ prepay the ~~Tranche B-4 Term Loans and Tranche B-5~~ Term Loans on a pro rata basis on or prior to the third Business Day following the date of such receipt in an amount equal to 100% of such excess Net Cash Proceeds~~. If~~ or (ii) if a Reinvestment Notice has been delivered in respect ~~of any Asset Sale or Recovery Event, then on each Reinvestment Prepayment Date relating thereto, the Borrower shall~~thereof, prepay the Term Loans in an amount equal to the Reinvestment Prepayment Amount ~~with respect to the relevant Reinvestment Event.~~, if any, on a pro rata basis on the Reinvestment Prepayment Date; provided, that if at the time of such prepayment the Borrower or such Group Member is required to prepay any Other Applicable Indebtedness (to the extent and if required by the terms of the definitive documentation governing such other Indebtedness), then the Borrower may apply 100% of such excess Net Cash Proceeds (or the Reinvestment Prepayment Amount, as applicable) to prepay the Term Loans and prepay, redeem or repurchase such Other Applicable Indebtedness on a pro rata basis on the date of such receipt; provided, further, that (A) any prepayment, redemption or repurchase of such Other Applicable Indebtedness shall be at par (or less than par), (B) the portion of such prepayment amount allocated to such Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, (C) the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this Section 4.2(b) shall be reduced accordingly and (D) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid, redeemed or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

~~(c) If at any time after the Refinancing Effective Date any Group Member enters into any sale-leaseback transaction permitted by Section 8.10, (i) the Borrower shall prepay the Tranche B-4 Term Loans and Tranche B-5 Term Loans on a pro rata basis on the third Business Day following the date of such transaction in an amount equal to 50% of the Net Cash Proceeds thereof and (ii) unless a Reinvestment Notice shall be delivered in respect of the remaining 50% of such Net Cash Proceeds, the Borrower shall further prepay the Tranche B-4 Term Loans and Tranche B-5 Term Loans on a pro rata basis on the third Business Day following the date of such transaction in an amount equal to the remaining 50% of such Net Cash Proceeds, and if such a Reinvestment Notice has been delivered, then on each Reinvestment Prepayment Date relating thereto, the Borrower shall prepay the Tranche B-4 Term Loans and Tranche B-5 Term Loans on a pro rata basis in an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event.~~

(c)            ~~(d)~~ If at any time after the ~~Refinancing~~Third Amendment Effective Date, the aggregate Revolving Extensions of Credit then outstanding exceed the Revolving Commitments then in effect, the Borrower (without notice or demand) shall immediately prepay outstanding Swingline Loans or Revolving Loans and pay any unpaid Reimbursement Obligations (or, if no Swingline Loans or Revolving Loans are outstanding, Cash Collateralize outstanding Letters of Credit) in an amount sufficient to eliminate any such excess.

(d)            ~~(e)~~ Mandatory prepayments of Term Loans shall be applied first to Base Rate Loans to the full extent thereof and then to Eurodollar Loans and shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Each such prepayment shall be credited to ~~prepay in direct order of maturity the unpaid amounts due on~~the remaining scheduled installments of the Term Facilities thereof as specified by the Borrower or, if not specified, to the next eight scheduled quarterly installments of the ~~Tranche B-4~~ Term Loans ~~and Tranche B-5 Term Loans, ratably,~~in direct order of maturity and thereafter to the remaining scheduled quarterly installments of the ~~Tranche B-4~~ Term Loans ~~and Tranche B-5 Term Loans, ratably,~~ on a pro rata basis.

(e)            The Borrower shall provide the Administrative Agent written notice of any mandatory prepayment of Term Loans required to be made pursuant to Sections 4.2(a) and (b), three (3) Business Days (or with respect to any mandatory prepayments upon the Incurrence of any Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt or other Credit Agreement Refinancing Indebtedness pursuant to Section 4.2(a), one (1) Business Day prior thereto in the case of any Base Rate Loans being prepaid) prior to the date of prepayment (or such later time as the Administrative Agent may agree in its sole discretion), which notice shall specify the date and amount of prepayment; provided, that such notice may be conditioned on consummation of such mandatory prepayment event and receipt of Net Cash Proceeds thereof by the applicable Group Member. Other than with respect to mandatory prepayments upon the Incurrence of any Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt or other Credit Agreement Refinancing Indebtedness pursuant to Section 4.2(a), the applicable Lenders may elect not to accept any mandatory prepayment (each such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m., New York City time, one Business Day prior to the date of such prepayment. Any prepayment amount declined by the Declining Lenders (the “Declined Amount”) shall be retained by the Borrower.

(f)             Notwithstanding any other provisions of this Section 4.2 to the contrary, with respect to any prepayment required pursuant to Section 4.2(a) or (b), if at the time of such prepayment, the Group Member receiving the Net Cash Proceeds (i) is prohibited, restricted or delayed by applicable local law from repatriating such Net Cash Proceeds to the Borrower, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 4.2(a) or (b) but may be retained by the applicable Group Member so long, but only so long, as the applicable local law will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Cash Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 4.2(a) or (b) to the extent provided therein or (ii) cannot repatriate such funds to the Borrower without (in the good faith determination of the Borrower) the repatriation of such Net Cash Proceeds (or a portion thereof) that would otherwise be required to be applied pursuant to Section 4.2(a) or (b) resulting in material adverse tax consequences, the Net Cash Proceeds (or portion thereof) so affected may be retained by the applicable Group Member (the Borrower hereby agrees to cause the applicable Group Member to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects) until such time as such material adverse costs would not apply to the repatriation thereof, at which time the mandatory prepayments otherwise required by Section 4.2(a) or (b) with respect to such Net Cash Proceeds shall be made.

4.3.          Conversion and Continuation Options. (a)  The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 noon, New York City time, on the Business Day preceding the proposed conversion date~~,~~; provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 1:00 p.m., New York City time, on the second Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefore)~~,~~; provided, that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. If the Borrower requests a conversion to Eurodollar Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)            Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans~~,~~; provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations~~, and~~; provided, further, that if the Borrower shall fail to give any required notice as described ~~above~~ in this ~~paragraph~~Section 4.3(b) or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. So long as no Event of Default has occurred and is continuing, if the Borrower requests a continuation of Eurodollar Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

4.4.         Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than fifteen Eurodollar Tranches shall be outstanding at any one time.

4.5.         Interest Rates and Payment Dates; Administrative Agent Fees; Other Fees. (a)  Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)            Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c)             (i) If any portion of the principal of any Loan or Reimbursement Obligation is not paid when due (whether at the stated maturity, by acceleration or otherwise), such portion of such principal shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to Section 4.5(a) or 4.5(b) plus 2.00% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Facility plus 2.00% per annum and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.00% per annum (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2.00% per annum), in each case, with respect to both clause (i) and clause (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)            Interest shall be payable in arrears on each Interest Payment Date~~,~~; provided, that interest accruing pursuant to ~~paragraph~~Section 4.5(c) ~~of this Section~~ shall be payable from time to time on demand.

(e)             The Borrower agrees to pay to the Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Other Representatives and the Administrative Agent in connection with this Agreement.

4.6.          Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Statutory Reserve Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Interest shall accrue on each Loan for each day on which it is made or outstanding, except the day on which it is repaid unless it is repaid on the same day that it was made.

(b)            Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.5(a).

(c)             In the event that any financial statement or compliance certificate delivered pursuant to Sections 7.1 or 7.2 respectively is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or Commitment Fee Rate applied for such Applicable Period respectively, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement and a corrected compliance certificate for such Applicable Period, (ii) the Applicable Margin and the Commitment Fee Rate shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrower shall promptly pay to the Administrative Agent (for the account of the Lenders and the Issuing Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin and Commitment Fee Rate for such Applicable Period. This Section 4.6(c) shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 4.5(b) and Section 9 hereof, and shall survive the termination of this Agreement.

4.7.          Inability to Determine Interest Rate.

(a)             If prior to the first day of any Interest Period:

(i)             the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurodollar Base Rate, as applicable~~, for a Loan for~~ (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period, or

(ii)            the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate or the Eurodollar Base Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans (provided, that the Borrower may rescind such request promptly after receipt of such notice), (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

(b)            If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 4.7(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 4.7(a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement that the administrator of the LIBOR Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (x) the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR Screen Rate), (y) the supervisor for the administrator of the LIBOR Screen Rate has made a public statement identifying a specific date after which the LIBOR Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 11.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 4.7(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 4.7(b), only to the extent the LIBOR Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any request for the conversion or continuation of any Eurodollar Loans shall be ineffective and (y) any request for a borrowing of Eurodollar Loans denominated in Dollars shall be deemed to be a request for a Base Rate Loan.

4.8.          Pro Rata Treatment and Payments. (a)  Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be of the relevant Lenders.

(b)            Each payment (including each prepayment but excluding any purchase of Loans pursuant to Section 11.6(g)) by the Borrower on account of principal of and interest on the ~~Tranche B-4 Term Loans and Tranche B-5~~ Term Loans shall be made pro rata according to the respective outstanding principal amounts of the ~~Tranche B-4~~ Term ~~Loans and Tranche B-5 Term~~ Loans then held by the Term Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)             Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d)            All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)             Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this ~~paragraph~~Section 4.8(e) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

(f)             Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

4.9.          Requirements of Law. (a)  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, or compliance by any Lender or the Administrative Agent with any request or directive whether or not having the force of law from any central bank or other Governmental Authority made subsequent to the date such Lender or the Administrative Agent, as applicable, becomes a party hereto:

(i)              shall subject any Lender or the Administrative Agent to any ~~tax~~Tax of any kind whatsoever with respect to this Agreement, or any other Loan Documents, and Commitment or Obligation, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) changes in the rate of net income taxes, ~~capital taxes,~~ branch profits taxes~~,~~ and franchise ~~taxes (imposed in lieu of income taxes) and net worth~~ taxes (imposed in lieu of income taxes)

and (B) Non-Excluded Taxes imposed on amounts payable hereunder, Other Taxes and Excluded Taxes~~,~~; provided, that this provision shall not affect any obligation of the Borrower under Section 4.10);

(ii)           shall impose, modify or hold applicable any reserve, liquidity requirements, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)          shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent, by an amount that such Lender or the Administrative Agent, as applicable, reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or the Administrative Agent, upon its written demand (accompanied by a certificate of the type described in ~~clause~~Section 4.9(c) ~~below~~), any additional amounts necessary to compensate such Lender or the Administrative Agent for such increased cost or reduced amount receivable. If any Lender or the Administrative Agent becomes entitled to claim any additional amounts pursuant to this ~~paragraph~~Section 4.9(a), it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)           If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity requirements whether or not having the force of law from any Governmental Authority made subsequent to the date such Lender becomes a party hereto shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity requirements and such Lender’s desired return on capital) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request (accompanied by a certificate of the type described in clause (c) below) therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. For purposes of this Agreement, and notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be have been enacted, adopted or issued after the date each Lender has become a party hereto, regardless of the date such act, requests, rules, regulations, guidelines or directives enacted, adopted or issued.

(c)             A certificate as to any additional amounts payable pursuant to this Section 4.9 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 4.9, the Borrower shall not be required to compensate a Lender pursuant to this Section 4.9 for any amounts Incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 4.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.10.       Taxes. (a)  Except to the extent required under applicable law, all payments made under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for ~~or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, value added taxes, or any other goods and services, use or sales taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto (“~~any Taxes. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is a Non-Excluded Tax (as defined below), then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.10) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made; provided, however, that, for the avoidance of doubt, the Borrower shall not be required to increase any such amounts payable to any Lender or the Administrative Agent with respect to any Excluded Taxes~~”~~.

(b)             ~~).~~ “Non-Excluded Taxes” shall mean all Taxes other than Excluded Taxes. “Excluded Taxes” shall mean Taxes (i) measured by net income ~~taxes~~(however denominated), branch profits ~~taxes, franchise taxes (imposed in lieu of net income taxes) and net worth taxes (imposed in lieu of net income taxes) imposed on any~~Taxes and franchise Taxes imposed on the Administrative Agent or any Lender or its applicable lending office or any branch, in each case as a result of a present or former connection between ~~such~~the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such ~~tax~~Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising ~~solely~~ from ~~such~~the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, this Agreement or any other Loan Document~~). If any Non-Excluded Taxes or Other Taxes are~~

~~required to be withheld from any amounts payable by or on behalf of the Borrower or any other Loan Party to any Agent or any Lender hereunder or any other Loan Document (or are required to be withheld or paid by such Agent or Lender), the amounts so payable to such Agent or such Lender shall be increased by such Loan Party to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement or any other Loan Document that would have been received had no such withholding been required, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender or Agent with respect to any, and Excluded Taxes shall include, Taxes (i~~, or sold or assigned an interest in any Loan or Loan Document), (ii) that are attributable to such Lender’s or the Administrative Agent’s failure to comply (other than as a result of any change in any Requirement of Law) with the requirements of ~~paragraph (d) of this Section~~Sections 4.10(e) or (f), (~~ii~~iii) that are United States federal withholding taxes imposed on amounts payable to such Lender or the Administrative Agent at the time such Lender or the Administrative Agent becomes a party to this Agreement (other than pursuant to a replacement by the Borrower under Section 4.13), except to the extent that such Lender’s or the Administrative Agent’s assignor (if any) was entitled, at the time of assignment to receive additional amounts from the Borrower with respect to the ~~Non-Excluded~~ Taxes pursuant to this ~~paragraph (a) or (g) or (iii) U.S. federal~~Section 4.10(b) or Section 4.10(h) and (iv) any withholding taxes imposed under FATCA.

(c)            ~~(b)~~ In addition, but without duplication of ~~paragraph~~Section 4.10(a), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)            ~~(c)~~ Whenever any Non-Excluded Taxes or Other Taxes are payable by or on account of ~~the Borrower~~a Loan Party, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay or cause to be paid any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit or cause to be remitted to the Administrative Agent the required receipts or other required documentary evidence, the ~~Borrower~~Loan Parties shall indemnify the ~~Agents~~Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by ~~any~~the Administrative Agent or any Lender as a result of any such failure.

(e)            ~~(d)~~ Each Lender or the Administrative Agent (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8IMY (together with any required attachments), Form W-8EXP and/or Form W-8BEN or W-8BEN-E (claiming benefits of an applicable tax treaty) or Form W-8ECI, as applicable (or successor form) or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN or W-8BEN-E, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver properly updated forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this ~~paragraph~~Section 4.10(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this ~~paragraph~~Section 4.10(e) that such Non-U.S. Lender is not legally able to deliver. Each Lender or the Administrative Agent that is not a Non-U.S. Lender shall furnish an accurate and complete U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Lender or the Administrative Agent is not subject to U.S. backup withholding, and to the extent it may lawfully do so at such times, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form.

(f)             ~~(e)~~ A Lender or the Administrative Agent that is entitled to an exemption from or reduction of ~~non-U.S.~~ withholding ~~tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party,~~Tax with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and upon reasonable request in writing by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate~~, to the extent that such Lender or Agent is legally entitled to complete, execute and~~. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation ~~and~~prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.10(d)) shall not be required if in such Lender’s or the Administrative Agent’s reasonable judgment such completion, execution or submission would ~~not~~subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or the Administrative Agent.

(g)            ~~(f)~~ If any Lender or the Administrative Agent determines, in its reasonable discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.10, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of ~~such~~the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of ~~such~~the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to ~~such~~the Administrative Agent or such Lender in the event ~~such~~the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this ~~paragraph~~Section 4.10(~~f~~g), in no event will any Lender or the Administrative Agent be required to pay any amount to any Loan Party under this ~~paragraph~~Section 4.10(~~f~~g) the payment of which would place such Lender or the Administrative Agent in a materially less favorable net after-Tax position than such Lender or the Administrative Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This ~~paragraph~~Section 4.10(g) shall not be construed to require ~~any~~the Administrative Agent or any Lender to make available its ~~tax~~Tax returns (or any other information relating to its ~~taxes~~Taxes which it deems confidential) to the Borrower or any other Person.

(h)            ~~(g) Each~~The Borrower and each Loan Party shall indemnify each Lender and the Administrative Agent within twenty (20) days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes paid or payable by such Lender or the Administrative Agent or any of their respective Affiliates, as applicable, on or with respect to any payment by or on account of any obligation of ~~such~~the Borrower or such Loan Party hereunder (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.10) or otherwise arising in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that ~~no~~neither the Borrower ~~or~~nor any Loan Party shall be obligated to make payment to any Lender or the Administrative Agent, as applicable, pursuant to this Section 4.10(~~g~~h) in respect of penalties, interest or other similar liabilities attributable to such Non-Excluded Taxes or Other Taxes if such penalties, interest or other similar liabilities are attributable to the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be, seeking indemnification, as determined in a final, non-appealable judgment of a court of competent jurisdiction. An original official receipt, or certified copy thereof, as to the amount of such payment, delivered to the ~~applicable~~ Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of any such Person, shall be conclusive absent manifest error.

(i)            ~~(h)~~ The agreements in this Section 4.10 shall survive resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments or this Agreement and the ~~payment~~repayment, satisfaction or discharge of the Loans, Obligations and all other amounts payable ~~hereunder~~under any Loan Document.

(j)             ~~(i)~~ If a Lender ~~or Agent~~ changes its applicable lending office (other than with respect to the designation of a new lending office pursuant to a request by the Borrower under Section 4.12) or assigns its rights or sells participations therein and the effect of the change, assignment or participation, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under Section 4.9(a)(i) or 4.10, the Borrower shall not be obligated to pay such additional amount in excess of amounts the Borrower was obligated to pay prior to such change, assignment or participation.

(k)            ~~(j)~~ If a payment made to a Lender or the Administrative Agent under ~~this Agreement or any assignment or assumption~~any Loan Document would be subject to U.S. federal withholding ~~tax~~Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or the Administrative Agent has complied with such Lender’s or ~~Agent's~~the Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this 4.10(~~j~~k), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

4.11.        Indemnity. The Borrower agrees to indemnify each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 4.11 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

4.12.        Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9, 4.10(a) or 4.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage~~, and~~; provided, further, that nothing in this Section 4.12 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9, 4.10(a) or 4.15. Subject to the terms and conditions set forth in Section 10.7, the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

4.13.       Replacement of Lenders. (a) The Borrower may replace (at its sole expense and effort), with a replacement financial lender reasonably satisfactory to the Administrative Agent, any Lender that (~~a~~x) requests payment of any amounts payable under Section 4.9, 4.10(a) or 4.15, (~~b~~y) is a Defaulting Lender hereunder~~,~~ or (~~c~~z) declines to deliver any requested consent to a waiver, amendment or other modification of any provision of the Loan Documents that has been consented to by the Borrower, the Administrative Agent, the Required Lenders and, if otherwise required, the Majority Facility Lenders~~,~~ (any such Lender who does not agree to such consent, waiver or other modification, a “Non-Consenting Lender”), but only if (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default has occurred and is continuing at the time of such replacement, (iii) prior to any such replacement, such Lender has taken no action under Section 4.12 so as to eliminate the demand or condition giving rise to the Borrower’s replacement right, (iv) the replacement lender purchases, at par, all Loans and other amounts owing to the replaced Lender on or prior to the date of replacement and assumes all obligations of the replaced Lender under the Loan Documents in accordance with Section 11.6 (except that the Borrower shall pay the registration and processing fee referred to therein), (v) the Borrower compensates the replaced Lender under Section 4.11 if any Eurodollar Loan outstanding to the replaced Lender is purchased other than on the last day of the Interest Period relating thereto ~~and~~, (vi) in the case of any such replacement resulting from a claim for compensation under Section 4.9 or Section 4.10, such replacement will result in a reduction in such compensation or payments thereafter, and (vii) the Borrower shall pay the replaced Lender all amounts payable under Section 4.9 or Section 4.10. Notwithstanding the foregoing, all rights and claims of the Borrower, the Administrative Agent and the Lenders against any replaced Lender that has defaulted in its obligation to make Loans hereunder shall be in all respects and unaffected by the replacement of such Lender.

(b)          If the Borrower is unable to find a replacement for any Non-Consenting Lender, the Borrower may purchase the outstanding principal of its Loans of the relevant Class or Classes, in each case, subject to the terms and conditions set forth in Section 11.6(g).

4.14.       Evidence of Debt. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)            The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(b), and a ~~subaccount~~sub-account therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)             The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, but the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)            The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

4.15.       Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

4.16.       Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)             fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 3.5;

(b)            the Aggregate Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Majority Facility Lenders under any Facility have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1)~~,~~; provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders ~~shall require the consent of such Defaulting Lender~~under Section 11.1;

(c)            if any Swingline Exposure or any L/C Obligations exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of such Defaulting Lender’s Swingline Exposure and L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s Swingline Exposure and L/C Obligations does not exceed the total of all Non-Defaulting Lenders’ Revolving Commitments ~~and~~, (y) the sum of the Revolving Extensions of Credit, Swingline Exposure and L/C Obligations of any Non-Defaulting Lender does not exceed such Non-Defaulting Lender’s Revolving Commitment and (z) no Event of Default shall have occurred and be continuing at such time;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and any unpaid Reimbursement Obligations and (y) second, Cash Collateralize such Defaulting Lender’s remaining L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 3.7(a) for so long as such L/C Obligations are outstanding;

(iii)          if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to Section 4.16(c)(ii) and Section 3.7(a), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.9(a) or (b) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are cash collateralized;

(iv)          if the L/C Obligations of the Non-Defaulting Lenders is reallocated pursuant to Section 4.16(c)(i), then the fees payable to the Lenders pursuant to Section 3.9(a) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Percentages; or

(v)           if any Defaulting Lender’s L/C Obligations are neither cash collateralized nor reallocated pursuant to Section 4.16(c)(i) or (ii), then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.9(a) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the applicable Issuing Lenders until such L/C Obligations are cash collateralized and/or reallocated;

(d)           so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and each Issuing Lender shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.16(c) and Section 3.7(a), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.16(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)             in the event and on the date that each of the Administrative Agent, the Borrower, the Issuing Lenders and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Obligations of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage~~.~~; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, subject to Section 11.23, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.17.       Incremental Facilities. (a)  So long as no Event of Default exists or would arise therefrom, the Borrower shall have the right, at any time and from time to time after the ~~Restatement~~Third Amendment Effective Date to (i) request new term loan commitments under one or more new term loan credit facilities to be included in this Agreement and/or increase the principal amount of any Class of Term Loans (each, an “Incremental Term Facility” and, collectively, the “Incremental Term Loan Commitments”) and/or (ii) increase the Total Revolving ~~Credit~~ Commitment (~~the~~each, an “Incremental Revolving Facility” and, such commitments, the “Incremental Revolving Commitments” and, together with the Incremental Term Loan Commitments, the “Incremental Commitments” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”)~~)~~ so long as the aggregate ~~then~~ outstanding principal amount ~~of the sum~~ of all unutilized Incremental Commitments and Incremental Loans ~~together with any amounts Incurred under Section 8.2(v) that were Incurred in reliance on the Fixed Incremental Amount~~ does not exceed the ~~Fixed~~ Incremental Amount~~, plus if the Consolidated Senior Secured Leverage Ratio after giving effect to the Incurrence of Incremental Loans thereof (subject to Section 1.3) is less than or equal to 3.50 to 1.00 (assuming for purposes of such calculation that the Incremental Revolving Commitments being incurred at the time of such calculation are fully drawn and assuming that any unsecured notes are deemed to be secured ratably with the Facilities for purposes of calculating the Consolidated Senior Secured Leverage Ratio), an unlimited amount~~; provided that, after giving pro forma effect to any Incurrence or discharge of Indebtedness on the date the applicable Incremental Commitment Agreement ~~(as defined below)~~ becomes effective (subject to Section 1.3) and all related transactions as if completed on the first day of the ~~twelve~~12-month period ending on the most recent Test Date, the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1~~, as originally in effect or amended in accordance with the terms hereof,~~ was required on the Test Date) (and the Borrower shall deliver a certificate, on or prior to the date on which such Incremental Commitment shall become effective to the Administrative Agent certifying that the Borrower is in compliance with this Section 4.17). Any ~~loans made in respect of any such~~ Incremental Term Loan Commitment ~~shall be made by creating a new Tranche~~Incurred in the form of increases to any Class of existing Term Loans shall be identical to and form part of such Term Loans. Any Incremental Revolving ~~Facility~~ Commitments shall be Incurred in the form of increases to the Revolving ~~Credit~~ Commitments and ~~such Incremental Revolving Facility Commitment~~ shall be identical to and form part of such Revolving Facility.

(b)            Each request from the Borrower pursuant to this Section 4.17 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. The Incremental Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or financial institution (any such bank or other financial institution, an “Additional Lender”) subject, (i) in respect of any Additional Lender not already a Lender hereunder or an affiliate of a Lender hereunder, to the Borrower’s consent (such consent not to be unreasonably withheld or delayed) and (ii) in the case of any Incremental Revolving Commitments (if such Additional Lender is not already a Lender hereunder or any affiliate of a Lender hereunder) to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed). Any allocation of any Incremental Commitments to any Affiliated Lender shall be subject to the terms of Section 11.6(g).

(c)             No Incremental Commitment or Incremental Loans shall be effective unless the Borrower delivers to the Administrative Agent an Incremental Commitment Agreement executed and delivered by the ~~Loan Parties~~Borrower and the proposed Additional Lenders and such other documentation relating thereto as the Administrative Agent may reasonably request. Notwithstanding anything in Section 11.1 to the contrary, an Incremental Commitment Agreement may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this Section 4.17~~,~~; provided, however, that (i) (A) the Incremental Term Loan Commitments will not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors, and will be secured on a pari passu or (at the Borrower’s option) junior basis by the same Collateral securing the Loans, (B) the Incremental Term Loan Commitments and any incremental loans drawn thereunder (the “Incremental Term Loans”) shall rank pari passu in right of payment with or (at the Borrower’s option) junior to the Loans hereunder and (C) no Incremental Commitment Agreement may provide for any Incremental Commitment or any Incremental Term Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loans; (ii) no Lender will be required to provide any such Incremental Commitment unless it so agrees; (iii) the interest rate margins, upfront fees, original issue discount, any interest rate floors and any customary arrangement or commitment fees applicable to the loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Additional Lenders; provided, that in the event that the ~~applicable interest rate margins for any term loans Incurred by the Borrower under any Incremental Commitment are higher than the applicable interest rate margin for any~~All-In Yield for any Incremental Term Facility incurred by the Borrower on or prior to the date that is eighteen (18) months after the Third Amendment Effective Date is higher than the All-In Yield for any existing Term Loans hereunder by more than 50 basis points, then the Applicable Margin for ~~the~~such Term Loans shall be increased to the extent necessary so that the

~~applicable interest rate margin for the~~All-In Yield for such Term Loans is equal to the ~~applicable interest rate margins~~All-In Yield for such Incremental ~~Commitment~~Term Facility minus 50 basis points; provided~~,~~ further ~~that, in determining the applicable interest rate margins for the Loans hereunder and any Incremental Loans, (~~A~~) original issue discount (“~~OID~~”) or upfront fees payable generally to all participating Additional Lenders in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under the Loans or any Incremental Loan in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity); (B) customary arrangement or commitment fees payable to any of the Other Representatives (or their respective affiliates) in connection with the Loans or to one or more arrangers (or their respective affiliates) in connection with the Incremental Loans (and any fee payable to any Additional Lender in lieu of any portion of any such fee payable to any such arranger or affiliate thereof) shall be excluded; and (~~C~~) if the Incremental Loans include an interest rate floor greater than the interest rate floor then applicable to the Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for the Loans shall be required, to the extent an increase in the interest rate floor for the Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to the Loans shall be increased by such amount;~~ (iv) such Incremental Commitment ~~Amendment~~Agreement may provide for the inclusion, as appropriate, of Additional Lenders in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder and may provide class protection for any additional credit facilities in a manner consistent with those provided the ~~original Facility~~Facilities pursuant to the provisions of Section 11.1 as ~~originally~~ in effect on the Third Amendment Effective Date; (v) the final maturity date of any Incremental Loans or Incremental Commitments shall be no earlier than the Latest Maturity Date and the Weighted Average Life to Maturity of any Incremental Loans made pursuant to Incremental Term Loan Commitments shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans; (vi) the prepayment provisions shall be determined by the Borrower and the applicable Additional Lenders; provided that they shall not be more favorable than the prepayment provisions applicable to the Term Loans; (vii) if such Incremental Loans or Incremental Commitment shall be secured on a junior basis, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement; and (viii) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Incremental Commitment ~~Amendment~~Agreement, shall otherwise be reasonably satisfactory to the Administrative Agent.

(d)            The Administrative Agent shall promptly notify each Lender whenever any Incremental Commitment becomes effective.

(e)            No Incremental Commitment Agreement shall become effective unless the Administrative Agent has received (i) a certificate executed by a Responsible Officer of the Borrower to the effect that no Event of Default has occurred and is continuing (subject to Section 1.3), and (ii) such additional Security Documents, legal opinions, board resolutions, certificates and other documentation as may be required by such Incremental Commitment Agreement or reasonably requested by the Administrative Agent.

(f)             Upon the implementation of any Incremental Revolving Facility pursuant to this Section 4.17, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each Incremental Revolving Facility Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving ~~Credit~~ Commitments (after giving effect to any increase in the Revolving ~~Credit~~ Commitment pursuant to this Section 4.17) and (ii) the existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving ~~Credit~~ Commitments (after giving effect to any increase in the Revolving ~~Credit~~ Commitment pursuant to this Section 4.17); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g)            Subject to clause (i) below, each Incremental Commitment Agreement shall contain representations and warranties by the Borrower substantially in the form of those made by the Borrower in this Agreement, except for any exceptions, disclosures or modifications reasonably acceptable to the Administrative Agent, the Borrower and the Additional Lender(s) making an Incremental Commitment pursuant to such Incremental Commitment Agreement.

(h)             In connection with any Incremental Commitment Agreement pursuant to this Section 4.17, at the direction and as reasonably requested by Administrative Agent to ensure the continuing priority of the Lien of the Mortgages as security for the Loans, (A) the Borrower or Loan Party party to the Mortgages shall enter into, and deliver to the Administrative Agent a Modification and (B) Borrower shall deliver, or cause the title company or local counsel, as applicable, to deliver, to the Administrative Agent local counsel opinions, an endorsement to the relevant title policies, date down(s) or other documents, instruments or evidence of the priority of the Lien of the Mortgages as security for the Loans, each in form and substance reasonably satisfactory to Administrative Agent. In addition, as reasonably requested by the Administrative Agent, the Borrower shall deliver an updated flood hazard certificate for each of the Mortgaged Properties.

(i)              Notwithstanding anything to the contrary in this Section 4.17 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Acquisition, the conditions to entering into and availability of such Incremental Facility (including applicability of customary “SunGard” or other “certain funds” conditionality), and the timing of satisfaction or waiver of any such conditions (as between being satisfied or waived upon execution of an amendment evidencing such Incremental

Facility or upon the making of any Incremental Loans thereunder), shall be as agreed to among the Borrower and the Incremental Lenders.

4.18.       Extension Amendments. (a) The Borrower may at any time and from time to time request that all or a portion, including one or more ~~tranches~~Tranches, of any commitments or the Loans (including any Extended Loans), each existing at the time of such request (each, an “Existing Tranche” and the Loans of such Tranche, the “Existing Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, “Extended Tranche” and the Loans of such Tranche, the “Extended Loans”) and to provide for other terms consistent with this Section 4.18. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms (other than provided in ~~clause~~Section 4.18(c) below) shall be identical to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”) except (x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the commitment fee, if any, with respect to the Extended Tranche may be higher or lower than the commitment fee, if any, for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided, that, notwithstanding anything to the contrary in this Section 4.18 or otherwise, (1) such Extended Tranche shall not be, (x) in the case of any Extended Tranche relating to Loans under ~~each~~any of the Term Facilities hereunder, in an amount less than $100,000,000 and shall be in integral multiples of $50,000,000 in excess thereof and (y) in the case of any Extended Tranche relating to Loans under the Revolving Facility hereunder, in an amount less than $50,000,000 and shall be in integral multiples of $25,000,000 in excess thereof, (2) no Extended Tranche shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Existing Tranches, (3) the repayment (other than in connection with a permanent repayment and, if applicable, termination of commitments), the mandatory prepayment and the commitment reduction of any of Loans or Commitments under the Extended Tranches shall be made on a pro rata basis with all other outstanding Loans or Commitments (including all Extended Tranches) respectively; provided, that, Extended Loans may, if the Extending Lenders making such Extended Loans so agree, participate on a less than pro rata basis in any voluntary or mandatory repayment or prepayment or commitment reductions hereunder, (4) the final maturity of any Extended Tranche shall not be earlier than, and if such Extended Tranche is a term facility, shall not have a Weighted Average Life to Maturity shorter than the applicable Specified Existing Tranche, (5) each Lender in the Specified Existing Tranche shall be permitted to participate in the Extended Tranche in accordance with its pro rata share of the Specified Existing Tranche and (6) assignments and participations of Extended Tranches shall be governed by the same assignment and participation provisions applicable to Loans and Commitments hereunder as set forth in Section 11.6. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Tranche converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans

(and, if applicable, commitments) from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b)            The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending ~~Lender” and with respect to Term Loans an “Extending Term Loan Lender” and with respect to Revolving Commitments an “Extending Revolving~~ Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election.

(c)             Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, fees or prepayments referenced in Section 4.18(a) and which, except to the extent expressly contemplated by the penultimate sentence of this Section 4.18(c) and notwithstanding anything to the contrary set forth in Section 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the ~~Loan Parties~~Borrower, the Administrative Agent~~,~~ and the Extending Lenders. No Extension Amendment shall provide for any Extended Tranche in an aggregate principal amount that is less than (x) in the case of any Extended Tranche relating to Loans under either of the Term Facilities hereunder, in an amount less than $100,000,000 and shall be in integral multiples of $50,000,000 in excess thereof and (y) in the case of any Extended Tranche relating to Loans under the Revolving Facility hereunder, in an amount less than $50,000,000 and shall be in integral multiples of $25,000,000 in excess thereof; provided, ~~further,~~ that no Extension Amendment may provide for ~~(a)~~ any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Tranches. It is understood and agreed that each Lender has consented to each amendment to this Agreement and the other Loan Documents authorized by this Section 4.18 and the arrangements described above in connection therewith for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 4.18 and the arrangements described above in connection therewith. In connection with any Extension Amendment, the Borrower shall, if requested by the Administrative Agent, deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby.

(d)            Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with ~~clause~~Section 4.18(a) ~~above~~ (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date) and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Tranches, such loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Tranches to the applicable Extended Tranches so converted by such Lender on such date.

(e)             If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (A) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to obtain a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Loans and/or a commitment on the terms set forth in such Extension Amendment; ~~and~~ provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full at par by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption or (B) prepay the Loans and, at the Borrower’s option, if applicable, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to Section 4.11, without premium or penalty. In connection with any such replacement under this Section 4.18, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full in cash by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date ~~and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf~~without any action on the part of such Non-Extending Lender and the Assignment and Assumption executed by the replacement Lender shall be effective for the purposes of this Section 4.18.

(f)             This Section 4.18 shall supersede any provisions in Section 4.8 or Section 11.1 to the contrary.

(g)            No amendment, conversion or exchange of Loans pursuant to any Extension Amendment in accordance with Section 4.18 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

4.19.        Refinancing Facilities.  (a)  At any time after the ~~Restatement~~Third Amendment Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (A) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (A) will be deemed to include any then outstanding Incremental Loans under any Incremental Term Loan Commitments) and any then outstanding Refinancing Term Loans or (B) all or any portion of the Revolving Loans (or unused Revolving Commitments or any Incremental Loans or unused Incremental Revolving Commitments or any unused Refinancing Revolving Commitment of Refinancing Revolving Loans) under this Agreement, in the form of (x) Refinancing Term Loans or Refinancing Term Commitments or (y) Refinancing Revolving Loans or Refinancing Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided, that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, (iii) (x) with respect to any Refinancing Revolving Loans or Refinancing Revolving Commitments, will have a maturity date that is not prior to the maturity date of Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Refinancing Term Loans or Refinancing Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced, (iv) will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the Borrower and the Lenders thereof and (v) will have other terms and conditions that are substantially identical to (or in the case of any Credit Agreement Refinancing ~~Notes~~Indebtedness in the form of notes, are on market terms or are substantially identical to), or (taken as a whole) are no more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than the Refinanced Debt; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, Incurred or obtained.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 6.1 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the ~~Restatement~~Third Amendment Effective Date (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).  Each Tranche of Credit Agreement Refinancing Indebtedness Incurred under this Section 4.19 shall be in an aggregate principal amount that is (x) not less than $100,000,000 in the case of Refinancing Term Loans or $50,000,000 in the case of Refinancing Revolving Loans and (y) an integral multiple of $50,000,000 in excess thereof in the case of Refinancing Term Loans or $25,000,000 in excess thereof in the case of Refinancing Revolving Loans.  Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Refinancing Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments and in each case with the consent of the applicable ~~issuing lenders and swingline lenders.~~Issuing Lenders and Swingline Lenders.  The

Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness Incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans, Refinancing Revolving Loans, Refinancing Revolving Commitments and/or Refinancing Term Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.  In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the Revolving Termination Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b)          This Section 4.19 shall supersede any provisions in Section 4.8 or Section 11.1 to the contrary.

SECTION 5.   REPRESENTATIONS AND WARRANTIES

To induce the ~~Agents~~Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to ~~each~~the Administrative Agent and each Lender that, unless otherwise specified, on and as of the ~~Restatement~~Third Amendment Effective Date and on and as of each date as required by Section 6.1(b):

5.1.          Financial Condition.  The audited consolidated balance sheets and the related consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries ~~at~~for the fiscal year ended on or about December 31, ~~2013 reported on by and~~2018 accompanied by an unqualified report from KPMG LLP, ~~and as at on or about December 31, 2012 and on or about December 31, 2011,~~ in each case present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as ~~at~~of such ~~dates~~date and their consolidated results of operations and consolidated cash flows for the fiscal ~~years~~year then ended.  All such financial statements, including the related schedules and notes (if any) thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein).  As of the ~~Restatement~~Third Amendment Effective Date, no Group Member has any material Guarantee Obligations, contingent liabilities or any long‑term leases or unusual forward or long‑term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this ~~paragraph~~Section 5.1 other than as contemplated by the Loan Documents.

5.2.          No Change.  There has not been since December 31, ~~2013~~2018, any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

5.3.          Corporate Existence; Compliance with Law.  Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law and Organizational Documents, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4.          Power; Authorization; Enforceable Obligations.  Each Loan Party has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit under this Agreement.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the ~~extensions of credit~~borrowings under this Agreement as of the Third Amendment Effective Date.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the ~~Restatement~~Third Amendment Effective Date Transactions, the ~~extensions of credit hereunder~~borrowings under this Agreement as of the Third Amendment Effective Date or the execution, delivery, performance, validity or enforceability of the Loan Documents except (i) consents, authorizations, filings and notices described in Schedule 5.4 in Exhibit D of the Third Amendment Agreement, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect except as specifically described in Schedule 5.4 in Exhibit D of the Third Amendment Agreement and (ii) the filings referred to in Section 5.19.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, each other Loan Document upon execution will constitute the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.5.          No Legal Bar.  No execution, delivery and performance of the Loan Documents and, the issuance of Letters of Credit and the borrowings hereunder do not and will not violate in any material respect any Requirement of Law, Organizational Documents or any material Contractual Obligation of the Borrower or any Material Subsidiary or result in or require the creation or imposition of any Lien on any property or revenues of the Borrower or any Material Subsidiary in any material respect pursuant to any Requirement of Law, Organizational Documents or material Contractual Obligation (other than the Liens created by the Security Documents).  No Group Member is subject to any Requirement of Law, Organizational Documents or Contractual Obligation that has had or would reasonably be expected to have a Material Adverse Effect.

5.6.          Litigation.  Except as set forth on Schedule 5.6 in Exhibit D of the Third Amendment Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

5.7.          No Default.  No Default or Event of Default has occurred and is continuing.

5.8.          Ownership of Property; Liens; Insurance.  Each of the Borrower and its Material Subsidiaries has good and ~~indefeasible~~marketable title to the Mortgaged Properties, and to the knowledge of the Borrower, has good and valid title to, or a valid leasehold interest in, all its other material property and none of such property is subject to any Lien except Permitted Liens.

5.9.        Intellectual Property.  Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent such failure to own or possess the right to use, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending before a Governmental Authority against any Group Member by any Person challenging or questioning the use of any Intellectual Property, or the validity or ~~effectiveness~~enforceability of any Intellectual Property owned by any Group Member, ~~nor does the Borrower know of any valid basis for any such claim~~ and (b) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

5.10.        Taxes.  Each Group Member has filed or caused to be filed all Federal and state income and other material ~~tax~~Tax returns that are required to be filed and has paid all material ~~taxes~~Taxes due and payable by such Group Member or any assessments made against it or any of its property and all other material ~~taxes~~Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (~~other than any taxes the amount or validity of which are currently~~except that are being contested in good faith by appropriate proceedings ~~(if any) and with respect to which~~diligently conducted and for which such Person, as applicable, has set aside on its books adequate reserves in conformity with GAAP ~~have been provided on the books of the relevant Group Member~~); as of the ~~Restatement~~Third Amendment Effective Date, no tax Lien has been filed (other than Liens for taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member), and, to the knowledge of the Borrower, no claim is being asserted, with respect to any material ~~tax~~Tax, fee or other charge.  No Group Member intends to treat the Loan, the ~~Restatement~~Third Amendment Effective Date Transactions, or any other transaction contemplated hereby as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4).

5.11.        Federal Regulations.  No part of the proceeds of any Loans or Revolving Extensions of Credit will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Board.  ~~If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U‑1, as applicable, referred to in Regulation U.~~

5.12.        Labor Matters.  Except as, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

5.13.        ERISA.  Neither a Reportable Event nor a failure to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan ~~for~~, whether or not waived, which resulted in any material liability to any Group Member or Commonly Controlled Entity ~~has a material unpaid liability~~, and each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. No Group Member or Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA. No such Multiemployer Plan is Insolvent, or was determined to or expected to be in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, and no Single Employer Plan was determined to or expected to be in “at risk” status as defined in Section 430 of the Code or Section 303 of ERISA, and no Group Member or Commonly Controlled Entity would become subject to any material liability under ERISA if any Group Member or Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No ~~such Multiemployer Plan is in Reorganization or Insolvent.  No~~ Group Member has any liability with respect to any employee benefit plan that is not subject to the laws of the United States or a political subdivision thereof that would reasonably be expected to result in a Material Adverse Effect.

5.14.        Investment Company Act~~; Other Regulations~~.  No Group Member is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  ~~Neither the Borrower nor any Material Subsidiary is subject to regulation under any Requirement of Law or restriction under its Organizational Documents (other than Regulation X of the Board) that limits its ability to Incur Indebtedness under this Agreement.~~

5.15.        Restricted Subsidiaries.  As of the ~~Restatement~~Third Amendment Effective Date, (a) Schedule 5.15 in Exhibit D of the Third Amendment Agreement sets forth the name and jurisdiction of organization of each Restricted Subsidiary and, as to each such Restricted Subsidiary, the percentage of each class of Capital Stock owned by any Group Member and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Group Member (other than the Borrower), except as created by the Loan Documents.

5.16.        Use of Proceeds.  (a) The proceeds of ~~any~~the Tranche B-6 Term Loans made on the ~~Restatement Effective date shall be used to prepay Existing Term Loans and outstanding incremental term loans under the Existing Credit Agreement and any amounts that remain unutilized after the consummation of the Restatement Effective Date Transactions may be used by the Borrower and its Subsidiaries after the Restatement Effective Date for ongoing working capital needs and general corporate purposes, (b) the proceeds of the Tranche B-3 Term Loans made on the Incremental~~Third Amendment Effective Date shall be used to prepay in full the Tranche B-~~1~~4 Term Loans, Tranche B-5 Term Loans and all Revolving Loans ~~existing~~outstanding immediately prior to the ~~Incremental~~Third Amendment Effective Date (and to pay fees and expenses incurred in connection with the Third Amendment Effective Date Transactions) and any amounts that remain unutilized after the consummation of the ~~Incremental~~Third Amendment Effective Date Transactions may be used by the Borrower and its Subsidiaries ~~after the Incremental Effective Date for ongoing working capital needs and general corporate purposes, (c) the proceeds of the Tranche B-4 Term Loans and Tranche B-5 Term Loans made on the Refinancing Effective Date shall be used to prepay in full the Tranche B-2 Term Loans, Tranche B-3 Term Loans and all Revolving Loans existing prior to the Refinancing Effective Date and any amounts that remain unutilized after the consummation of the Refinancing Effective Date Transactions may be used by the Borrower and its Subsidiaries after the Refinancing Effective~~on or after the Third Amendment Effective Date for ongoing working capital needs and general corporate purposes and (~~d~~b) after the ~~Refinancing~~Third Amendment Effective Date, the Borrower and its Subsidiaries may use proceeds from Revolving Loans, Letters of Credit, Swingline Loans and proceeds of any Incremental Loans for working capital, Permitted Acquisitions or other general corporate purposes.

5.17.        Environmental Matters.  Except as, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(a)          Except as listed on Schedule 5.17 in Exhibit D of the Third Amendment Agreement, the facilities and properties currently owned, leased or operated by any Group Member (the “Properties”) do not contain either (a) any Materials of Environmental Concern or (b) contamination in amounts or concentrations or under circumstances, in either case that constitute, or ~~could~~would reasonably be expected to give rise to liability under, any Environmental Law;

(b)          Except as listed on Schedule 5.17 in Exhibit D of the Third Amendment Agreement, no Group Member has received any written notice of violation, alleged violation, non-compliance or liability or potential liability, under Environmental Laws with regard to any of the Properties or any Group Member’s operation of any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge that any such notice is likely to be received or is being threatened;

(c)          the Group Members (i) conduct the Business in compliance with Environmental Law, (ii) hold all Environmental Permits (each of which is in full force and effect) required pursuant to Environmental Law for the conduct of the Business; and (iii) are in compliance with all such Environmental Permits;

(d)          Except as listed on Schedule 5.17 in Exhibit D of the Third Amendment Agreement, Materials of Environmental Concern have not been transported or disposed of by or on behalf of any Group Member from the Properties in violation of, or in a manner or to a location that would give rise to liability under, any Environmental Law, nor during any Group Member’s ownership or operation of the Properties or, to the knowledge of the Borrower, at any formerly owned, leased or operated facilities or properties (“Former Properties”) have any Materials of Environmental Concern been generated, treated, stored or disposed of, released or threatened to be released at, on or under any of the Properties or Former Properties or otherwise in connection with the Business in violation of Environmental Law, or in a manner that could give rise to liability under, any Environmental Law; and

(e)          Except as listed on Schedule 5.17 in Exhibit D of the Third Amendment Agreement, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or is reasonably likely to be named as a party with respect to the Properties~~,~~ or the Business or, to the knowledge of the Borrower, any Former Properties, nor are there any consent decrees, consent orders, administrative orders or other orders, or other binding administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties~~,~~ or the Business or, to the knowledge of the Borrower, any Former Properties.

5.18.        Accuracy of Information, etc.  No statement or information (other than any projections and information of a general economic or general industry nature) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum, or any other material document, certificate or written statement furnished by or on behalf of any Group Member to the Administrative Agent or the Lenders, or any of them, for use in connection with the ~~transactions contemplated by this Agreement~~Third Amendment Effective Date Transactions or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the ~~Restatement~~Third Amendment Effective Date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading~~.  The~~, in the light of the circumstances under which they were made (after giving effect to all supplements).  The forecasts, projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.19.        Security Documents.  (a)  The Amended and Restated Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds and products thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.  In the case of the Pledged Stock described in the Amended and Restated Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Amended and Restated Guarantee and Collateral Agreement, to the extent provided therein, when financing statements, other filings specified on Schedule 4 ~~to the Amended and Restated Guarantee and Collateral~~in Exhibit E to the Third Amendment Agreement in appropriate form are filed in the offices specified on Schedule 4 ~~to the Amended and Restated Guarantee and Collateral~~in Exhibit E to the Third Amendment Agreement and the other actions described in Section 4.3 of the Amended and Restated Guarantee and Collateral Agreement are completed, the Amended and Restated Guarantee and Collateral Agreement shall be effective to create a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Amended and Restated Guarantee and Collateral Agreement), in each case (to the extent provided therein) prior and superior in right to any other Person (except for Permitted Liens);

(b)          Upon execution thereof, each of the Mortgages shall be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof, and when the Mortgages are ~~filed~~appropriately filed or recorded and indexed in the appropriate offices as may be required under applicable Requirements of Law (to the extent required hereunder and thereunder), together with payment of appropriate filing or recording fees and applicable taxes, if any, in the offices specified therein, each such Mortgage shall constitute, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally~~,~~ (to the extent provided therein), a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case (except as expressly set forth therein) prior and superior in right to any other Person (except for Permitted Liens).  Schedule 1.1(a) in Exhibit D of the Third Amendment Agreement lists, as of the ~~Restatement~~Third Amendment Effective Date, each parcel of owned real property located in the United States and held by the Borrower or any ~~of its Restricted Subsidiaries~~other Loan Party that has a value, in the reasonable opinion of the Borrower, in excess of $6,000,000.

(c)          When delivered and at all times thereafter, each Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Intellectual Property Collateral described therein and the proceeds and products thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.  Upon the filing of (i) each Intellectual Property Security Agreement in the appropriate indexes of the United States Patent and Trademark Office (the “PTO”) relative to United States patents and United States trademarks, and the United States Copyright Office relative to United States copyrights, if any, ~~and the taking of appropriate actions with respect to Intellectual Property which is the subject of a registration or application outside the United States under applicable local laws,~~ together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing in the offices specified on Schedule 4 ~~of the Amended and Restated Guarantee and Collateral~~in Exhibit E of the Third Amendment Agreement, each Intellectual Property Security Agreement shall constitute (to the extent provided in the Amended and Restated Guarantee and Collateral Agreement) a perfected Lien on, and security interests in, all right, title and interest of the Loan Parties in such Intellectual Property Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Amended and Restated Guarantee and Collateral Agreement), in each case (except as expressly set forth therein) prior and superior in right to any other Person (except for Permitted Liens); provided, that, except as set forth in Section 5.9(d) of the Amended and Restated Guarantee and Collateral Agreement, the Loan Parties shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any Intellectual Property Collateral in any jurisdiction other than the United States of America and subsequent filings in the PTO and United States Copyright Office and actions and filings under applicable law to obtain the equivalent perfection may be necessary with respect to registrations for Intellectual Property acquired by any Loan Party after the date hereof.

5.20.        Solvency.  The ~~Loan Parties~~Borrower and its Subsidiaries, on a consolidated basis, are, and after giving effect to the ~~Restatement~~Third Amendment Effective Date Transactions and the Incurrence of all Indebtedness and obligations being Incurred in connection ~~herewith and~~ therewith will be, Solvent.

5.21.        Regulation H.  No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in respect of which the procurement of flood insurance is required by any Requirement of Law, unless such flood insurance has been obtained and is in full force and effect.

5.22.        Anti-Terrorism Laws.  (a) No Group Member or any Affiliate of any Group Member is in violation of (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the PATRIOT Act or (iii) or any other similar anti-terrorism laws.  No part of the proceeds of the Loans or the Revolving Extensions of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)            No Group Member or Affiliate of any Group Member is any of the following (each a “Blocked Person”):

(i)      a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 ~~(the “Executive Order”)~~;

(ii)     a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)    a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any ~~Anti-Terrorism Law~~applicable anti-terrorism law;

(iv)    a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)     a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)    a Person or entity who is affiliated with a Person or entity listed above.

(c)           No Group Member knowingly (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

5.23.        Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ~~ensure~~promote compliance by the Borrower, its ~~Affiliated Persons~~Subsidiaries and their respective directors, officers~~,~~ and employees ~~and agents~~ with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its ~~Affiliated Persons~~Subsidiaries and their respective officers, directors and employees and, to the knowledge of the Borrower, its ~~directors and~~ agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any ~~Affiliated Person~~of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any ~~Affiliated Person~~of its subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No borrowing or Letter of Credit, use of proceeds or other transaction contemplated by ~~the Credit~~this Agreement will directly or knowingly indirectly violate Anti-Corruption Laws or applicable Sanctions.

5.24.        EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

5.25.                    Beneficial Ownership Certificate.  To the knowledge of the Borrower, the information included in the Beneficial Ownership Certificate last delivered with respect to the Borrower, if applicable, is true and correct in all respects.

SECTION 6.    CONDITIONS PRECEDENT

6.1.          Conditions to Each Extension of Credit.  Subject to Section 1.3 and Section 4.17(i), the agreement of each Lender to make any extension of credit requested to be made by it on the date of this Agreement or any other date is subject to the satisfaction (or waiver) of the following conditions precedent:

(a)          No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(b)          Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c)          Borrowing Notices.  The Administrative Agent shall have received (i) a notice of borrowing pursuant to Section 3.2 or 3.4, as the case may be, in connection with any borrowing under the Revolving Commitments or Swingline Loans or (ii) an Application pursuant to Section 3.8 for issuance of a Letter of Credit on behalf of the Borrower.

Each borrowing by and issuance or increase of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.1 have been satisfied.

SECTION 7.   AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

7.1.          Financial Statements.

(a)          Furnish to the Administrative Agent ~~and~~on behalf of each Lender:

(i)            ~~(a)~~ as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and the current year budget, reported on without any material qualification or exception including a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (except to the extent solely due to the scheduled occurrence of a maturity date within one year from the date of such audit or the potential inability to satisfy the financial covenant set forth in Section 8.1), by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

(ii)           ~~(b)~~ as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (or, in the case of the first fiscal quarter ending after the ~~Restatement~~Third Amendment Effective Date, 60 days after the end of such fiscal quarter), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and the current year budget, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year‑end audit adjustments and the absence of footnotes).

(b)            ~~(c)~~ All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(c)            ~~(d)~~ Notwithstanding the foregoing such financial statements may be delivered in the form and with the accompanying certifications required by applicable Requirements of Law for filing Forms 10-K and Forms 10-Q with the SEC.

7.2.          Certificates; Other Information.  Furnish to the Administrative Agent ~~and~~on behalf of each Lender (or, in the case of clause (g), to the relevant Lender):

(a)          concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that, to the knowledge of such Responsible Officer, each Group Member during such period has observed in all material respects or performed in all material respects all of the applicable covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it in all material respects, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, in each case except as specified in such certificate and (ii)(x) a Compliance Certificate containing all information and calculations reasonably necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margins and Commitment Fee Rate, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and, concurrently with the delivery of any financial statements pursuant to Section 7.1(a)(i) only, a listing of any registered or applied-for material Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the ~~Restatement~~Third Amendment Effective Date);

(b)          as soon as available, and in any event no later than ~~45~~90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”)~~, which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect, it being recognized by the Lenders that the projections and pro forma financial information contained in the material referenced above is based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made and that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;~~;

(c)          if the Borrower is not then a reporting company under the Exchange Act within 45 days after the end of each fiscal quarter of the Borrower (90 days, in the case of the fourth fiscal quarter of any ~~Fiscal Year~~fiscal year, and 60 days, in the case of the first fiscal quarter ending after the ~~Restatement~~Third Amendment Effective Date), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

(d)          no later than five (5) Business Days prior to the effectiveness thereof (or such later date as may be agreed to by the Administrative ~~Agents~~Agent in its reasonable discretion), copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Securitization;

(e)          within five Business Days after the same are sent, copies of all financial statements and reports that any Parent or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(f)          concurrently with the delivery of any document or notice required to be delivered pursuant to Section 7.1 or 7.2, Borrower shall indicate in writing whether such document or notice contains Non-public Information.  The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material ~~non-public information~~Non-Public Information with respect to any Group Member or their securities) and, if documents or notices required to be delivered pursuant to Section 7.1 or 7.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Non-public Information shall not be posted on that portion of the Platform designated for such public-side Lenders.  If the Borrower has not indicated whether a document or notice delivered pursuant to Section 7.1 or 7.2 contains Non-public Information,

Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material ~~nonpublic information~~Non-public Information with respect to the Group Members and their securities.  Notwithstanding anything herein to the contrary, in no event shall the Borrower request that the Administrative Agent make available to “public-side” Lenders budgets or any certificates, reports or calculations with respect to the Borrower’s compliance with the covenants contained herein; and

(g)          promptly, such additional financial and other information (including, without limitation, ~~any~~information regarding any Single Employer Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request~~.~~ (including any information that any Lender reasonably requests in order to comply with its obligations under any “know-your-customer” or anti-money laundering laws or regulations, including Patriot Act and the Beneficial Ownership Regulation).

The information required to be delivered by Sections 7.1(a)(i), 7.1(a)(ii) 7.2(c) and 7.2(e) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports or other reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov.  Information required to be delivered pursuant to Sections 7.1 and 7.2 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

7.3.          Payment of Obligations; Payment of Taxes.  (a)  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where failure to pay, discharge or otherwise satisfy such material obligations, in the aggregate, has not had and would not reasonably be expected to result in a Material Adverse Effect; and

(b)          pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises ~~before any penalty or fine accrues thereon~~when due and payable, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets~~, prior to the time when any penalty or fine shall be incurred with respect thereto~~; provided, no such Tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefore and for any accrued interest and potential penalties or other costs relating thereto, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral to satisfy such Tax or claim and (c) any Tax or claim determined to be due, together with any interest or penalties thereon is promptly paid after final resolution of such contest.

7.4.          Maintenance of Existence; Compliance~~(a)~~ .  ~~(a)~~  (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary to conduct its business, except, in each case, as otherwise permitted by Section 8.4 and except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and ~~(b)~~ (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ~~ensure~~promote compliance by the Borrower, its ~~Affiliated Persons~~Subsidiaries and their respective directors, officers~~,~~ and employees ~~and agents~~ with Anti-Corruption Laws and applicable Sanctions.

7.5.          Maintenance of Property; Insurance.  (a)  Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain with reputable insurance companies insurance on all its property in at least such amounts and against such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business.

7.6.          Inspection of Property; Books and Records; Discussions.  (a)  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit, upon reasonable prior notice, any persons designated by the Administrative Agent, or upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at such reasonable times and upon reasonable intervals and to discuss the business, operations, properties and financial and other condition of the Group Members with officers of the Group Members and with their independent certified public accountants at such reasonable times and upon reasonable intervals, in each case as any Administrative Agent or, upon the occurrence of and during the continuance of an Event of Default, any Lender may reasonably request; provided, that, unless an Event of Default has occurred and is continuing, such visitation and inspection rights may only be exercised by the Administrative Agent once per calendar year.  Notwithstanding anything to the contrary in this Section 7.6, none of the Group Members will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that is subject to attorney-client or similar privilege or constitutes attorney work product; provided that such Group Member shall have notified the Administrative Agent that such document, information or other matter is being withheld on the basis of the foregoing.

7.7.          Notices.  Promptly upon any Responsible Officer of any Group Member acquiring knowledge thereof, give notice to the Administrative Agent and each Lender of the following:

(a)          the occurrence of any Default or Event of Default;

(b)          any (i) default or event of default under any material Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that is reasonably expected to be determined adversely and, if so determined, would reasonably be expected to have a Material Adverse Effect;

(c)          any litigation or proceeding affecting any Group Member (i) which is reasonably expected to be determined adversely and, if so determined, would have or would reasonably be expected to have a Material Adverse Effect, (ii) in which injunctive or other temporary or specific relief is sought which, if granted, would reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

(d)          the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:  (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, the incurrence of a failure to satisfy the minimum funding standard (as defined in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA) (whether or not waived) with respect to a Single Employer Plan, the creation of any Lien in favor of the PBGC or a Single Employer Plan or any withdrawal from, or the termination~~, Reorganization~~ or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination~~, Reorganization~~ or Insolvency of, any Plan; and

(e)          any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the relevant Group Member proposes to take with respect thereto.

7.8.        Environmental Laws.  (a)  Comply in all material respects and conduct the Business in compliance with, and make all commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply in all material respects with and maintain, and make all commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all Environmental Permits required pursuant to Environmental Law for the conduct of the Business or their respective operations, in each case except for any such non-compliance or failure to obtain that, individually or in the aggregate, would not be expected to result in a Material Adverse Effect.

(b)          ~~Unless~~Except as would not be expected to result in a Material Adverse Effect, (i) unless being contested in good faith, conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and (ii) promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws; provided, that compliance within deadlines set by such orders or authorities shall be deemed to be prompt.

7.9.          Additional Collateral, etc.  (a)  With respect to any owned property constituting Collateral acquired after the ~~Restatement~~Third Amendment Effective Date by the Borrower or any Subsidiary Guarantor as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien (except as expressly set forth in the applicable Security Document), ~~within thirty (30) days of such acquisition~~promptly (or within such ~~longer~~ period of time as reasonably consented to by the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Amended and Restated Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a (except as expressly set forth in the applicable Security Document) perfected security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Amended and Restated Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b)          Subject to the last sentence of this ~~paragraph~~Section 7.9(b), with respect to any fee simple interest in any real property having a value of at least $6,000,000 acquired after the ~~Restatement~~Third Amendment Effective Date by the Borrower or any Subsidiary Guarantor within ~~sixty~~ninety (~~60~~90) days of such acquisition (or within such longer period of time as reasonably consented to by the Administrative Agent) (A) execute, acknowledge and deliver a Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, in an amount no greater than 125% of the purchase price if the property is located in a state with mortgage recording tax covering such real property, (B) if requested by the Administrative Agent, provide the Secured Parties with (1) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (and endorsements thereto) ~~as well as a~~together with a current ALTA survey thereof, together with a surveyor’s certificate; provided that, if the Borrower is able to obtain a “no change” affidavit acceptable to the title company and does deliver such certificate to the title company to enable it to issue a title policy (x) removing all exceptions which would otherwise have been raised by the title company as a result of the absence of a current survey for such real property and (y) including all endorsements that would otherwise have been included had a current survey been obtained, then a current survey shall not be required; and (2) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (C) a flood hazard certificate, certified to the Administrative Agent, specifying whether such real property is located in a special flood hazard zone and if so, evidence of flood insurance as required by any Requirement of Law and (D) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.  Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the ~~Refinancing~~Third Amendment Effective Date unless and until (a) if such Mortgaged Property relates to a property not located in a flood zone, the date that is five (5) Business Days or (b) if such Mortgaged Property relates to a property located in a flood zone, the date that is fourteen (14) days, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor;

(ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance.

(c)          With respect to any new Restricted Subsidiary that is not an Excluded Subsidiary (or such other Restricted Subsidiary designated by the Borrower as a Subsidiary Guarantor) created or acquired after the ~~Restatement~~Third Amendment Effective Date by any Group Member (which, for the purposes of this ~~paragraph~~Section 7.9(c), shall include any existing Restricted Subsidiary that ceases to be a Foreign Subsidiary or an Excluded Subsidiary), promptly (or within such period of time as reasonably consented to by the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Amended and Restated Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the Capital Stock of such new Restricted Subsidiary (to the extent constituting Collateral) that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers or equivalents, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Restricted Subsidiary (other than any Securitization Subsidiary) (A) to become a party to the Amended and Restated Guarantee and Collateral Agreement, (B) to take such actions reasonably necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Secured Parties a (to the extent provided in the Amended and Restated Guarantee and Collateral Agreement) perfected security interest in the Collateral described in the Amended and Restated Guarantee and Collateral Agreement with respect to such new Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Amended and Restated Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Restricted Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)          With respect to (i) any new Foreign Subsidiary created or acquired after the ~~Restatement~~Third Amendment Effective Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary) that is a Material Foreign Subsidiary or a direct or indirect parent of any Material Subsidiaries, or (ii) any Foreign Subsidiary ~~that~~owned by any Group Member (other than by any Group Member that is a Foreign Subsidiary) that (x) becomes a Material Foreign Subsidiary or (y) is a direct or indirect parent of any Subsidiary that becomes a Material Foreign Subsidiary, promptly (A) (or within such period of time as reasonably consented to by the Administrative Agent) execute and deliver to the Administrative Agent such amendments or supplements to the Amended and Restated Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a (except as expressly set forth in the Amended and Restated Guarantee and Collateral Agreement) perfected security interest in the Capital Stock of such new Foreign Subsidiary (to the extent constituting Collateral) that is owned by any such Group

Member (provided, that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Foreign Subsidiary be required to be so pledged), (B) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers or equivalents, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and take such other action as may be reasonably necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e)          If at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceeds five percent (5.0%) of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any such period or five percent (5.0%) of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” or sufficient Foreign Subsidiaries as “Material Foreign Subsidiaries” to eliminate such excess, and such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries or Material Foreign Subsidiaries, respectively.

(f)           Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i)            no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement;

(ii)           no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Law;

(iii)          the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any Taxes or expenses payable relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent;

(iv)           no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any Intellectual Property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign Intellectual Property); and

(v)            no actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Loan Parties evidenced by a note in excess of $5,000,000, Indebtedness of any non-Loan Party that is owing to any Loan Party in excess of $5,000,000 (which shall be evidenced by an intercompany note and pledged to the Administrative Agent)) and certificated Capital Stock of Wholly Owned Restricted Subsidiaries that are Material Subsidiaries otherwise required to be pledged pursuant to the Amended and Restated Guarantee and Collateral Agreement to the extent otherwise required by Section 7.9(a).  Notwithstanding the foregoing, in each case subject to the terms and conditions set forth in the Amended and Restated Guarantee and Collateral Agreement, in the case of any Collateral consisting of uncertificated securities in excess of $5,000,000, the applicable Loan Party shall have caused the issuer thereof to either (x) register the Administrative Agent as the owners of such uncertificated securities or (y) promptly agree in writing that such issuer will comply with instructions issued or originated by the Administrative Agent without further consent of such Loan Party.

7.10.          Use of Proceeds.  Use the proceeds of the Loans only for the purposes specified in Section 5.16.

7.11.          Further Assurances.  From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the borrower or any Restricted Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will, if reasonably requested by the Administrative Agent, use commercially reasonable efforts to execute and deliver, or to cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

7.12.        Ratings.  The Borrower will use commercially reasonable efforts to obtain and maintain (but not maintain any specific rating) a public corporate family and/or corporate credit rating, as applicable, and public ratings in respect of the Term Loans provided pursuant to this Agreement, in each case, from at least two of S&P, Moody’s and Fitch.

7.13.        ~~7.12.~~ Post-Closing Items.  Deliver the items described on Schedule ~~7.12~~7.13 within the period or by the date specified therein or, within such longer period of time or by such later date as reasonably consented to by the Administrative Agent.

SECTION8.    NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (other than to the extent such Letters of Credit have been Cash Collateralized or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made) or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

8.1.          Financial Condition Covenant.  ~~Maximum Consolidated Senior Secured Leverage Ratio.~~  Permit the Consolidated Senior Secured Net Leverage Ratio, as of ~~any date set forth below~~the last day of each fiscal quarter (commencing with the fiscal quarter ending December 31, 2019) on which any Revolving Loans are outstanding, to exceed ~~the amount set forth opposite such date below~~3.50:1.00.

~~Last Day of Fiscal Quarter Ending On or About~~	~~Maximum Consolidated Senior Secured Leverage Ratio~~
~~June 30, 2017~~	~~3.75:1.00~~
~~September 30, 2017 and the last day of each Fiscal Quarter thereafter~~	~~3.50:1.00~~

8.2.          Indebtedness.  Create, issue, assume, become liable in respect of or otherwise Incur, or suffer to exist, any Indebtedness, except:

(a)          Indebtedness of any Loan Party pursuant to any Loan Document;

(b)          Indebtedness (i) of the Borrower to any Restricted Subsidiary, (ii) of any Subsidiary Guarantor to the Borrower or any ~~other~~ Restricted Subsidiary, (iii) of any Restricted Subsidiary that is not a Subsidiary Guarantor to any other Restricted Subsidiary that is not a Subsidiary Guarantor and (iv) subject to Section 8.7(j) ~~and Section~~or 8.7(z), of any Restricted Subsidiary that is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor;

(c)          Guarantee Obligations Incurred in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower, any Subsidiary Guarantor and, ~~subject~~to the extent permitted pursuant to Section 8.7~~(j)~~, of any Restricted Subsidiary that is not a Subsidiary Guarantor; and Guarantee Obligations Incurred by any Restricted Subsidiary that is not a Subsidiary Guarantor of obligations of any other Restricted Subsidiary that is not a Subsidiary Guarantor;

(d)          Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the ~~Restatement~~Third Amendment Effective Date and listed on Schedule 8.2(d) ~~and~~in Exhibit D of the Third Amendment Agreement, and in each case, any Permitted Refinancing thereof;

(e)          Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed, immediately after giving effect to the issuance or Incurrence of such Indebtedness and taken together with all such Indebtedness Incurred and then outstanding under this Section 8.2(e), the greater of (i) $75,000,000 and (ii) 1.5% of Consolidated Total Assets ~~for the period of four (4) consecutive fiscal quarters ending~~ as of the last day of the most ~~recent~~recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 and any Permitted Refinancing of such Indebtedness;

(f)           Hedge Agreements permitted under Section 8.11;

(g)          Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in an aggregate principal amount not to exceed ~~$175,000,000 at any time~~the greater of (i) $125,000,000 and (ii) 2.0% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1;

(h)          ~~Unsecured~~unsecured Indebtedness of the Borrower in respect of Management Advances in an aggregate principal amount not to exceed $10,000,000 Incurred in any fiscal year;

(i)          guarantees of Indebtedness of directors, officers and employees of Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of Investments then outstanding under Section 8.7(f), shall not at any time exceed $10,000,000;

(j)          (i) Indebtedness of a Restricted Subsidiary of the Borrower acquired in a Permitted Acquisition and outstanding at the time of such Permitted Acquisition, (ii) Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness ~~if~~so long as, in the case of each of clauses (i) and (ii), (x) such Indebtedness was not Incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of such Indebtedness does not at any time exceed $50,000,000, and (iii) any Permitted Refinancing of such Indebtedness under ~~clauses~~clause (i) or (ii);

(k)          guarantees of Indebtedness of a Person which is not a Restricted Subsidiary of the Borrower and in which the Borrower or a Restricted Subsidiary made an investment permitted by Section 8.7(m) or preferred Capital Stock of a Foreign Subsidiary which such Foreign Subsidiary is obligated to purchase, redeem, retire or otherwise acquire, if the aggregate outstanding principal amount so guaranteed and the aggregate outstanding redemption value of such Capital Stock, when added to (i) unreimbursed payments theretofore made in respect of such guarantees and (ii) Investments then outstanding under Section 8.7(m), does not at any time exceed $10,000,000;

(l)          to the extent constituting Indebtedness, obligations of any Group Member which is the seller or servicer in a Permitted Securitization in respect of any Standard Securitization Undertakings as to such Permitted Securitization and Guarantee Obligations of the Borrower or any other Loan Party as to such Indebtedness;

(m)          Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations (including in connection with workers’ compensation), or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case Incurred in the ordinary course of business;

(n)          Indebtedness in respect of obligations under Specified Cash Management ~~Obligations~~Arrangements, netting services, overdraft protections and otherwise in connection with deposit accounts;

(o)          Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of the Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in connection with permitted Investments or permitted Dispositions;

(p)          Indebtedness consisting of promissory notes issued to present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise to finance the purchase or redemption of Capital Stock of Borrower, to the extent the applicable Restricted Payment is permitted by Section 8.6;

(q)          ~~unsecured~~ Indebtedness representing insurance premiums owing in the ordinary course of business;

(r)          Indebtedness of one or more Canadian Subsidiaries of the Borrower to the Borrower or any other Loan Party in an aggregate outstanding principal amount not at any time exceeding the aggregate principal amount of such Indebtedness outstanding on the Restatement Effective Date plus $25,000,000;

(s)           (i) Indebtedness of the Borrower or any Subsidiary Guarantor Incurred in connection with a Permitted Acquisition; provided that (A) the Consolidated Senior Secured Net Leverage Ratio after giving effect to the Incurrence thereof (subject to Section 1.3) is less than or equal to 3.00:1.00 (assuming for this purpose that any revolving commitments being incurred pursuant to this Section 8.2(s) at the time of such calculation are fully drawn and assuming for purposes of such calculation that any unsecured Indebtedness incurred pursuant to this Section 8.2(s) or incurred under the Ratio Incremental Amount are deemed to be secured ratably with the Facilities for purposes of calculating the Consolidated Senior Secured Net Leverage Ratio), (B) such Indebtedness is not scheduled to mature prior to (x) in the case of such Indebtedness secured on a pari passu basis, the Latest Maturity Date and (y) in the case of such Indebtedness secured on a junior basis or unsecured, the date that is 91 days after the Latest Maturity Date (provided that, this clause (B) shall not apply to any bridge loans permitted under this Section 8.2(s) prior to its conversion), (C) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (D) if such Indebtedness is secured, the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (E) if such Indebtedness is secured on a pari passu basis, such Indebtedness must be in the form of senior secured notes and (F) if such Indebtedness is secured, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to, if secured on a pari passu basis, a Pari Debt Intercreditor Agreement and, if secured on a junior basis, an Intercreditor Agreement, and (ii) any Permitted Refinancing thereof;

(t)           ~~(s)~~ Indebtedness in respect of bid, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance or surety, appeal or similar bonds issued for the account of and completion guarantees and other similar obligations provided by any Group Member in each case in the ordinary course of business and consistent with past practices, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(u)          ~~(t)~~ Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries permitted by the terms of this Agreement and Incurred in the ordinary course of business ~~and substantially consistent with past practices~~;

(v)          ~~(u)~~ Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing ~~Indebtedness~~Debt and any Permitted Refinancing thereof;

(w)         ~~(v)~~ (i) Indebtedness of the Borrower or any Subsidiary Guarantor in respect of one or more series of ~~senior unsecured~~ notes or ~~senior~~loans that are either senior or subordinated and unsecured or secured ~~notes~~by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Obligations (or any bridge loans to the extent that the long-term indebtedness into which such bridge loans convert into otherwise satisfies the requirements of this ~~clause~~Section 8.2(~~v~~w)) that~~, to the extent secured by any of the Collateral, will be secured by the Collateral on a  pari passu (but without regard to the control of remedies) or junior basis, that~~ are issued or made in lieu of Incremental Loans (any such Indebtedness, “Incremental Equivalent Debt”); provided that (A) such Indebtedness is not scheduled to mature prior to (x) in the case of such Indebtedness secured on a pari passu basis, the Latest Maturity Date and (y) in the case of such Indebtedness secured on a junior basis or unsecured, the date that is ~~181~~91 days after the Latest Maturity Date (provided that, this clause (A) shall not apply to any bridge loans permitted under this ~~clause~~Section 8.2(~~v~~w) prior to its conversion), (B) the aggregate principal amount of all such Indebtedness Incurred pursuant to this ~~clause~~Section 8.2(~~v~~w) shall not exceed~~, (x) when taken together with the aggregate outstanding principal amount of the unutilized Incremental Commitments and all~~

~~Incremental Loans and any other amounts Incurred pursuant to this Section 8.2(v) in reliance on the Fixed Incremental Amount, the Fixed Incremental Amount, in each case, plus (y) if the Consolidated Senior Secured Leverage Ratio after giving effect to the Incurrence thereof (subject to Section 1.3) is less than or equal to 3.50 to 1.00 (assuming for purposes of such calculation that the commitments under the Revolving Facility are fully drawn and assuming that any unsecured notes pursuant to this Section are deemed to be secured ratably with the Facilities for purposes of calculating the Consolidated Senior Secured Leverage Ratio), an unlimited amount,~~the Incremental Amount, (C) such Indebtedness is not guaranteed by any Restricted Subsidiaries other than the Subsidiary Guarantors, (D) in the case of such Indebtedness that is secured, the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral and the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (E) ~~subject to Section 1.3, after giving pro forma effect to any Incurrence or discharge of Indebtedness on the date such debt is Incurred and all related transactions as if completed on the first day of the twelve month period ending on the most recent Test Date, the Borrower would have been in compliance with Section 8.1 on the Test Date (assuming compliance with Section 8.1, as originally in effect or amended in accordance with the date hereof, was required on the Test Date), (F)~~ such unsecured ~~notes~~ or senior ~~secured notes~~Incremental Equivalent Debt shall not provide for any scheduled prepayments of principal prior to the final maturity date of such debt, (F) if such Indebtedness is secured on a pari passu basis, such Indebtedness must be in the form of senior secured notes and (G) if such Indebtedness is secured, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to, if secured on a pari passu basis, a Pari Debt Intercreditor Agreement and, if secured on a junior basis, an Intercreditor Agreement, and (ii) any Permitted Refinancing thereof;

(x)          ~~(w)~~ unsecured Indebtedness of the Borrower ~~and unsecured Guarantee Obligations of~~or any Subsidiary ~~Guarantors in respect thereof if~~Guarantor so long as (i) such Indebtedness ~~and Guarantee Obligations~~ (A) ~~mature~~matures no earlier than the Latest Maturity Date (provided that, this clause (A) shall not apply to any bridge loans to the extent that the long-term indebtedness into which such bridge loans convert into otherwise satisfies the requirements of this clause (A)) and (B) ~~do~~does not require any mandatory prepayments, redemptions, sinking fund payments or purchase offers prior to maturity, except in case of certain customary asset sales or changes of control (provided that, this clause (B) shall not apply with respect to any mandatory prepayments of bridge loans permitted under this ~~clause~~Section 8.2(~~w~~x) with the proceeds of other unsecured Indebtedness, including senior unsecured notes) and (ii) subject to Section 1.3, on the date of the Incurrence of such Indebtedness, and any Permitted Refinancing in respect thereof, as the case may be, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than ~~2.00 to~~2.00:1.00;

(y)          ~~(x)~~ additional Indebtedness of the Group Members in an aggregate principal amount not to exceed ~~$100,000,000~~ at any one time outstanding~~; and~~ the greater of (i) $75,000,000 and (ii) 1.25% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1;

(z)          ~~(y)~~ Indebtedness in connection with the Atlanta IRB Transaction and any Permitted Refinancing thereof~~.~~; and

(aa)        unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Cash Proceeds received by the Borrower from capital contributions or the issuance or sale of Capital Stock (other than Disqualified Capital Stock) to the extent such Net Cash Proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment and (ii) any Permitted Refinancing thereof.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 8.2.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

8.3.          Liens.  Create, become subject to, assume or otherwise incur, or suffer to exist, any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a)          Liens for taxes, assessments or government charges not yet due or that are being contested in good faith by appropriate proceedings~~, provided, that reserves with respect thereto are maintained on the books of~~ and for which the relevant Group Member has set aside reserves with respect on its books in conformity with GAAP;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c)          pledges or deposits in connection with workers’ compensation, unemployment insurance, old age pensions, or other social security or retirement benefits or similar legislation;

(d)          (i) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business or (ii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(e)          easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances and minor title defects or matters that would be disclosed in an accurate survey affecting real property incurred in the ordinary course of business that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of any Group Member or materially detract from the value of the real property subject thereto;

(f)           Liens created pursuant to the Loan Documents (including any Liens created to secure the Existing Credit Agreement and any related UCC financing statements);

(g)          Liens securing Indebtedness permitted by Section 8.2(e) if (i) such Liens are created substantially simultaneously with the Incurrence of such Indebtedness (for the acquisition of certain property) or within 270 days thereafter and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (except for additions and accessions to such assets, replacements and products thereof and customary deposits); provided, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(h)          any interest or title of a lessor under any lease entered into by a Group Member in the ordinary course of its business and covering only the assets so leased and other statutory and common law landlords’ liens under leases;

(i)           Liens in existence on the ~~Restatement~~Third Amendment Effective Date and listed on Schedule 8.3(i) in Exhibit D of the Third Amendment (including the Atlanta IRB Transaction), and modifications, replacements, renewals or extensions thereof~~,~~; provided, that no such Lien is spread to cover any additional property after the ~~Restatement~~Third Amendment Effective Date and the amount of the aggregate obligations, if any, secured by any such Lien are not increased;

(j)           attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 9;

(k)          Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, if (i) any Indebtedness secured by such Liens is permitted by Section 8.2(j), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of any Group Member; and Liens on such property or assets securing refinancings, renewals and extensions of such Indebtedness permitted under Section 8.2(j);

(l)           Liens on assets of Foreign Subsidiaries securing Indebtedness permitted pursuant to Section 8.2(g);

(m)          Liens on property subject to sale-leaseback transactions ~~to the extent such sale-leaseback transactions are permitted by Section 8.10~~;

(n)          licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of business that do not, individually or in the aggregate, materially interfere with the conduct of the business of the Borrower or any of its Restricted Subsidiaries taken as a whole;

(o)          (i) any encumbrances or restrictions ~~(including put and call agreements)~~ with respect to the Capital Stock of any ~~joint venture agreed to by the holders of such Capital Stock;~~Unrestricted Subsidiary, (ii) consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries and (iii) any encumbrance or restriction (including put and call arrangements) in favor of a joint venture party with respect to the Capital Stock of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(p)          any interest of any Group Member’s clients in vehicles that are on consignment to the Borrower and any proceeds thereof;

(q)          Liens on Securitization Assets sold or transferred or purported to be sold or transferred to a Securitization Subsidiary in connection with a Securitization;

(r)           Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s)           Liens (i) on earnest money deposits of cash or Cash Equivalents in connection with any Investments made pursuant to Section 8.7(h) or 8.7(z) or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 8.5;

(t)           Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(u)          the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods and similar arrangements;

(v)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w)          Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.7;

(x)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted under Section 8.2(q);

(y)          Liens in connection with the sale or transfer of any assets in a transaction permitted under Section 8.5, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof solely relating to such assets so sold or transferred;

(z)           Liens in favor of a Loan Party on assets of a Subsidiary that is not required to be a Subsidiary Guarantor;

(aa)         Liens on Collateral securing Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, secured Indebtedness Incurred pursuant to Section 8.2(v) (provided that, if secured on a pari passu basis, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Pari Debt Intercreditor Agreement, and if secured on a junior basis, a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement) and any Permitted Refinancing thereof;

(bb)        Permitted Encumbrances;

(cc)        Liens solely on the proceeds of Escrow Debt and any interest thereof, securing the applicable Escrow Debt; ~~and~~

(dd)        Liens not otherwise permitted by this Section 8.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds ~~$25,000,000~~ at any one time~~.~~ the greater of (x) $75,000,000 and (y) 1.25% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1; and

(ee)        Liens securing Indebtedness permitted by Section 8.2(s).

8.4.          Fundamental Changes.  ~~Enter~~Merge into ~~any merger, consolidation or amalgamation~~, consolidate or amalgamate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), Dispose of, all or substantially all of its property or business or (solely with respect to the Borrower) change its jurisdiction of organization to any jurisdiction outside of the United States, except:

(a)          that any Restricted Subsidiary of the Borrower may be merged, amalgamated, consolidated or liquidated (i) with or into the Borrower if the Borrower is the continuing or surviving corporation, (ii) with or into any Subsidiary Guarantor if the Subsidiary Guarantor is the continuing or surviving corporation or (iii) subject to Section 8.7(j), with or into any Foreign Subsidiary; and any ~~Foreign~~Restricted Subsidiary that is not a Loan Party may be merged, amalgamated or consolidated with or into any other ~~Foreign~~Restricted Subsidiary that is not a Loan Party;

(b)          that any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise) as permitted by Section 8.5 (other than Section 8.5(c)), or to the Borrower or any Subsidiary Guarantor or, subject to Section 8.7(j), any Foreign Subsidiary; and any ~~Foreign~~Restricted Subsidiary that is not a Loan Party may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other ~~Foreign~~Restricted Subsidiary that is not a Loan Party;

(c)          any Restricted Subsidiary may merge into or consolidate with any Person in order to consummate a Disposition made in compliance with Section 8.5 (other than Section 8.5(c)) in which the surviving entity is not a Subsidiary;

(d)          any Restricted Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; provided, further, that, if the other party is not a Loan Party, no Default exists after giving effect to such transaction; ~~and~~

(e)          ~~pursuant to~~ any merger, consolidation or amalgamation between the Borrower or a Subsidiary Guarantor, on the one hand, and any other Person, on the other hand; provided, that the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving entity of any such merger~~.~~, consolidation or amalgamation; and

(f)           any merger, consolidation or amalgamation between a Restricted Subsidiary that is not a Loan Party, on the one hand, and any other Person, on the other hand; provided, that such Restricted Subsidiary is the surviving entity of any such merger, consolidation or amalgamation.

8.5.          Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a)          the Disposition of (i) obsolete, used, surplus or worn out property in the ordinary course of business (including the abandonment or other Disposition of Intellectual Property that is in the reasonable judgment of the Borrower, no longer economically practicable to maintain or used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole), (ii) Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries and (iii) cash and Cash Equivalents;

(b)          the sale of inventory or the licensing, sublicensing or other disposition of Intellectual Property in the ordinary course of business;

(c)          Dispositions permitted by Sections 8.4(a), 8.4(b) and 8.4(e);

(d)          the sale or issuance of ~~any Restricted Subsidiary’s~~(i) Capital Stock of any Restricted Subsidiary to the Borrower or any Subsidiary Guarantor~~;~~ and ~~the sale or issuance of any~~(ii) Capital Stock of ~~a~~any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor~~, the Borrower or any other Subsidiary Guarantor~~;

(e)          sale-leaseback transactions ~~permitted by Section 8.10~~;

(f)          sales, transfers or dispositions by the Borrower or any of its Restricted Subsidiaries of non-strategic assets purchased as part of a Permitted Acquisition, so long as (i) no Default then exists or would result therefrom, (ii) the Borrower or such Restricted Subsidiary receives at least fair market value (as determined in good faith by the Borrower), (iii) the aggregate proceeds received by the Borrower or such Restricted Subsidiary from all such sales, transfers or dispositions relating to a given Permitted Acquisition do not exceed 40% of the aggregate consideration paid for such Permitted Acquisition, and (iv) such non-strategic assets are sold, transferred or disposed of on or prior to the first anniversary of such Permitted Acquisition;

(g)          the sale of Securitization Assets to one or more Securitization Subsidiaries in connection with a Permitted Securitization;

(h)          Dispositions of property from (a) the Borrower to any Subsidiary Guarantor, (b) ~~from~~ any Subsidiary Guarantor to any other Subsidiary Guarantor and (c) any

Restricted Subsidiary ~~of the Borrower~~ that is not a Subsidiary Guarantor to any other Restricted Subsidiary ~~of the Borrower~~ that is not a Subsidiary Guarantor or to any Loan Party;

(i)          Dispositions permitted by Section 8.3, Section 8.6 and Section 8.7;

(j)          leases or subleases of property in the ordinary course of business which do not materially interfere with the conduct of the business of the Borrower or any of its Restricted Subsidiaries taken as a whole;

(k)          Dispositions of property in connection with Recovery Events;

(l)          Dispositions of past due accounts receivable in connection with the collection, write down or compromise thereof in the ordinary course of business;

(m)          ~~the Borrower or any Restricted Subsidiary may effect Permitted Exchanges in accordance with the definition thereof~~Asset Swaps;

(n)          sales, transfers, leases and other dispositions to a Foreign Subsidiary; provided, that any such sales, transfers, leases or other dispositions from the Borrower or ~~a Restricted~~any Subsidiary ~~that is a Loan Party~~Guarantor shall be made (i) in compliance with Section 8.9 and (ii) to the extent not made in compliance with Section 8.9, shall be treated as an Investment in such Foreign Subsidiary and shall be permitted only to the extent permitted pursuant to Section 8.7;

(o)          Dispositions of Investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the consideration received shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Borrower);

(p)          sales, forgiveness or other dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(q)          any issuance or sale of ~~Equity Interests~~Capital Stock in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary; ~~and~~

(r)          the issuance of Capital Stock by a Restricted Subsidiary that represents all or a portion of the consideration paid by the Borrower or a Restricted Subsidiary in connection with any Investment permitted by Section 8.7, including in connection with the formation of a joint venture with a Person other than a Restricted Subsidiary;

(s)           ~~(r)~~ Dispositions of other property; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred and been continuing or would result from such Disposition, (ii) with respect to any Disposition pursuant to this Section 8.5(~~r)~~s) of property having an aggregate fair market value (determined as of the closing of such Disposition) that exceeds $10,000,000, the Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash:  (A) any liabilities (as shown on the Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 120 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed $10,000,000~~,~~ and (iii) ~~to the extent the aggregate amount of Net Cash Proceeds received by the Borrower or a Restricted Subsidiary from Dispositions made pursuant to this Section 8.5(r) in the aggregate exceeds $100,000,000 in any fiscal year, all Net Cash Proceeds in excess of such amount in such fiscal year shall be applied to prepay Loans in accordance with Section 4.2(b) and may not be reinvested in the business of the Borrower or a Restricted Subsidiary, notwithstanding anything to the contrary set forth in the definition of “Net Cash Proceeds” and (iv)~~ such Disposition is for fair market value as reasonably determined by the Borrower in good faith~~.~~;

(t)           Dispositions of Capital Stock deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Stock represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise;

(u)          termination, assignment or unwinding of any Hedge Agreement; and

(v)          other Dispositions of property having an aggregate fair market value not in excess of $10,000,000 (as determined by the Borrower in good faith).

8.6.          Restricted Payments.  Declare or pay any dividend (other than dividends payable solely in Capital Stock (other than Disqualified Capital Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a)          (i) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary, to (~~i~~x) the Borrower or any Subsidiary Guarantor and (~~ii~~y) to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests); and (ii) any ~~Foreign~~Restricted Subsidiary that is not a Loan Party may make Restricted Payments to ~~another Foreign~~any other Restricted Subsidiary that is not a Loan Party;

(b)          so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may purchase the Borrower’s Capital Stock from present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise under any stock option or employee stock ownership plan approved by the board of directors of the Borrower, in an aggregate amount (net of any proceeds received by the Borrower in connection with resales of any Capital Stock so purchased) not exceeding $10,000,000 in any fiscal year (with unused amounts carried over to the succeeding fiscal year);

(c)          the Borrower may pay dividends or make loans and advances to any Parent to permit any Parent to (i) pay corporate overhead expenses incurred in the ordinary course of business in an aggregate amount not exceeding $5,000,000 in any fiscal year; (ii) pay (A) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by any Parent), required to be paid by any Parent solely by virtue of its being incorporated or otherwise organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Borrower, any of its Restricted Subsidiaries or any Parent), or being a holding company parent of the Borrower, or having guaranteed any obligations of the Borrower or any Restricted Subsidiary thereof, or having made any payment in respect of any of the items for which the Borrower is permitted to make payments to any Parent pursuant to the other clauses of this Section 8.6, or (B) for so long as the Borrower is a member of a group filing a consolidated, combined or unitary tax return with any Parent, amounts necessary for the payment of federal, state or local income taxes payable by such Parent and measured by the income of the Borrower and its Subsidiaries which are payable by such Parent~~,~~ for any applicable tax period; provided, however, that such amount shall not exceed the lesser of (x) the aggregate amount that would be payable by the Borrower and its Restricted Subsidiaries if the Borrower and such Subsidiaries had filed a separate consolidated, combined or unitary tax return with the Borrower as the parent (or, if such group tax return had not been available, each a separate tax return) with respect to such tax period or (y) the net amount of the relevant income tax that the Parent actually owes (taking into account credits and prior payments); (iii) to pay expenses incurred by any Parent in connection with offerings, registrations, or exchange listings of equity securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to the Borrower, or (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary of the Borrower out of the proceeds of such offering promptly if such offering is completed; (iv) to pay audit costs and any costs (including all professional fees and expenses) incurred by any Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder; (v) to pay obligations of any Parent under or in respect of director and officer insurance policies or indemnification obligations to directors or officers; and (vi) the Borrower may make Restricted Payments the proceeds of which shall be used by any

Parent to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of any Parent;

(d)          Restricted Payments by the Borrower to redeem in whole or in part any of its Capital Stock for another class of its Capital Stock or rights to acquire its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new Capital Stock; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Capital Stock are at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby; provided, further, that the only consideration paid for any such redemption is Capital Stock of the Borrower or the proceeds of any substantially concurrent equity contribution or issuance of Capital Stock; ~~and~~

(e)          (i) the Borrower may make Restricted Payments in an aggregate amount not to exceed (x) the Fixed Restricted Payment Basket Amount in any fiscal year, less (y) any Restricted Payments made pursuant to this Section 8.6(e), any Investments made pursuant to Section 8.7(z) and any repayments, repurchases, redemptions, defeasances or other acquisitions, retirements or discharges of Junior Debt pursuant to Section 8.8, in each case made in reliance on the Fixed Restricted Payment Basket Amount during such fiscal year, plus (z) the Available Amount, in each case, ~~if and~~ so long as no Event of Default has occurred and is continuing or would result therefrom~~, both on a historical and~~ and (other than with respect to clause (b) of the “Available Amount” definition) on a pro forma basis (giving effect to such payment and all related transactions, including the Incurrence and use of proceeds of all Indebtedness Incurred in connection therewith) the Consolidated Net Leverage Ratio on the most recent Test Date did not exceed ~~4.50 to~~4.50:1.00 and (ii) the Borrower shall be permitted to make unlimited Restricted Payments so long as no Event of Default has occurred and is continuing or would result therefrom and the Consolidated Senior Secured Net Leverage Ratio is less than ~~3.00 to~~3.00:1.00 after giving pro forma effect to such Restricted Payment~~.~~;

(f)          the Borrower may repurchase its Capital Stock upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other equity derivatives or the settlement price of such convertible securities; provided that such repurchase shall not be paid in cash;

(g)          the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Borrower;

(h)          the Borrower may make Restricted Payments in an aggregate amount not to exceed the aggregate amount of net cash proceeds received from sales or issuances of the Capital Stock of the Borrower (other than Disqualified Capital Stock) after the Third Amendment Effective Date to the extent such net cash proceeds have not been otherwise applied to build the Available Amount or any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment;

(i)           any repurchase of Capital Stock deemed to occur upon the non-cash exercise of Capital Stock to pay Taxes shall be permitted; and

(j)          the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 8.6 shall be permitted.

8.7.          Investments.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of~~, or make any other investment in,~~ any Person (all of the foregoing, “Investments”), except:

(a)          extensions of trade credit in the ordinary course of business;

(b)          Investments in Cash Equivalents;

(c)          Guarantee Obligations permitted by Section 8.2;

(d)          Guarantee Obligations to insurers required in connection with worker’s compensation and other insurance coverage arranged in the ordinary course of business;

(e)          Investments held by the Borrower or any Restricted Subsidiary on the ~~Restatement~~Third Amendment Effective Date and described on Schedule 8.7(e) in Exhibit D of the Third Amendment Agreement (including the Atlanta IRB Transaction);

(f)          loans and advances to directors, officers and employees of any Group Member of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members, together with the aggregate amount of Indebtedness outstanding under Section 8.2(i), not to exceed $10,000,000 at any one time outstanding;

(g)          non-cash consideration received in any Disposition permitted by Section 8.5;

(h)          any Permitted Acquisition; provided that, if on a pro forma basis after giving effect to such Permitted Acquisition the Consolidated Net Leverage Ratio exceeds 4.50:1.00, then the aggregate amount of consideration paid in respect of all Permitted Acquisitions of (x) Persons that do not become Subsidiary Guarantors and/or (y) assets that do not become Collateral shall not exceed 15.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 7.1;

(i)          intercompany Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

(j)        Investments (x) in Restricted Subsidiaries that are not Subsidiary Guarantors (including Permitted Acquisitions of Persons which become Foreign Subsidiaries, Incurrence of Guarantee Obligations with respect to obligations of Foreign Subsidiaries, loans made to Foreign Subsidiaries and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiaries) or (y) made pursuant to clause (x) in conjunction with joint ventures or other similar agreements or partnerships, in each case so long as the aggregate amount of all such Investments made by the Borrower or any of its Restricted Subsidiaries ~~(except Investments by Subsidiaries that are not Subsidiary Guarantors in a Person that prior to such Investment is a Subsidiary that is not a Subsidiary Guarantor~~pursuant to this Section 8.7(j) does not, immediately after giving effect to such Investments (subject to Section 1.3) ~~and together with all Investments made pursuant to this Section 8.7(j)~~, exceed the greater of (i) $~~400,000,000~~250,000,000 and (ii) ~~6.0~~4.0% of Consolidated Total Assets ~~for the period of four (4) consecutive fiscal quarters ending~~ as of the last day of the most ~~recent~~recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1;

(k)          Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(l)           Hedge Agreements permitted under Section 8.11;

(m)         intercompany Investments by any ~~Foreign~~Restricted Subsidiary that is not a Loan Party in any other ~~Foreign~~Restricted Subsidiary that is not a Loan Party;

(n)          transactions permitted by Sections 8.3, 8.4 (other than Sections 8.4(e) and 8.4(f)) and 8.6(c);

~~(o)          [reserved]~~Asset Swaps consummated in compliance with Section 8.5;

(p)          Investments that are captured by, added to the value of or consisting of the Seller’s Retained Interests in connection with a Permitted Securitization;

(q)          intercompany loans permitted by Section 8.2;

(r)           advances of payroll payments to employees in the ordinary course of business;

(s)           lease, utility and other similar deposits in the ordinary course of business;

(t)           Investments to the extent financed by the issuance of Capital Stock of the Borrower;

(u)          Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;

(v)          any Investment in an aggregate amount not to exceed at any time the aggregate amount of Net Cash Proceeds received from sales or issuances of ~~Equity Interests~~Capital Stock of the Borrower after the Restatement Effective Date;

(w)          Investments ~~made by~~(i) in Restricted Subsidiaries in connection with reorganizations or other activities related to tax planning; provided that, after giving effect to any such reorganization or other activity related to tax planning, the security interest of the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, taken as a whole, is not materially impaired and (ii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party ~~to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary made pursuant to Sections 8.7(j);~~consisting of the contribution of Capital Stock of any Person that is not a Loan Party (other than Capital Stock constituting Collateral);

(x)          guarantees of leases (other than ~~Capitalized~~Capital Lease Obligations), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(y)          Permitted Foreign Investments;

(z)          subject to Section 1.3, (i) the Borrower may make Investments in an aggregate amount not to exceed (x) the Fixed Restricted Payment Basket Amount in any fiscal year, less (y) any Investments made pursuant to this Section 8.7(z), any Restricted Payments made pursuant to Section 8.6(e), and any repayments, repurchases, redemptions, defeasances or other acquisitions, retirements or discharges of Junior Debt pursuant to Section 8.8, in each case made in reliance on the Fixed Restricted Payment Basket Amount during such fiscal year, plus (z) the Available Amount, in each case, ~~if and~~ so long as no Event of Default has occurred and is continuing or would result therefrom~~, both on a historical and on a pro forma basis (giving effect to such payment and all related transactions, including the Incurrence and use of proceeds of all Indebtedness Incurred in connection therewith) the Consolidated Leverage Ratio on the most recent Test Date did not exceed 4.50 to 1.00~~ and (ii) the Borrower shall be permitted to make unlimited Investments so long as no Event of Default has occurred and is continuing or would result therefrom and the Consolidated Senior Secured Net Leverage Ratio is less than ~~3.00 to~~3.00:1.00 after giving pro forma effect to such Investment;

(aa)        in addition~~,~~ to Investments otherwise expressly permitted by this Section 8.7, Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount~~, not exceeding $100,000,000~~ at any time outstanding~~; and~~ not exceeding the greater of (i) $100,000,000 and (ii) 1.75% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1;

(bb)       Guarantee Obligations of the Borrower in connection with obligations of the Restricted Subsidiaries party to Specified Hedge Agreements and Specified Cash

Management Arrangements ~~as evidenced by the Amended and Restated Guaranty Agreement.~~; and

(cc)        any Investments in any Subsidiary or joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; provided that any entity that serves to hold cash balances for the purposes of making such advances to Subsidiaries or joint ventures is a Loan Party.

For purposes of covenant compliance with this Section 8.7, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.  In addition, to the extent an Investment is permitted to be made by any Group Member directly in any other Person (each such person, a “Target Person”) under any provision of this Section 8.7, such Investment may be advanced or contributed by the Group Member to a Restricted Subsidiary that is not a Loan Party for purposes of ultimately making the relevant Investment in the Target Person without such advancement or contribution constituting an Investment for purposes of Section 8.7 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 8.7 as if made by the applicable Group Member directly in the Target Person).

8.8.          Optional Payments and Modifications of Certain Debt Instruments; Certain Modifications~~(a)~~ .  ~~(a)~~  (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any unsecured ~~indebtedness in an outstanding principal amount in excess of $50,000,000 (including in such principal amount all unsecured indebtedness issued under the same instrument~~Indebtedness (other than any intercompany Indebtedness) or subordinated or junior lien ~~indebtedness~~Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate outstanding principal amount in excess of $35,000,000 (including in such principal amount all indebtedness issued under the same instrument) (collectively, “Junior Debt”) (other than in connection with Junior Debt, a Permitted Refinancing therefor or the conversion of any Junior Debt to Capital Stock of the Borrower (other than Disqualified Capital Stock)); provided, that on any date after the Restatement Effective Date ~~(i)~~, the Borrower may ~~redeem, repurchase, defease or otherwise prepay Junior Debt from and counted against Available Amount if and so long as (A) no Default has occurred and is continuing or would result therefrom and (B) both on a historical and on a pro forma basis (giving effect to such payment and all related transactions) the Consolidated Leverage Ratio on the most recent Test Date did not exceed 4.50 to 1.00, (ii) the Borrower may~~(i) redeem, repurchase, defease or otherwise prepay Junior Debt in an aggregate amount not to exceed (x) the Fixed Restricted Payment Basket Amount in any fiscal year, less (y) any Restricted Payments made pursuant to Section 8.6(e), any Investments made pursuant to Section 8.7(z) and any repayments, repurchases, redemptions, defeasances or other acquisitions, retirements or discharges of Junior Debt pursuant to this Section 8.8, in each case made in reliance on the Fixed Restricted Payment Basket Amount during such fiscal year, plus (z) the Available Amount, in each case, ~~if and~~ so long as ~~(x)~~ no Event of Default has occurred and is continuing or would result therefrom and, ~~both~~ on ~~a historical and on~~ a pro forma basis (giving effect to such payment and all related transactions, including the Incurrence and use of proceeds of all Indebtedness Incurred in connection therewith)

~~and (y)~~, the Consolidated Net Leverage Ratio on the most recent Test Date did not exceed ~~4.50 to~~4.50:1.00, (~~iii) the Borrower may~~ii) redeem, repurchase, defease or otherwise prepay Junior Debt in an unlimited amount, so long as no Event of Default has occurred and is continuing or would result therefrom and the Consolidated Senior Secured Net Leverage Ratio is less than ~~3.25 to~~3.00:1.00, (~~iv) the Borrower may~~iii) convert any Junior Debt to Capital Stock (other than Disqualified Capital Stock) and (~~v~~iv) ~~the Borrower may~~ prepay, redeem, purchase or defease any Junior Debt with any Permitted Refinancing thereof permitted pursuant to Section 8.2, or ~~(b)~~ (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any of the Junior Debt (other than technical corrections or modifications) (i) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by any Junior Debt, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith; (ii) which adds or relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Restricted Subsidiaries to any more onerous or more restrictive provisions; or (iii) which otherwise materially and adversely affects the interests of the Lenders ~~with respect to any of the Junior Debt or the interests of the Lenders~~, taken as a whole, under this Agreement or any other Loan Document ~~in any material respect.~~without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld); provided that it is understood and agreed that the foregoing limitation shall not prohibit any Permitted Refinancing Indebtedness in respect thereof that is otherwise permitted by Section 8.2.

8.9.          Transactions with Affiliates.  Enter into any transaction with a value in excess of $5,000,000, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or ~~any Wholly Owned Subsidiary)~~its Restricted Subsidiaries), unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms not materially less favorable to the relevant Group Member, than it would obtain in an arm’s length transaction with a Person that is not an Affiliate.  Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may do the following:

(a)          Restricted Payments may be made to the extent permitted by Section 8.6;

(b)          loans may be made and other transactions may be entered into by the Borrower and its Restricted Subsidiaries to the extent permitted by Sections 8.2, 8.4, 8.5 and 8.7;

(c)          customary fees and indemnifications may be paid to directors of any Parent, the Borrower and its Restricted Subsidiaries;

(d)          the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of any Parent, the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(e)          the execution, delivery and performance of a tax sharing agreement with respect to any of the charges, taxes or assessments described in clause (B) of Section 8.6(c)(ii), to the extent that payments in connection with such tax sharing agreement are permitted by Section 8.6(c)(ii);

(f)          transactions related to Permitted Securitizations;

(g)          sales of Capital Stock (other than Disqualified Capital Stock) of the Borrower to its Affiliates and options and warrants exercisable therefore and the granting of registration and other customary rights in connection therewith;

(h)          any transaction with an Affiliate where the only consideration paid is Capital Stock of the Borrower (other than Disqualified Capital Stock);

(i)          any transaction with an Affiliate existing on the ~~Restatement~~Third Amendment Effective Date and listed on Schedule 8.9(i) in Exhibit D of the Third Amendment Agreement; ~~and~~

(j)          the execution, delivery and performance of any amendments to the stockholders’ agreements and registration rights agreement of the Borrower entered into in connection with the initial registered public offering of voting Capital Stock of the Borrower in form and substance reasonably acceptable to the Administrative Agent~~.~~;

~~8.10. Sales and Leasebacks.  Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except for (a) a sale of real or personal property made for cash consideration in an amount not less than the cost of such real or personal property and consummated within 270 days after the Borrower or any Restricted Subsidiary acquires, makes improvements or completes the construction of such property, and (b) any other sale and contemporaneous leaseback of any real property and any associated fixtures and equipment for cash consideration in an aggregate amount not less than the fair market value of such property (as determined in good faith by the Board of Directors of the Borrower) and on leaseback terms determined in good faith by the Board of Directors of the Borrower to be fair to the Borrower and its Restricted Subsidiaries.~~

(k)          leases or subleases of property in the ordinary course of business not materially interfering with the business of the Borrower and the Restricted Subsidiaries taken as a whole;

(l)           transactions between or among the Borrower and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction;

(m)        any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Borrower or any of its Restricted Subsidiaries pursuant to the terms of this Agreement; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of the Borrower when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger); and

(n)          any other transactions with an Affiliate, which is approved by a majority of Disinterested Directors of the Borrower in good faith.

8.10.         [Reserved].

8.11.        Hedge Agreements.  Enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual or anticipated exposure (other than those in respect of Capital Stock) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.

8.12.       Changes in Fiscal Periods.  Permit the fiscal year of the Borrower to end on or about a day other than December 31 or change the Borrower’s method of determining fiscal quarters without the prior consent of the Administrative Agent (not to be unreasonably withheld).

8.13.          Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, become subject to, assume or otherwise incur, or suffer to exist, any Lien upon any of its ~~property or revenues~~assets, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is or may become a party other than (a) this Agreement ~~and~~, the other Loan Documents~~,~~ and under any Hedge Agreement permitted under Section 8.11; (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, if the prohibition or limitation therein is only effective against the assets financed thereby~~,~~; (c) agreements for the benefit of the holders of Liens described in ~~Sections~~Section 8.3(k) or 8.3(l) and applicable solely to the property subject to such Lien~~,~~; (d) agreements related to any Permitted Securitization, (e) covenants in documents creating Liens permitted by Section 8.3(k) prohibiting further Liens on the properties encumbered thereby; (f) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations or securing any Credit Agreement Refinancing Indebtedness and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Secured Obligations; (g) covenants in any Indebtedness permitted pursuant to Section 8.2 to the extent such restrictions or conditions are no more restrictive, taken as a whole, than the restrictions and conditions in the Loan Documents or, in the case of subordinated Indebtedness, are market terms at the time of issuance or, in the case of Indebtedness of any ~~Foreign~~Restricted Subsidiary that is not a Loan Party, are imposed solely on ~~Foreign Subsidiaries~~any Restricted Subsidiary that is not a Loan Party; (h) any prohibition or limitation that (1) exists pursuant to ~~applicable law~~Requirements of Law or any request of any

Governmental Authority having regulatory authority over the Borrower or any of its Subsidiaries, (2) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale, solely with respect to such property ~~being Disposed of, (3) restricts subletting or assignment of any lease governing a leasehold interest of the Borrower or a Restricted Subsidiary, (4) exists in any agreement in effect at the time such Restricted Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into~~subject to such sale, (3) is contained in leases, subleases, licenses, sublicenses or similar agreements, in each case, so long as such provisions are customary and such leases, subleases, licenses or similar agreements were entered into in the ordinary course of business, (4) exists in any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation ~~of such person becoming a Subsidiary~~thereof), (5) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (b), (f), (g) or (h)(4)~~,~~; provided that such amendments and refinancings are, taken as a whole, no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing ~~and~~; (i) ~~customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and applicable solely to such joint venture~~restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business~~.~~; (j) any agreement existing on the Third Amendment Effective Date and listed on Schedule D in Exhibit C of the Third Amendment Agreement; (k) customary restrictions that arise in connection with any Lien permitted by Section 8.3 on any asset or property that is not, and is not required to be, Collateral that relates to the asset or property subject to such Lien; (l) any restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (j) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and (m) customary provisions in joint venture agreements, partnership agreements or limited liability company governance documents and other similar agreements applicable to joint ventures or non-Wholly Owned Subsidiaries and applicable solely to such joint venture or non-Wholly Owned Subsidiary.

8.14.        Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of any Group Member to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, any Group Member, (b) make loans or advances to, or other Investments in, any Group Member or (c) transfer any of its assets to any Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the ~~Restatement~~Third Amendment Effective Date ~~(including the Indentures)~~, (iii) any encumbrance or restriction with respect to a Restricted Subsidiary or any of its Restricted Subsidiaries pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which it became a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary) and outstanding on such date, which encumbrance or restriction is not applicable to the any other Group Member or the properties or assets of any other Group Member, (iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable taken as a whole, as determined by the Borrower in good faith, to the Lenders than the encumbrances and restrictions contained in such predecessor agreement, (v) with respect to clause (c), any encumbrance or restriction (A) that restricts the subletting, assignment or transfer of any property or asset or right and is contained in any lease, license or other contract entered into in the ordinary course of business or (B) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, (vi) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (vii) any encumbrances or restrictions applicable solely to a ~~Foreign~~Restricted Subsidiary that is not a Loan Party and contained in any ~~Credit Facility~~credit facility extended to any ~~Foreign~~such Restricted Subsidiary; (viii) restrictions in the transfers of assets encumbered by a Lien permitted by Section 8.3, (ix) any encumbrance or restriction arising under or in connection with any agreement or instrument relating to any Indebtedness permitted by Section 8.2 if (A) ~~either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such agreement or instrument or (y) the~~ the Borrower in good faith determines that such encumbrance or restriction will not cause the Borrower not to have the funds necessary to pay the Obligations when due and (B) the encumbrance or restriction is not materially more disadvantageous to the Lenders, taken as a whole, than is customary in comparable financings (as determined in good faith by the Borrower), (x) any encumbrance or restriction arising under or in connection with any agreement or instrument governing Capital Stock of any Person other than a Wholly Owned Subsidiary that is acquired after the Restatement Effective Date, (xi) customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 8.5 pending the consummation of such Disposition, (xii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures, (xiii) any encumbrance or restriction in agreements related to any Permitted Securitization, (xiv) any holder of a Lien permitted by Section 8.3(k) restricting the transfer of the property subject thereto, (xv) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.5 pending the consummation of such sale ~~and~~, (xvi) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person~~.~~, (xvii)

provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis, (xviii) provisions in the Senior Notes Indenture, as in effect on the Third Amendment Effective Date and (xix)  any restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xviii) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

8.15.        Lines of Business.  Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Restricted Subsidiaries are engaged on the ~~Restatement~~Third Amendment Effective Date or that are reasonably related thereto or similar or complementary thereto or are reasonable extensions thereof.

SECTION9.    EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)          the Borrower shall fail to pay (i) any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof~~;~~ or ~~the Borrower shall fail to pay~~(ii) any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within ~~three~~five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)          any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)          any Loan Party shall fail to observe or perform any agreement contained in clause (i) or (ii) of Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8 of this Agreement; provided, that any failure by the Borrower to observe any term, covenant or agreement under Section 8.1 shall not constitute an Event of Default with respect to the Term Loans until the earlier of (i) the date that the Revolving Lenders declare all outstanding obligations under the Revolving Loans and Revolving Commitments to be immediately due and payable as a result of the Borrower’s failure to observe such term, covenant or agreement in Section 8.1 and (ii) the date on which the Administrative Agent or the Revolving Lenders exercise any remedies with respect to the Revolving Loans in accordance with Section 9; ~~and~~ provided, further, that any failure by the Borrower to observe any term, covenant or agreement under Section 8.1 may be waived from time to time pursuant to clause (xiii) of Section 11.1; or

(d)          any Loan Party shall fail to observe or perform any other agreement contained in this Agreement or any other Loan Document (other than as provided in ~~paragraphs~~clauses (a) through (c) of this Section 9), and such failure shall continue unremedied for a period of 30 days after written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

(e)          (1) the Borrower or any Material Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including ~~any Hedge Agreement or~~ Guarantee Obligation, but excluding the Loans and any Hedge Agreement) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness (excluding any Hedge Agreement) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (excluding any Hedge Agreement), or any other event shall occur or condition exist beyond the period of grace provided in such instrument or agreement, if any, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or (2) there occurs under any Hedge Agreement an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Hedge Agreement) resulting from (A) any default under such Hedge Agreement as to which the Borrower or any Material Subsidiary is the “Defaulting Party” (as defined, or as such comparable term may be used and defined, in such Hedge Agreement) or (B) any “Termination Event” (as defined, or as such comparable term may be used and defined, in such Hedge Agreement) under such Hedge Agreement as to which the Borrower or any Material Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Hedge Agreement); provided, that a default, event or condition described in ~~clause (i), (ii~~the foregoing clauses (1) or (~~iii~~2) of this ~~paragraph~~clause (e) shall not at any time constitute an Event of Default unless, at such time, the outstanding principal amount of Indebtedness with respect to which one or more defaults, events or conditions of the type described in ~~clauses (i), (ii) and (iii~~clause (1) of this ~~paragraph~~clause (e) shall have occurred and be continuing ~~with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or~~, together with the Hedge Termination Value owned by the Borrower or any Material Subsidiary under Hedge Agreements with respect to which the events or conditions described in the foregoing clause (2) shall have occurred, shall exceed in the aggregate $50,000,000; provided, further, that this clause (e) shall not apply (A) to secured Indebtedness that becomes due as a result of the Disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness unless such secured Indebtedness is not paid on such due date or (B) with respect to Indebtedness incurred under any Hedge Agreement, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Subsidiary; or

(f)          (i) the Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)          (i) any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any failure to satisfy the minimum funding standard (as defined in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency ~~or Reorganization~~ of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i), (iii), (iv), (v) and (vi) above, such event or condition, together with all other such events or conditions, if any, would, in the aggregate, reasonably be expected to have a Material Adverse Effect; or

(h)          one or more judgments or decrees for the payment of money shall be entered against the Borrower or any Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, paid, discharged, stayed or bonded pending appeal within ~~30~~60 days from the entry thereof; or

(i)          any of the Security Documents shall cease, for any reason other than as set forth in Section 11.14, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable or (except as expressly set forth therein or as a result of the actions, or lack thereof, by the Administrative Agent) perfected as to any property of the Loan Parties having an aggregate value exceeding $50,000,000; or

(j)          the guarantee contained in Section 2 of the Amended and Restated Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert, in each case, other than in connection with a release of any Subsidiary Guarantor in accordance with the terms of this Agreement; or

(k)        ~~(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be the “beneficial owner” of shares of voting Capital Stock having more than 35% of the total voting power of all outstanding shares of the Borrower or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors.~~a Change of Control shall occur, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of ~~paragraph~~clause (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) the Administrative Agent may, or upon the request of the Required Lenders shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Required Lenders shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (C) if such event is the failure by the Borrower to observe any term, covenant or agreement under Section 8.1 and exists solely with respect to the Revolving Loans and/or the Revolving Commitments, the Administrative Agent may, and at the request of the Majority Facility Lenders under the Revolving Facility, shall, take any of the following actions solely as they relate to Revolving Loans and/or the Revolving Commitments:  (i) by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) by notice to the Borrower, declare the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  The Borrower shall, at the time of acceleration pursuant to this ~~paragraph~~clause, Cash Collateralize the aggregate then undrawn and unexpired amount of all Letters of Credit then outstanding.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been terminated, if any, shall be applied to repay any of the other Secured Obligations pursuant to the requirements of the Amended and Restated Guarantee and Collateral Agreement.  After all such Letters of Credit shall have expired or been terminated, all Reimbursement Obligations shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION10.     THE ~~AGENTS~~ADMINISTRATIVE AGENT AND OTHER REPRESENTATIVES

10.1.        Appointment.  Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints ~~each Agent (and each Agent~~JPMorgan Chase Bank, N.A. (and JPMorgan Chase Bank, N.A. hereby accepts such appointment) as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes ~~such~~the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to ~~such~~the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Other Representatives or the Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against ~~any~~the Administrative Agent or any Other Representative.

10.2.       Delegation of Duties.  ~~Each~~The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  ~~No~~The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

10.3.        Exculpatory Provisions.  ~~None of~~Neither  the ~~Agents~~Administrative Agent, any Other Representative ~~or~~nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and ~~nonappealable~~non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the ~~Agents~~Administrative Agent or the Other Representatives under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder.  The ~~Agents~~Administrative Agent and the Other Representatives shall not be under any obligation to any Lender or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party.

10.4.       Reliance by ~~Agents~~the Administrative Agent.  ~~Each~~The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by ~~such~~the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  ~~Each~~The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The ~~Agents~~Administrative Agent shall in all cases be fully exculpated from and protected against any action or claim by any Lender or affiliate thereof, in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

10.5.       Notice of Default.  ~~No~~The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless ~~such~~the Administrative Agent has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Secured Parties.

10.6.        Non‑Reliance on ~~Agents~~Administrative Agent and Other Lenders.  Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that ~~none of the Agents or~~neither the Administrative Agent nor the Other Representatives or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by ~~any~~the Administrative Agent or any Other Representative hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by ~~any~~the

Administrative Agent or any Other Representative to any Lender or any other Secured Party.  Each Lender (and, if applicable, each other Secured Party) represents to the ~~Agents~~Administrative Agent and the Other Representatives that it has, independently and without reliance upon ~~any~~the Administrative Agent, the Other Representatives or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon ~~any~~the Administrative Agent, the Other Representative or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any Specified Hedge Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.7.        Indemnification.  The Lenders agree to indemnify ~~each~~the Administrative Agent and each Other Representative in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against ~~such~~the Administrative Agent or Other Representative in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Hedge Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by ~~such~~the Administrative Agent or Other Representative under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and ~~nonappealable~~non-appealable decision of a court of competent jurisdiction to have resulted from ~~such~~the Administrative Agent’s or such Other Representative’s gross negligence or willful misconduct.  The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

10.8.        Agent in Its Individual Capacity.  ~~Each~~The Administrative Agent, each Other Representative and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though ~~such~~the Administrative Agent were not ~~an~~the Administrative Agent or an Other Representative.  With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, ~~each~~the Administrative Agent and each Other Representative in its individual capacity as a Lender shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not ~~an~~the Administrative Agent or Other Representative, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include ~~each~~the Administrative Agent and each Other Representative in its individual capacity as such.

10.9.        Successor Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign as Administrative Agent.  If the Administrative Agent shall have given notice of its resignation as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

10.10.      ~~Agents~~Administrative Agent Generally.  Except as expressly set forth herein, ~~no~~the Administrative Agent shall not have any duties or responsibilities hereunder in its capacity as such.

10.11.      Other Representatives.  Each of the Lead Arranger ~~and~~, the Joint Bookrunners and the Documentation Agents, in its several capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.

10.12.       Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.    ~~If~~Without limiting the provisions of Section 4.10, if any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or the Administrative Agent has paid over to a

Governmental Authority applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, each Lender shall indemnify the Administrative Agent, within 10 days demand therefor, fully for all amounts paid, directly or indirectly, by the Administrative Agent as ~~tax~~Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such ~~taxes~~amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document against any amount due to the Administrative Agent under this Section 10.12.  The agreements in this Section 10.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

10.13.      Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief ~~Laws~~laws of the United States or other applicable jurisdictions from time to time in effect or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, such Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, such Issuing Lender and the Administrative Agent under Sections 3.5, 3.13, 4.5 and 11.5) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the applicable Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5, 3.13, 4.5 and 11.5.

10.14.       Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Other Representatives and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)            the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such

Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Other Representatives and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Other Representative or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

10.15.      Intercreditor Agreements. The Administrative Agent is authorized to enter into the Intercreditor Agreement and the Pari Debt Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) in connection with the incurrence of any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Indebtedness permitted by the terms of this Agreement to be secured by the Collateral on a pari passu or junior priority secured basis, and the parties hereto acknowledge that each of the Intercreditor Agreement and the Pari Debt Intercreditor Agreement is (if entered into) binding upon them.  Each Lender (a) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the documentation relating to any Indebtedness incurred as permitted by this Agreement which is (in accordance with the terms hereof) to be secured thereby, on a pari passu, or junior secured basis to the Liens securing the Secured Obligations, which Liens securing any such other Indebtedness shall be subject to the terms and conditions of the Intercreditor Agreement and/or the Pari Debt Intercreditor Agreement executed and delivered as required hereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and/or the Pari Debt Intercreditor Agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and the Pari Debt Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence of any secured Indebtedness as contemplated above.

SECTION 11.    MISCELLANEOUS

11.1.        Amendments and Waivers.  Except as provided in ~~Section~~Sections 4.17, 4.18 and 4.19 and subject to Section 4.7(b) and Section 11.21, none of this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1.  The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its

consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder  or extend the scheduled date of any payment thereof (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility, (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any L/C Obligations or to reduce any fee payable hereunder and (z) any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 4.2 which shall only require the approval of the Majority Facility Lenders of each Facility adversely affected thereby)~~)~~, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case, without the written consent of each Lender directly affected thereby (but not, for the avoidance of doubt, the consent of the Required Lenders); (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, except as set forth in Section 11.14, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary ~~Guarantor~~Guarantors from their obligations under the Amended and Restated Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; provided, further that, any amendment to Section 11.14 to permit the release of all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Amended and Restated Guarantee and Collateral Agreement shall also require the written consent of all Lenders; (iv) extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, in each case, without the written consent of each Lender directly affected thereby; (v) amend, modify or waive any condition precedent to any extension of credit under the Revolving Facility set forth in Section 6.1 without the written consent of the Majority Facility Lenders under the Revolving Facility; (vi) amend, modify or waive any provision of Section 4.8 without the written consent of the Majority Facility Lenders under each Facility affected thereby, except that the additional written consent of each Lender directly and adversely affected thereby shall be required in the case of Section 4.8(a), 4.8(c) and the first sentence of Section 4.8(b); (vii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (viii) amend, modify or waive any provision of Section 10 without the written consent of ~~each~~the Administrative Agent or Other Representative adversely affected thereby; (ix) amend, modify or waive any provision of Section 3.3 or 3.4 without the written consent of the Swingline Lender; (x) amend, modify or waive any provision of Sections 3.7 to 3.14 without the written consent of each Issuing Lender; (xi) amend, modify or waive (A) any Loan Document so as to alter the ratable treatment of the ~~Borrower~~Obligations arising under any Specified Hedge Agreement ~~Obligations and the Borrower Credit Agreement~~or Specified Cash Management Arrangement and the Obligations arising under the Loan Documents or (B) the definition of “Qualified Counterparty~~,~~”, “Specified Hedge Agreement~~,~~”, “Specified Cash Management Arrangement”, “Obligations~~,~~” ~~“Borrower Obligations” (as defined in the Amended and Restated Guarantee and Collateral Agreement), or “Borrower Hedge Agreement Obligations” (as defined in the Amended and Restated Guarantee~~

~~and Collateral Agreement)~~, or “Secured Obligations”, in each case in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty; (xii) ~~amend, modify or waive~~ any terms of Section 4.16 without the consent of each Lender (other than any Defaulting Lender)~~,~~; (xiii) amend, modify or waive any of the terms and provisions (and related definitions) of Section 8.1 (even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligations or to reduce any fee payable hereunder) or any of the terms and provisions of the proviso set forth in clause (c) of Section 9, without the written consent of the Majority Facility Lenders under the Revolving Facility ~~or (xiv) modify or extend the maturity date of any Letter of Credit to a date that is later than the maturity date applicable to the Revolving Commitments, without the consent of each Revolving Lender~~; provided, further, that, notwithstanding anything else in this Agreement to the contrary, any such amendment, waiver or other modification pursuant to this clause (xiii) shall be effective for all purposes of this Agreement with the written consent of only the Majority Facility Lenders under the Revolving Facility (or the Administrative Agent with the prior written consent thereof) and the Borrower; (xiv) modify or extend the maturity date of any Letter of Credit to a date that is later than the maturity date applicable to the Revolving Commitments, without the consent of each Revolving Lender; (xv) amend, modify or waive any provisions of Section 6.5 of the Amended and Restated Guarantee and Collateral Agreement without the written consent of each Lender directly and adversely affected thereby; or (xvi) amend, modify or waive any provisions of Section 11.7(a) hereof without the written consent of each Lender directly and adversely affected thereby.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the ~~Agents~~Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the ~~Agents~~Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof  to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any technical ambiguity, omission, mistake, defect or inconsistency~~.~~; provided, that the Administrative Agent shall post such amendment to the Lenders (which may be provided through electronic, telecommunications or other information transmission systems) reasonably promptly after the effectiveness thereof.

11.2.        Notices.  (a)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission),

and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the ~~Agents~~Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	KAR Auction Services, Inc. 13085 Hamilton Crossing Boulevard Carmel, Indiana 46032 Attention: Eric Loughmiller Telecopy: (317) 249-4596 Telephone: (317) 249-4254
Email:  eric.loughmiller@karauctionservices.com

with a copy to:

Steven M. Messina, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036-6522
Telecopy:  (917) 777-3509
Telephone:  (212) 735-3509
Email:  Steven.Messina@skadden.com

The Administrative Agent:	JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor ~~07~~L2
Chicago, IL, 60603-2003
Attention:  ~~Mouy Lim~~Thomas Defosse IV
Telephone:  (~~312~~302) ~~732~~634-~~2024~~1965
Facsimile:  (~~312~~844) ~~385~~490-~~7103~~5665
Email:  ~~muoy.lim@jpmchase~~thomas.defosseiv@chase.com

with a copy to:

Alfred Y. Xue, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Telephone:  (212) 906-1640
Facsimile:  (212) 751-4864
Email:  alfred.xue@lw.com

(b)          No notice, request or demand to or upon ~~any~~the Administrative Agent, any Issuing Lender, the Lenders, or the Borrower shall be effective until received.  The

Borrower shall be conclusively deemed to have received any notice, request or demand if such notice, request or demand is sent by courier service and delivery thereof is confirmed by the courier, if it is sent by fax or electronic transmission and receipt thereof is confirmed orally, if it is sent by certified mail or if it is served by any manner of service of process permitted by law.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent.  Approval of such procedures may be limited to particular notices or communications;

(c)          (i)  Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent~~,~~; provided, that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Sections 2 and 3 if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to each of them hereunder by electronic communications pursuant to procedures approved by it~~,~~; provided, that approval of such procedures may be limited to particular notices or communications.

(ii)       Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement)~~,~~; provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefore.

11.3.        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of ~~any~~the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4.         Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

11.5.        Payment of Expenses; Indemnity.  The Borrower agrees (a) to pay or reimburse ~~the Other Representatives and each~~each Lender, each Issuing Lender, each Other

Representative and the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities and the development, preparation and execution of, and any amendment, supplement or modification to (including expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary counsel to ~~such Agents,~~the Lenders, the Issuing Lenders, the Other Representatives and ~~Lenders~~the Administrative Agent and, to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction per affected party and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower two (2) Business Days prior to the ~~Restatement~~Third Amendment Effective Date (in the case of amounts to be paid on the ~~Restatement~~Third Amendment Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as ~~such~~the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, each Issuing Lender, each Other Representative and the Administrative Agent for all its documented and out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and including the fees and disbursements of one primary counsel to ~~such Agents,~~the Lenders, the Issuing Lenders, the Other Representatives and ~~Lenders~~the Administrative Agent and, to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction per affected party, (c) to pay, indemnify, and hold each Lender, each Issuing Lender, each Other Representative and the Administrative Agent harmless from, any and all recording and filing fees that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, ~~the Other Representatives and~~each Issuing Lender, each Other Representative and the Administrative Agent and each of their and their affiliates’ respective officers, directors, employees, attorneys, affiliates, agents, members, partners and advisors (each, including each Lender and the Administrative Agent, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the syndication of the Facilities and the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or any related transaction or the violation of, noncompliance with or liability under, any Environmental Law or related to any Materials of Environmental Concern applicable to the operations of any Group Member or any of the Properties or the unauthorized use by Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons or any claim, litigation, investigation or proceeding relating to any of the foregoing, or preparation of a defense in connection therewith, regardless of whether such claim, litigation, investigation or proceeding is brought by the Borrower, the Borrower’s equity holders or creditors, an Indemnitee or any other person or entity, whether any Indemnitee is a party thereto, including in each case the reasonable and documented fees and disbursements of one primary counsel to ~~such Agents,~~the Lenders, the Issuing Lenders, the Other Representatives, ~~Lenders~~the Administrative Agent and Indemnitees and, to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction per affected party (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”)~~,~~; provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from (x) the willful misconduct, bad faith or gross negligence of such Indemnitee or its Related Persons, (y) a material breach by such Indemnitee of its express and material contractual obligations under this Agreement or the Loan Documents pursuant to a claim made by the Borrower or (z) disputes between and among the Indemnitees (other than disputes involving the ~~Agents~~Administrative Agent or the Other Representatives in their respective capacities as such) other than any dispute related to any act or omission by the Borrower or any of its Subsidiaries.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor.  Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted pursuant to the notice information for the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  To the fullest extent permitted by applicable law, none of the Borrower, the Loan Parties and the Indemnitees shall assert, and each of the Borrower, the Loan Parties and the Indemnitees hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof; provided, that the foregoing will not limit the Borrower’s indemnity obligations set forth above.  No Indemnitee referred to in ~~paragraph~~clause (~~b~~d) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnitee.  The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 11.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or other costs and expenses arising from any non-Tax claim.

11.6.        Successors and Assigns; Participations and Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.6.

(b)          (i)  Subject to the conditions set forth in ~~paragraph~~Section 11.6(c) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)         the Borrower~~,~~; provided, that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender~~,~~ or an Approved Fund ~~or~~, (2) for an assignment to any Person if an Event of Default under Section 9(a) or Section 9(f) has occurred and is continuing, ~~any other Person; provided, further, that no consent of the Borrower shall be required for an~~(3) for an assignment by a Conduit Lender to its designated Lender, a conduit administered or managed by such Conduit Lender’s designated Lender or to such Conduit Lender’s liquidity providers or (4) during the primary syndication of the Facilities; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ~~five~~ten (~~5~~10) Business Days after having received written notice thereof ~~and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities~~;

(B)         the Administrative Agent~~,~~; provided, that no consent of the Administrative Agent shall be required (1) for an assignment to ~~an Assignee that is~~ a Lender, an Affiliate of a Lender or an Approved Fund ~~immediately prior to giving effect to such assignment~~, except in the case of an assignment of a Revolving Commitment to an Assignee that does not already have a Revolving Commitment ~~provided, further, that no consent of the Administrative Agent shall be required for an~~or (2) for an assignment by a Conduit Lender to its designated Lender, a conduit administered or managed by such Conduit Lender’s designated Lender or to such Conduit Lender’s liquidity providers; and

(C)         each Issuing Lender and the Swingline Lender, in case of an assignment of a Revolving Commitment.

(ii)       Assignments shall be subject to the following additional conditions:

(A)           except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of any of the Term Loans, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent~~,~~; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that ~~no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more Approved Funds~~such processing and recordation fee may be waived by the Administrative Agent in its sole discretion;

(C)            the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire;

(D)            the Assignee, if it shall not be a Lender, shall deliver to the Borrower and the Administrative Agent the forms and documentation required pursuant to Sections 4.10 (e), (f) and (k);

(E)            ~~(D)~~ in the case of an assignment by a Conduit Lender to an Assignee that is not its designated Lender, another Conduit Lender administered or managed by such Conduit Lender’s designated Lender or such Conduit Lender’s liquidity providers (~~each~~any such Assignee, a “Third Party Assignee”), such Conduit Lender’s designated Lender shall concurrently assign to ~~the~~ such Third Party Assignee or, if such Third Party Assignee is a conduit not administered by such designated Lender, to an Assignee designated by such Third Party Assignee an amount of its Commitment at least equal to the amount of the Loans assigned to such Third Party Assignee by such Conduit Lender; provided, that if, in connection with such assignment, such Conduit Lender notifies the Borrower or the Administrative Agent that such Conduit Lender shall not make any additional Loans under this Agreement, such Conduit Lender’s designated Lender shall assign its entire Commitment to such Third Party Assignee or, if such Third Party Assignee is a conduit not administered by such designated Lender, to an Assignee designated by such Third Party Assignee;

(F)            ~~(E)~~ no such assignment shall be made to an assignee that is a Defaulting Lender at the time of such assignment and any such purported assignment thereto shall be deemed null and void;

(G)           ~~(F)~~ notwithstanding anything to the contrary herein, no such assignment shall be made to any Affiliated Lender unless made in compliance with the additional terms and conditions set forth in Section 11.6(g); and

(H)      ~~(G)~~ notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(iii)          Subject to acceptance and recording thereof pursuant to ~~paragraph~~Section 11.6(b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with, and subject to the limitations of Section 11.6(c).

(iv)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, each Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, each Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), and any written consent to such assignment required by ~~paragraph~~Section 11.6(b) ~~of this Section~~, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this ~~paragraph~~clause (v).

(c)            (i)            Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Person, sell participations to one or more banks or other entities (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a

portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1 and (2) directly affects such Participant.  Subject to ~~paragraph~~Section 11.6(c)(ii) ~~of this Section~~, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 or 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ~~paragraph~~Section 11.6(b) ~~of this Section 11.6~~.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender~~,~~; provided, that such Participant shall be subject to Section 11.7(a) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant~~.~~ (except to the extent such entitlement to receive a greater payment results from change in a Requirement of Law that occurs after the Participant acquired the applicable participation).  Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 4.10 unless such Participant complies with ~~Section~~Sections 4.10(~~d~~e) and (f).

(iii)          Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan (or other right or obligation) hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.  No Lender shall have any obligation to disclose any portion of its Participant Register to any Person except to the extent such disclosure is necessary to establish that the Loans (or other rights or obligations) hereunder are in registered form ~~for~~under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or any successor sections) of the United States ~~federal income tax purposes~~Treasury Regulations.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights and/or obligations under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank having jurisdiction over it, and this Section 11.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)          The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in ~~paragraph~~Section 11.6(d) ~~above~~.

(f)           Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b).  Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g)          Subject to the other provisions of this Section 11.6 and ~~the provisions of~~ Section 11.21, any Affiliated Lender may make Loans or Commitments or purchase an assignment of outstanding Loans or Commitments (including Incremental Loans and Incremental Commitments) from one or more Lenders and any such purchases of Loans and/or Commitments may be made through (a) open market purchases on a non-pro rata basis and/or (b) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures determined by such Affiliated Lender in its sole discretion, in each case, on the following basis and subject to the following terms and conditions:

(i)           any such purchase of Loans (other than any commitment to provide Incremental Loans or any Incremental Commitments) shall be consummated as an assignment otherwise in accordance with the provisions of this Section 11.6 and pursuant to an Assignment and Assumption (it being understood and agreed that any such purchase of Loans that does not comply with this Section 11.6 and Section 11.21 shall not be effective as an assignment hereunder);

(ii)           ~~any such purchase of Loans may be made by the applicable Affiliated Lender from time to time from one or more Lenders of such Affiliated Lender’s choosing and need not be made from all Lenders (unless such Affiliated Lender is the Borrower or any of its Subsidiaries, in which case such Affiliated Lender must offer to purchase such Loans from all Lenders on the same terms and conditions, and must make the purchase from any Lenders that accept such offer, in each case on a pro rata basis);~~[reserved];

(iii)          the aggregate principal amount of the Term Loans and Commitments (including Incremental Term Loans and Incremental Term Loan Commitments) held by all Affiliated Lenders shall not exceed 25% of the total principal amount outstanding under the Term Facilities and any Incremental Term Loans at the time of such purported assignment;

(iv)          no Affiliated Lender may purchase Revolving Commitments or Incremental Revolving Commitments hereunder and no Affiliated Lender may purchase any Revolving Loans or any Incremental Revolving Loans from any Lender, except from a Defaulting Lender (in which case, such Affiliated Lender shall purchase such Defaulting Lender’s Loans and shall purchase all such Loans and other amounts owing to the replaced Lender on or prior to the date of replacement and assume all obligations of the replaced Lender under the Loan Documents in connection with the purchased Revolving Loans in accordance with this Section 11.6 (except that the Borrower shall pay the registration and processing fee referred to therein and for the avoidance of doubt such purchase shall not include its Commitments));

(v)           in the case of a purchase of Loans by the Borrower or any of its Subsidiaries, no proceeds of the Revolving Facility and no proceeds of any Incremental Loans drawn under any Incremental Revolving Commitments shall be used for any purchases hereunder;

(vi)          any Loans purchased by the Borrower or any of its Subsidiaries shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(vii)          no Affiliated Lender may purchase any Loans while such Affiliated Lender is in the possession of ~~any~~ material ~~non-public information~~Non-public Information with respect to the Borrower or its Subsidiaries that is material to the assigning Lender’s decision to assign any Loans and that has not been disclosed to the Lenders (except to the extent that any ~~such~~ Lender expressly waives its right to receive such information);

(viii)         notwithstanding anything to the contrary in this Agreement, the purchase of Loans made by an Affiliated Lender under this Section 11.6 shall not constitute a voluntary or mandatory prepayment of the Loans; and

(ix)           in the case of a purchase by any Affiliated Lender, the assigning Lender and such assignee shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption in lieu of an Assignment and Assumption.

11.7.          Adjustments; Set‑off.  (a)  Except as expressly provided in Section 11.6 and otherwise to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”)

shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 9, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set‑off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)          In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender~~,~~; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

11.8.        Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

11.9.        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10.      Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the ~~Agents~~Administrative Agent and the Lenders with respect to the subject matter hereof and thereof.  This Agreement supersedes all prior commitments and undertakings of any or all of the ~~Agents~~Administrative Agent and Lenders relating to the financing contemplated hereby.  There are no promises, undertakings, representations or warranties by ~~any~~the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.11.     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.12.      Submission To Jurisdiction; Waivers.  Each of the Borrower, the ~~Agents~~Administrative Agent and the Lenders hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the ~~non‑exclusive general~~exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to ~~the Borrower, as the case may be~~such Person at its address set forth in Section 11.2 or at such other address of which the Administrative Agent and the Borrower shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.13.      Acknowledgments.  The Borrower hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)          ~~no~~none of the Administrative Agent, any Other Representative or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the ~~Agents~~Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

11.14.     Releases of Guarantees and Liens.  (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender and other Secured Parties (without requirement of notice to or consent of any Lender or other Secured Party except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in ~~paragraph~~Section 11.14(b) ~~below~~.

(b)          At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations under or in respect of Hedge Agreements or Specified Cash Management Arrangements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made), the Collateral shall automatically be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.  Additionally, the Administrative Agent shall deliver such other documentation reasonably requested by the Borrower to evidence the termination of this Agreement and the other Loan Documents and/or the termination of the Liens on the Collateral, in favor of the Administrative Agent for the benefit of the Secured Parties, all in form reasonably satisfactory to the Administrative Agent and the Borrower.  Any such documentation shall be made without recourse, representation or warranty.  The Borrower shall pay all costs and expenses (including, but not limited to, reasonable attorney’s fees), that the Administrative Agent incurs in preparing and delivering the foregoing documents (or reviewing forms of such documents prepared by the Borrower or its counsel).

11.15.          Confidentiality.  ~~Each~~The Administrative Agent ~~and~~, each Other Representative and Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to or in connection with this Agreement; provided, that nothing herein shall prevent ~~any~~the Administrative Agent, Other Representative or any Lender from disclosing any such information (a) ~~to~~ any ~~Agent, any other Lender~~Lender or any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) (i) to any actual or prospective Transferee ~~or~~, (ii) any direct or indirect actual or prospective counterparty ~~to any Hedge Agreement~~ (or any professional advisor to such counterparty) to any Hedge Agreement or any other swap, derivative or securitization transaction relating to the Borrower and its Obligations or (iii) to any credit insurance provider relating to the Borrower and its Obligations, in each case, if such person is required to maintain confidentiality on terms at least as restrictive as those contained in this Section 11.15,

(c) to its employees, directors, agents, members, partners, attorneys, accountants and other professional advisors or those of any of its affiliates if such person is required to maintain confidentiality, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority, or as may otherwise be required pursuant to any Requirement of Law, or if requested or required to do so in connection with any litigation or similar proceeding; provided, that ~~such~~the Administrative Agent, Other Representative or Lender, unless prohibited by any Requirement of Law, shall use reasonable efforts to notify the Borrower in advance of any disclosure pursuant to this clause (e) ~~above~~ but only to the extent reasonably practicable under the circumstances and on the understanding that ~~no~~none of the Administrative Agent, Other Representative or Lender shall incur any liability for failure to give such notice, (f) that has been publicly disclosed, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (h) in connection with the exercise of any remedy hereunder or under any other Loan Document ~~or~~, (i) to any rating agency when required by it~~,~~; provided, that, prior to any disclosure, such rating agency is required to maintain confidentiality or (j) with the consent of the Borrower.  In addition, ~~each~~the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the ~~Agents~~Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

11.16.    WAIVERS OF JURY TRIAL.  THE BORROWER, THE ~~AGENTS~~ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.17.      [Reserved].

11.18.      USA PATRIOT Act.  Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Publ. L. 107-56 (signed into law October 26, 2001)), (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of ~~the~~ each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.

11.19.      Lender Action.  Each Lender and each other Secured Party agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 11.19 are for the sole benefit of the Lenders and the other Secured Parties and shall not afford any right to, or constitute a defense available to, any Loan Party.

11.20.      Certain Undertakings with Respect to Securitization Subsidiaries.

(a)          ~~Each~~The Administrative Agent and Lender agrees that, prior to the date that is one year and one day after the payment in full of all the obligations of the Securitization Subsidiary in connection with and under a Securitization, (i) ~~such~~the Administrative Agent and such Lender shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Securitization Subsidiary any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the Capital Stock of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest in the name of the Administrative Agent or a Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of any Group Member, (D) exercise any voting rights granted or appurtenant to such Capital Stock of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest or (E) enforce any right that the holder of any such capital stock of any Securitization Subsidiary or any other instrument evidencing any Seller’s Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Subsidiary, (ii) ~~such~~the Administrative Agent and such Lender hereby waives and releases any right to require (A) that any Securitization Subsidiary be in any manner merged, combined, collapsed or consolidated with or into any Group Member, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Securitization Subsidiary as a separate entity be in any respect disregarded and (iii) ~~such~~the Administrative Agent and such Lender agrees and acknowledges that the agent acting on behalf of the holders of securitization indebtedness of the Securitization Subsidiary is an express third party beneficiary with respect to Sections 11.20(a) and 11.20(b) and such agent shall have the right to enforce compliance by the ~~Agents~~Administrative Agent and Lenders with Sections 11.20(a) and 11.20(b).

(b)          Notwithstanding anything to the contrary in the Security Documents or other Loan Documents, upon the transfer or purported transfer by any Group Member of Securitization Assets to a Securitization  Subsidiary in a Securitization, any Liens with respect to such Securitization Assets arising under this Agreement, any Security Documents or any other Loan Documents shall automatically be released (and the Administrative Agent is hereby authorized to execute and enter into any such releases and other documents as the Borrower may reasonably request in order to give effect thereto).

11.21.      Certain Undertakings with Respect to Certain Affiliate Lenders.

(a)          Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Affiliated Lenders shall not be permitted to attend any meeting (live or by any electronic means) in such Affiliated Lender’s capacity as a Lender with ~~any~~the Administrative Agent or other Lender or receive any information from ~~any~~the Administrative Agent or other Lender, except to the extent such information is made available to any Loan Party (or its representatives) and other than administrative notices given to all Lenders hereunder (including information delivered by the Borrower in accordance with Section 7.1 and Section 7.2), or have access to the Platform; and

(b)          Notwithstanding anything in this Agreement or any other Loan Document to the contrary, with respect to any Loans at any time held by an Affiliated Lender, such Affiliated Lender shall have no right whatsoever, in its capacity as a Lender with respect to such Loans then held by such Affiliated Lender, whether or not the Borrower or any other Loan Party is subject to a bankruptcy or other insolvency proceeding or otherwise, so long as such Lender is an Affiliated Lender, to (i) consent to any amendment, modification, waiver, consent or other such action with respect to, or otherwise vote on any matter related to, or vote in connection with any direction delivered to the Administrative Agent by the Required Lenders or Majority Facility Lenders under any Facility pursuant to, any of the terms of the Agreement or any other Loan Document, in each case to the extent such amendment, modification, waiver, consent, other action, vote or direction is effective with only the consent of or action by the Required Lenders or the Majority Facility Lenders under any Facility (each, a “Lender Vote/Directive”) and, if applicable, the Borrower; provided, that for purposes of any Lender Vote/Directive the Administrative Agent shall automatically deem any Loans held by such Affiliated Lender to be voted on a pro rata basis in accordance with the votes cast in respect of the Loans of all other Lenders in the aggregate (other than any Affiliated Lenders) in connection with any such Lender Vote/Directive (including all voting and consent rights arising out of any bankruptcy or other insolvency proceedings (except for voting on any plan of reorganization or refraining from voting on any plan of reorganization, in which case the Administrative Agent shall vote or refrain from voting such Loans of such Affiliated Lender in its sole discretion)); provided, further, that no such Lender Vote/Directive shall deprive such Affiliated Lender of its share of any payments or other recoveries which the Lenders are entitled to share on a pro rata basis under the Loan Documents and such Affiliated Lender’s vote shall be counted to the extent any such plan of reorganization or other amendment, waiver, modification or consent proposes to treat the Obligations of the Affiliated Lender in a manner less favorable in any material respect to such Affiliated Lender than the proposed treatment of Obligations held by Lenders that are not Affiliates of the Borrower.

11.22.      No Fiduciary Duty.  ~~Each~~The Administrative Agent, each Other Representative, each Lender and their Affiliates (collectively, solely for purposes of this ~~paragraph~~Section 11.22, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates.  The Borrower, on behalf of itself and each other Loan Party, agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or Other Representative, on the one hand, and the Borrower and such other Loan Party, its stockholders or its affiliates, on the other.  The Borrower, on behalf of itself and each other Loan Party, acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders or Other Representatives, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender or Other Representative has assumed an advisory or fiduciary responsibility in favor of any Loan Party, their stockholders or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender or Other Representative has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender or Other Representative is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person.  The Borrower, on behalf of itself and each other Loan Party, acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower, on behalf of itself and each other Loan Party, agrees that it will not claim that any Lender or Other Representative has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or such other Loan Party, in connection with such transaction or the process leading thereto.

11.23.      Acknowledgment and Consent to Bail-In of EEA Financial Institutions  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

~~11.24. Effect of Amendment and Restatement of Existing Credit Agreement(a)  On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except (i) the representations and warranties made by the Borrower and the Loan Parties prior to the Restatement Effective Date (which representations and warranties made prior to the Restatement Effective Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Restatement Effective Date) and (ii) any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the~~

~~covenants contained in the Existing Credit Agreement).  The parties hereto acknowledge and agree that (1) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the Existing Credit Agreement or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (2) the “Obligations” under the Existing Credit Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereafter subject to the terms herein) and (3) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby.  The Borrower acknowledges and agrees that Section 11.5 of the Existing Credit Agreement shall, to the extent applicable immediately prior to the Restatement Effective Date, survive for the intended beneficiaries of such provision to the extent such provision applies with respect to any Indemnified Liabilities (under and as defined in Section 11.5 of the Existing Credit Agreement) relating to events and circumstances occurring prior to the Restatement Effective Date.~~

~~(b) On and after the Restatement Effective Date, (i) all references to the Existing Credit Agreement or the Credit Agreement in the Loan Documents (other than references to the “Existing Credit Agreement” in this Agreement, the Amendment and Restatement Agreement, the Amended and Restated Guarantee and Collateral Agreement, the Amended and Restated IP Security Agreement, or the Mortgages) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or the Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Restatement Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.~~

~~(c) The Borrower hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and as amended and restated on the date hereof, as applicable and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, including with respect to the obligations of the Borrower as modified by this Agreement.  Each Loan Party further acknowledges and agrees to each Agent, each Issuing Lender and each of the Lenders that after giving effect to this Agreement, neither the modification of the Existing Credit Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of the Amendment and Restatement Agreement and this Agreement, as applicable (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the Existing Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.~~

11.24.    Acknowledgment Regarding Any Supported QFCs  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b)            As used in this Section 11.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

 (i)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

 (ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

 (iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

~~11.25          Cashless Rollovers.  Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Refinancing Term Loans, Refinancing Revolving Loans, Extended Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in immediately available funds”, “in cash” or any other similar requirement.~~

[Remainder of Page Intentionally Left Blank]

Exhibit B

Amended and Restated Guarantee and Collateral Agreement

see attached

EXHIBIT B TO
THIRD AMENDMENT AGREEMENT

AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

made by

KAR AUCTION SERVICES, INC.
and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of March 11, 2014

as amended by that certain Third Amendment Agreement as of September 19, 2019

TABLE OF CONTENTS

Page

SECTION 1. DEFINED TERMS		~~2~~1
1.1	Definitions	~~2~~1
1.2	Other Definitional Provisions	~~7~~6

SECTION 2. GUARANTEE		~~8~~7
2.1	Guarantee	~~8~~7
2.2	Reimbursement, Contribution and Subrogation	~~9~~8
2.3	Amendments, Etc., With Respect to the ~~Borrower~~ Obligations	~~10~~9
2.4	Guarantee Absolute and Unconditional	10
2.5	Reinstatement	~~11~~10
2.6	Payments	11
2.7	Bankruptcy, Etc.	11
2.8	Keepwell	~~12~~11

SECTION 3. GRANT OF SECURITY INTEREST		~~12~~11

SECTION 4. REPRESENTATIONS AND WARRANTIES		~~14~~13
4.1	Representations in Amended ~~and Restated~~ Credit Agreement	~~14~~13
4.2	Title; No Other Liens	~~14~~13
4.3	Perfected First Priority Liens	14
4.4	Jurisdiction of Organization; Chief Executive Office	~~15~~14
4.5	Inventory and Equipment	15
4.6	Farm Products	~~16~~15
4.7	Pledged Stock and Pledged Notes	~~16~~15
4.8	Receivables and Chattel Paper	~~16~~15
4.9	Intellectual Property	16

SECTION 5. COVENANTS		~~18~~17
5.1	Covenants in Amended ~~and Restated~~ Credit Agreement	~~18~~17
5.2	Delivery ~~and Control~~ of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights	~~18~~17
5.3	Maintenance of Insurance	~~20~~18
5.4	Maintenance of Perfected Security Interest; Further Documentation	~~20~~18
5.5	Changes in Locations, ~~Name~~Names, etc.	~~20~~19
5.6	Notices	~~21~~19
5.7	Investment Property	~~21~~19
5.8	Receivables	~~22~~20
5.9	Intellectual Property	~~22~~20

SECTION 6. REMEDIAL PROVISIONS		~~25~~23
6.1	Certain Matters Relating to Receivables	~~25~~23
6.2	Communications with Obligors; Grantors Remain Liable	~~25~~24
6.3	Investment Property	~~26~~24
6.4	Proceeds to be Turned Over to Administrative Agent	~~27~~25
6.5	Application of Proceeds	~~27~~25
6.6	Code and Other Remedies	~~28~~27
6.7	Registration Rights	~~29~~28
6.8	Deficiency	29

6.9	NSULC Shares	29

SECTION 7. THE ADMINISTRATIVE AGENT		~~30~~29
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	~~30~~29
7.2	Duty of Administrative Agent	~~31~~30
7.3	Financing Statements	~~32~~31
7.4	Authority, Immunities and Indemnities of Administrative Agent	~~32~~31

SECTION 8. MISCELLANEOUS		~~32~~31
8.1	Amendments in Writing	~~32~~31
8.2	Notices	~~32~~31
8.3	No Waiver by Course of Conduct; Cumulative Remedies	32
8.4	Enforcement Expenses; Indemnification	~~33~~32
8.5	Successors and Assigns	33
8.6	Set-Off	33
8.7	Counterparts	~~34~~33
8.8	Severability	~~34~~33
8.9	Section Headings	~~34~~33
8.10	Integration	~~34~~33
8.11	GOVERNING LAW	~~34~~33
8.12	Submission To Jurisdiction; Waivers	~~34~~33
8.13	Acknowledgements	~~35~~34
8.14	Additional Grantors	~~35~~34
8.15	Releases	~~35~~34
8.16	WAIVER OF JURY TRIAL	~~36~~35
~~8.17~~	~~Effect of Amendment and Restatement~~	~~36~~
~~8.18~~	~~Reaffirmation and Grant of Security Interest~~	~~36~~

ii

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions required for Perfection
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of ~~Acknowledgement and Consent~~
~~Annex III~~	~~Form of~~ Intellectual Property Security Agreement

iii

This AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, ~~amended and restated~~dated as of March 11, 2014~~,~~ (as amended by the Third Amendment Agreement, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”, and each individually, a “Grantor”), in favor of JPMorgan Chase Bank, N.A. ~~(“~~JPMCB~~”)~~, as administrative agent (in such capacity, the “Administrative Agent”) for (i) the banks, financial institutions and other entities (the “Lenders”) from time to time party as lenders to the Amended and Restated Credit Agreement, dated ~~the date hereof~~as of March 11, 2014, by and among KAR Auction Services, Inc., a Delaware corporation (the “Borrower”), the Lenders~~, the Grantors party thereto and the other parties thereto (the “~~Amended and Restated Credit Agreement~~”), which Amended and Restated Credit Agreement amends and restates that certain Credit Agreement dated as of May 19, 2011 (as amended~~ and the Administrative Agent (as amended by the First Amendment Agreement, the Second Amendment Agreement and the Third Amendment Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time ~~prior to the date hereof~~, the “ExistingAmended Credit Agreement”) and (ii) the other Secured Parties (as defined below).

RECITALS

A.           Pursuant to (i) the ~~Amendment and Restatement Agreement dated the date hereof (the “~~Amendment~~”), by and among the Borrower, the Grantors party thereto and the Administrative Agent,~~Third Amendment Agreement and (ii) the Lender Consents (as defined in the Third Amendment~~), and (iii) the Joinders (as defined in the Amendment~~ Agreement), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth in the Third Amendment Agreement and in the Amended ~~and Restated~~ Credit Agreement, and certain Qualified Counterparties have agreed to enter into certain Specified Hedge Agreements and Specified Cash Management Agreements;

~~B. Pursuant to the Existing Credit Agreement, the Borrower, certain of the Grantors and the Administrative Agent previously entered into that certain Guarantee and Collateral Agreement, dated as of May 19, 2011 (as heretofore amended, supplemented or otherwise modified from time to time, and in effect immediately before giving effect to the amendment and restatement thereof pursuant to this Agreement, the “Existing Guarantee and Collateral Agreement”);~~

B.                    ~~C.~~ The Borrower is a member of an affiliated group of companies that includes each other Grantor;

C.                    ~~D.~~ The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Amended ~~and Restated~~ Credit Agreement; and

D.                    Pursuant to the Third Amendment Agreement, the Administrative Agent and the Grantors have agreed to amend this Agreement as of the Third Amendment Effective Date.

~~E. The Borrower has requested that the Existing Guarantee and Collateral Agreement be amended and restated in its entirety in the form set forth herein; and~~
~~F. It is the intent of the parties hereto that this Agreement amend and restate in its entirety the Existing Guarantee and Collateral Agreement and re-evidence the Obligations as contemplated hereby.~~
1

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the ~~Joinders or~~ Lender Consents~~, as applicable,~~ (as defined in the Third Amendment Agreement) and to make their respective extensions of credit to the Borrower under the Amended ~~and Restated~~ Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.
DEFINED TERMS

1.1           Definitions.

(a)           Unless otherwise defined herein, terms defined in the Amended ~~and Restated~~ Credit Agreement and used herein shall have the meanings given to them in the Amended ~~and Restated~~ Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof, as applicable):  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Securities.

(b)           The following terms shall have the following meanings:

“Agreement~~”:  this Amended and Restated Guarantee and Collateral~~Administrative Agent”:  as defined in the preamble of this Agreement.

“Agreement”:  as defined in the preamble of this Agreement.

            “Amended Credit Agreement”:  as defined in the preamble of this Agreement.

“Borrower”:  as defined in the preamble of this Agreement.

~~“Borrower Cash Management Arrangement Obligations”:  all obligations and liabilities of the Borrower to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any material document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the agreements governing such Specified Cash Management Arrangement after the maturity of the obligations thereof and interest accruing at the then applicable rate provided in the agreements governing any Specified Cash Management Arrangement after the commencement of any bankruptcy case or insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all reasonable fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement).~~

~~“Borrower Credit Agreement Obligations”:  the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower to any Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or~~
2

~~now existing or hereafter incurred, which may arise under, out of, or in connection with, the Amended and Restated Credit Agreement, this Agreement or the other Loan Documents or any Letter of Credit, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Amended and Restated Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).~~

~~“Borrower Hedge Agreement Obligations”:  all obligations and liabilities of the Borrower  to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other material document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in such Specified Hedge Agreement after the maturity of the obligations thereof and interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the commencement of any bankruptcy case or insolvency, reorganization or like  proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all reasonable fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).~~

~~“Borrower Obligations”:  the Borrower Credit Agreement Obligations, Borrower Hedge Agreement Obligations, and Borrower Cash Management Arrangement Obligations.~~

            “Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Consigned Vehicle”:  a vehicle with the certificate of title in the name of any person or entity (including a salvage provider or an insurance company) other than a Grantor.

“Consigned Vehicle Proceeds”:  identifiable cash and non-cash proceeds of Consigned Vehicles, other than any amount owing to a Grantor.

“Copyrights”:  (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 6 in Exhibit E of the Third Amendment Agreement, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past,
3

present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses”:  with respect to any Grantor, all agreements (whether or not in writing) naming such Grantor as licensor or licensee (including those agreements listed ~~in~~on Schedule 6 in Exhibit E of the Third Amendment Agreement), granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Credit Agreement Obligations”: the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower or any Grantor to the Administrative Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Amended Credit Agreement, this Agreement or the other Loan Documents or any Letter of Credit, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the Amended Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Amended Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding). For the avoidance of doubt, Credit Agreement Obligations shall not include any Secured Obligations owing to any Qualified Counterparty in its capacity as such with respect to any Specified Hedge Agreement or Specified Cash Management Agreement.

“Discharge of the Obligations”: the occurrence of all of the following: (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations under or in respect of Specified Hedge Agreements or Specified Cash Management Agreements) shall have been paid in full in accordance with the terms thereof, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or backstopped or as to which other arrangements reasonably acceptable to the applicable Issuing Lender shall have been made).

“Excluded ~~Deposit Accounts” means (i) Deposit Accounts the balance of which consists exclusively of (A)~~Account”:  a deposit account held by any Grantor (i) consisting solely of withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of ~~the Borrower~~such Grantor in the ordinary course of business to be paid to the ~~Internal Revenue Service or state or local government agencies with respect to current or former employees of any one or more of the Grantors and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts and payroll accounts and (iii) any Deposit Account the maximum daily balance of which on such date of determination does not exceed $500,000 individually, or in the aggregate, together with the maximum daily balance of all such other Deposit Accounts excluded pursuant to this definition at any time, $2,000,000.~~relevant Governmental Authority, (ii) which is used for the sole purpose of making payroll for the then-current payroll period and withholding Tax payments related thereto and other employee wage and
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benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements) and (iii) constituting a custodian, trust, fiduciary or other escrow account established for the benefit of third parties in the ordinary course of business in connection with transactions permitted under the Loan Documents.

“Excluded Collateral”:  as defined in Section 3.

“Excluded Perfection Assets”:  (i) any Vehicle (including, for the avoidance of doubt, Consigned Vehicles), in each case, only to the extent the filing of a financing statement under the Uniform Commercial Code is not necessary or effective to perfect the security interest therein~~)~~; (ii) any foreign Intellectual Property; (iii) Goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person~~;~~ (only to the extent the filing of a financing statement is not necessary or effective to perfect the security interest therein); (iv) any Deposit Account (and any Money deposited therein) and any Securities Account of any Grantor ~~that is not subject to a Control Agreement as required by Section 5.2(d)~~; ~~and~~ (v) other than any foreign Intellectual Property ~~and any~~or Pledged Stock, any Collateral the aggregate value of which shall not exceed at any time $10,000,000 ~~and~~; (vi) Letter of Credit Rights, except to the extent the filing of a financing statement under the Uniform Commercial Code is necessary and sufficient to perfect the security interest therein; (vii) any promissory note in a principal amount not in excess of $5,000,000, evidencing loans or other monetary obligations owing to any Grantor; and (viii) any Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

~~“Existing Guarantee and Collateral Agreement”: as defined in the recitals hereto.~~

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“Grantor”: as defined in the preamble ~~hereto~~of this Agreement.

~~“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding, whether or not a claim for such obligations is allowed in such case or proceeding); provided that Guarantor Obligations shall not include any Excluded Swap Obligations.~~
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“Guarantors”:  the collective reference to each Grantor ~~other than~~and, for the avoidance of doubt, shall include the Borrower (except with respect to its own primary obligations).

“Intellectual Property”:  the collective reference to (i) all intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Intercompany Note”:  any promissory note in a principal amount in excess of $~~4,000,000~~5,000,000, evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property purported to be pledged hereunder.

“Lenders”: as defined in the preamble of this Agreement.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“NSULC”:  an unlimited company formed under the laws of the Province of Nova Scotia.

~~“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.~~

“NSULC Shares”:  Capital Stock of any NSULC.

“Obligations”:  as defined in the Amended Credit Agreement.

“Ordinary Course Transferees”:  (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Patents”:  (i) all United States and foreign patents~~,~~ and patent applications, including, without limitation, each issued patent and patent application identified on Schedule 6 in Exhibit E of the Third Amendment Agreement, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith,
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and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License”:  with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent (including those agreements listed on Schedule 6 in Exhibit E of the Third Amendment Agreement), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Pledged Notes”:  all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2 in Exhibit E of the Third Amendment Agreement) and all other promissory notes in excess of $~~2,500,000~~5,000,000 in principal amount at any time issued to or owned, held or acquired by any Grantor (including those listed on Schedule 2 in Exhibit E of the Third Amendment Agreement), except promissory notes with a maturity date of less than one year issued in connection with extensions of trade credit by any Grantor in the ordinary course of business.

“Pledged NSULC Shares”:  as defined in Section 6.9.

“Pledged Stock”:  all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2 in Exhibit E of the Third Amendment Agreement) at any time issued or granted to or owned, held or acquired by any Grantor; provided that in no event shall (i) more than 65% of the total outstanding voting Capital Stock of any First Tier Foreign Subsidiary ~~Voting Stock~~, ~~or~~ (ii) any ~~Foreign Subsidiary Voting~~Capital Stock of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary, ~~or~~ (iii) any Capital Stock of a Securitization Subsidiary or an Unrestricted Subsidiary, (iv) any Capital Stock of any Immaterial Subsidiary, (v) any Capital Stock in entities where a Grantor holds 50% or less of the outstanding Capital Stock of such entity, to the extent a pledge of such Capital Stock is prohibited by the organizational documents or agreements with the other equity holders of such entity, or (vi) any Capital Stock of a Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary, in each case be subject to the security interests granted hereby.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions from Investment Property and all collections thereon and payments with respect thereto.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee, or grant of the relevant security interest, becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”: (i) the Obligations and (ii) the obligations of each Grantor under this Agreement.
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“Secured Parties”:  the ~~Agents~~Administrative Agent, the Lenders and Indemnitees and, with respect to any Specified Hedge Agreement or Specified Cash Management Agreement, the Qualified Counterparty party thereto and each of their respective successors and permitted transferees.

“Securities Act”:  the Securities Act of 1933, as amended.

“Swap Obligation”: any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademarks”:  (i) all United States, state and foreign trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, or logos, and all registrations of and applications to register the foregoing and any new renewals thereof, including each registration and application identified ~~in~~on Schedule 6 in Exhibit E of the Third Amendment Agreement, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trademark License”:  with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark (including those agreements listed on Schedule 6 in Exhibit E of the Third Amendment Agreement), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets”: (i) all trade secrets and confidential and proprietary information, (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

~~“UETA”:  the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.~~

“Vehicles”:  all cars, trucks, trailers, vehicles which are used for construction, vehicles which can be considered earth moving equipment and other vehicles, vessels and aircrafts, each of which is covered by a certificate of title law of any jurisdiction and all appurtenances thereto.

1.2           Other Definitional Provisions.

(a)           As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP~~,~~ consistently applied, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed
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to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) all references to laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions and (vii) all references to any Person include successors and assigns.

(b)           The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

~~(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds, which for the purpose of such expressions and similar terms or phrases includes the discharge of all Letters of Credit or cash collateralization of all L/C Obligations that remain outstanding.~~

SECTION 2.
GUARANTEE

2.1           Guarantee.

(a)           Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower and each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of ~~each and all of~~ the ~~Borrower~~ Obligations ~~other than any Excluded Swap Obligation~~ and each of the Guarantors hereby acknowledges and agrees that the guarantee provided for in this Section 2 is a guarantee of payment and not of collection.

(b)           Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future ~~Borrower~~ Obligations ~~other than any Excluded Swap Obligation~~, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations and other future increases in the ~~Borrower~~ Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the ~~date hereof.~~Restatement Effective Date.  Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Section 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Section 2 hereof void or voidable under applicable law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in Section 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in Section 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in Section 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.  To the extent that any Guarantor shall be required hereunder
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to pay any portion of any guaranteed obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries (other than the Borrower) from the Loans and such other obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.  For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under Section 2 hereof will be deemed to be enforceable and payable after the guarantee under Section 2 hereof.  To the fullest extent permitted by applicable law, this Section 2.1(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor.

~~(c) The guarantee contained in this Section 2.1 (i) shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2.1 have been paid in full, and all commitments to extend credit under the Loan Documents have terminated, notwithstanding that from time to time during the term of the Amended and Restated Credit Agreement the Borrower may be free from any Borrower Obligations, (ii) unless released as provided in clause (iii) below, shall survive the repayment of the Loans and Reimbursement Obligations, the termination of commitments to extend credit under the Loan Documents, and the release of the Collateral and remain enforceable as to all Borrower Obligations that survive such repayment, termination and release and (iii) shall be released when and as set forth in Section 8.15.~~

(c)           Except as provided in Section 8.15, the guarantee contained in this Section 2.1 shall remain in full force and effect until the Discharge of the Obligations.

(d)          No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the ~~Borrower~~ Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other ~~Borrower~~ Obligations then outstanding or thereafter incurred, other than as set forth in Section 8.15.

2.2           Reimbursement, Contribution and Subrogation.  In case any payment is made on account of the ~~Borrower~~ Obligations by any ~~Grantor~~Guarantor or is received or collected on account of the ~~Borrower~~ Obligations from any ~~Grantor~~Guarantor or its property:

~~(a) If such payment is made by the Borrower or from its property, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.~~

(a)           [reserved].

(b)          If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon ~~payment in full of all outstanding~~(but not before) the Discharge of the Obligations~~, and termination of all commitments to extend credit under the Loan Documents~~, (i) to
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demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than the Obligations) and any other equitable considerations deemed appropriate by the court.

(c)           If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other ~~Grantor~~Guarantor under Section 2.2(b), such Guarantor shall be entitled, subject to and upon ~~payment in full of all outstanding~~(but not before) the Discharge of the Obligations, ~~and termination of all commitments to extend credit under the Loan Documents~~ to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Grantor under Section 2.2(b)) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement.  To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the ~~Grantors~~Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded in writing by any ~~Grantor~~Guarantor, then (subject to and upon ~~payment in full of all outstanding Obligations, and termination of all commitments to extend credit under the Loan Documents) the~~(but not before) the Discharge of the Obligations) the Administrative Agent shall deliver to the ~~Grantor~~Guarantor making such demand, or to a representative of such ~~Grantor~~Guarantor or of the ~~Grantors~~Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d)           All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any ~~Grantor~~Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the ~~prior payment in full of all~~Discharge of the Obligations.  Until ~~payment in full~~the Discharge of the Obligations ~~and termination of all commitments to extend credit under the Loan Documents, no Grantor~~, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim, and no Guarantor shall exercise any right or remedy arising by reason of any performance by it of its guarantee, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Obligations or any security for any of the Obligations.  If any such payment or distribution is made or becomes available to any ~~Grantor~~Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations.  If any such payment or distribution is received by any ~~Grantor~~Guarantor, it shall be held by such ~~Grantor~~Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such ~~Grantor~~Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.
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(e)           The obligations of the ~~Grantors~~Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

~~(f)~~ Each ~~Grantor~~Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other ~~Grantor~~Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2 and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

2.3           Amendments, Etc., With Respect to the ~~Borrower~~ Obligations.  To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the ~~Borrower~~ Obligations made by any Secured Party may be rescinded by such Secured Party and any of the ~~Borrower~~ Obligations continued, and the ~~Borrower~~ Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Amended ~~and Restated~~ Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the ~~Borrower~~ Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the ~~Borrower~~ Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.4           Guarantee Absolute and Unconditional.  To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the ~~Borrower~~ Obligations and notice of or proof of reliance by ~~any~~the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2.  The ~~Borrower~~ Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.  All dealings between the Borrower and ~~any of~~ the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the ~~Borrower~~ Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Amended ~~and Restated~~ Credit Agreement or any other Loan Document, any of the ~~Borrower~~ Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held
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by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense ~~of payment in full or performance in full~~that the Discharge of the Obligations has occurred) which may, at any time, be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the ~~Borrower~~ Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the ~~Borrower~~ Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof ”demand” shall include the commencement and continuance of any legal proceedings.

2.5           Reinstatement.  The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the ~~Borrower~~ Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

2.6           Payments.  Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Amended ~~and Restated~~ Credit Agreement.

2.7           Bankruptcy, Etc.~~.~~    (a)  ~~The~~To the fullest extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)           Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Secured Obligations if such case or proceeding had not been commenced) shall be included in the Obligations guaranteed hereby because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve ~~any~~the Borrower or any other Guarantor of any portion of such Obligations.  The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim
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of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

2.8           Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the ~~discharge of~~Discharge of the Obligations ~~hereunder~~.  Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.
GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of ~~such Grantor’s~~the Secured Obligations:

(a)           all Accounts, including all Receivables;

(b)           all Chattel Paper;

(c)           all  Deposit Accounts;

(d)           all Documents;

(e)           all Equipment (whether or not constituting Fixtures);

(f)           all General Intangibles;

(g)           all Instruments, including Pledged Notes;

(h)           all Intellectual Property;

(i)            all Inventory;

(j)            all Investment Property;

(k)           all Letter-of-Credit Rights;

(l)            all Money;

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(m)          all Commercial Tort Claims identified on Schedule 7 in Exhibit E of the Third Amendment Agreement;

(n)           all Vehicles;

(o)           all Collateral Accounts;

(p)           ~~(n)~~ all Capital Stock, Goods, insurance and other personal property not otherwise described above;

(q)           ~~(o)~~ all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;

(r)           ~~(p)~~ all books and records (regardless of medium) pertaining to any of the foregoing; and

(s)           ~~(q)~~ all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall not include, any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any applicable law, (B) requires a filing with or consent from any entity or person pursuant to any applicable law that has not been made or obtained, (C) is in Vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein can be accomplished solely by the filing of a financing statement in appropriate form in the applicable jurisdiction under the Uniform Commercial Code, (D) in any lease, license or agreement, constitutes a breach or default under or results in the termination of, or requires any consent not obtained under such lease, license or agreement, except to the extent that such applicable provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (~~D~~E) is in Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition, (~~E~~F) is in any Grantor’s right, title or interest in any applications for ~~trademarks or service marks~~the registration for any Trademarks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. §1051 Section 1(b), unless and until acceptable evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.) to the extent, if any, that, and during the period, if any, in which granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application or of any registration that issues therefrom, (~~F~~G) is in leaseholds of real property, (~~G~~H) is in assets subject to a Lien securing Capital Lease Obligations or purchase money debt obligations, in each case permitted under the Amended ~~and Restated~~ Credit Agreement, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets, (~~H) is in Capital Stock in entities where a Grantor holds 50% or less of the outstanding Capital Stock of such entity, to the extent a pledge of such Capital Stock is prohibited by the organizational documents or agreements with the other equity holders of such entity, (I) is in Equity Interests in any Foreign Subsidiary that is not a Material Foreign Subsidiary, (J) is in any Equity Interests of a Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary solely to the extent that the grant of a security interest in such Equity Interests would reasonably be~~I) is in Excluded Accounts, (J) is in Commercial Tort Claims that, in the reasonable determination of the Borrower, are not expected to result in ~~materially adverse tax consequences to the Borrower,~~a judgment in excess of $1,000,000, and (K) is in any ~~Equity Interests~~Capital Stock of any Foreign
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Subsidiary that would reasonably be expected to (x) violate or conflict with any fiduciary duties of officers or directors of such Foreign Subsidiary or (y) result in a risk of personal or criminal liability of any officer or director of such Foreign Subsidiary (it being understood and agreed that the Grantors shall use their commercially reasonable efforts to avoid or mitigate such limitations, and any such limitation shall be no more than the minimum required by applicable law) ~~or (L) is in any Consigned Vehicles or Consigned Vehicle Proceeds~~ (the foregoing clauses (A) through (~~L~~K), collectively, shall be referred to hereafter as the “Excluded Collateral”); and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property to the extent such proceeds do not constitute property described in clause (i) above, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist, and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i); provided, further, that in any event, this Agreement does constitute a grant of a security interest in, and the term “Collateral” does include, the shares of capital stock and limited liability company membership interests identified on Schedule 2 ~~hereto~~ in Exhibit E of the Third Amendment Agreement.

SECTION 4.
REPRESENTATIONS AND WARRANTIES

To induce the ~~Agents~~Administrative Agent and the Lenders to enter into the Amended ~~and Restated~~ Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and to induce the Qualified Counterparties to enter into Specified Cash Management Agreements and Specified Hedge Agreements, as applicable, each Grantor hereby represents and warrants to each ~~Agent and Lender~~Secured Party that:

4.1           Representations in Amended and Restated Credit Agreement.  In the case of each ~~Guarantor~~Grantor, the representations and warranties set forth in Section 5 of the Amended ~~and Restated~~ Credit Agreement as they relate to such ~~Guarantor~~Grantor or to the Loan Documents to which such ~~Guarantor~~Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and ~~each~~the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such ~~Guarantor’s~~Grantor’s knowledge.

4.2          Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Permitted Liens, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens.  No effective financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of Permitted Liens or for which termination statements will be delivered on the ~~Restatement~~Third Amendment Effective Date.

4.3           Perfected First Priority Liens.

(a)          Upon the completion of the filings and other actions specified on Schedule 4 in Exhibit E of the Third Amendment Agreement (which, in the case of all filings and other documents referred to on said Schedule to the extent applicable, have been delivered to or prepared by the Administrative Agent in completed and, where required, duly executed form), the payment of all applicable fees, and the delivery to and continuing possession by the Administrative Agent of all Certificated Securities, all Instruments, all Tangible Chattel Paper and all Documents a security interest in which is
16

perfected by possession, ~~and the obtaining and maintenance of “control” (as described in the Uniform Commercial Code as in effect in the applicable jurisdiction) by the Administrative Agent of all Deposit Accounts, the Collateral Accounts, all Electronic Chattel Paper, Letter-of-Credit Rights,  all Uncertificated Securities and all Securities Accounts, in each case a security interest in which is perfected by such “control,”~~ the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral (~~except for Excluded Perfection Assets~~in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code or the filing of an Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office) in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor other than Ordinary Course Transferees, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing~~,~~ and (y) to the extent that the recording or an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for enforceability, and is and will be prior to all other Liens on such Collateral except for Permitted Liens.  Without limiting the foregoing and except as otherwise permitted or provided in Section 5 or with respect to any Excluded Perfection Assets or Excluded Collateral, each Grantor has taken all actions required hereunder to~~:  (i)~~ establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities~~,~~ or Uncertificated Securities~~, Securities Entitlements or Commodity Accounts (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over all Letter-of-Credit Rights of such Grantor and (iii) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper of such Grantor.~~.

(b)           Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and~~, subject to Section 6.9 hereunder,~~ the transfer of any Capital Stock or Investment Property to the Administrative Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4          Jurisdiction of Organization; Chief Executive Office.  ~~On the date hereof~~As of the Third Amendment Effective Date, such Grantor’s exact legal name, jurisdiction of organization~~, identification number from the jurisdiction of organization (if any),~~ and the location of such Grantor’s chief executive office or sole place of business ~~or principal residence~~, as the case may be, are specified on Schedule 3 in Exhibit E of the Third Amendment Agreement. Except as otherwise indicated on Schedule 3 in Exhibit E of the Third Amendment Agreement, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. ~~On the date hereof~~As of the Third Amendment Effective Date, except as specified on Schedule 3 in Exhibit E of the Third Amendment Agreement, such Grantor has not changed its name, jurisdiction of organization (or formation), chief executive office or sole place of business or its corporate or organizational form in any way (e.g., by merger, consolidation, change in corporate form, or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or released as grantor thereunder as of the Third Amendment Effective Date or (y) is in respect of a Lien
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that is not a Permitted Lien.  Such Grantor has furnished to the Administrative Agent its Organizational Documents as in effect as of the ~~Restatement~~Third Amendment Effective Date.

4.5           Inventory and Equipment.

(a)           ~~On the date hereof~~As of the Third Amendment Effective Date, Schedule 5 in Exhibit E of the Third Amendment Agreement sets forth all locations where any Inventory and Equipment (other than mobile goods) in excess of $10,000,000 in value are kept.

~~(b) All Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.~~

(b)                    ~~(c)~~ Except as specifically indicated on Schedule 5~~, on the date hereof~~ in Exhibit E of the Third Amendment Agreement, as of the Third Amendment Effective Date, to the knowledge of such Grantor none of the Inventory or Equipment of such Grantor with a value in excess of $10,000,000 is in possession of a bailee.

4.6           Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7           Pledged Stock and Pledged Notes.

(a)           The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding ~~First Tier~~ Foreign Subsidiary Voting Stock of each relevant Issuer that is a First Tier Foreign Subsidiary.

(b)           All the shares of the Pledged Stock constituting Pledged NSULC Shares pledged by ~~such~~the applicable Grantor hereunder have been duly and validly issued and are fully paid and nonassessable subject to the general principles of Nova Scotia law relating to the assessability of ~~shares of a~~ NSULC Shares.

(c)           To such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d)           Such Grantor is the record and beneficial owner of, and has good and valid title to, the Pledged Stock and Pledged Notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

(e)           The Organizational Documents applicable to each interest in any domestic partnership or limited liability company included in the Collateral shall not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and any such interests shall not be certificated; provided, that, if any such interests become certificated, such Grantor will ensure that the Organizational Documents applicable to such interest shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and immediately deliver all such certificates, together with related transfer powers, indorsed in blank, to the Administrative Agent for continued possession.
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4.8           Receivables and Chattel Paper.  The names and due dates represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time of such Grantor’s Receivables and Chattel Paper will at such time be correct in all material respects, and the amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables and Chattel Paper will at such time be the correct amount, in all material respects, actually owing thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.

4.9           Intellectual Property.

(a)           Schedule 6 in Exhibit E of the Third Amendment Agreement lists all issued Patents and pending patent applications, and all registrations and applications to register Trademarks and registered Copyrights owned by such Grantor in its own name ~~on the date hereof~~as of the Third Amendment Effective Date.  Except as set forth ~~in~~on Schedule 6 in Exhibit E of the Third Amendment Agreement or as permitted to exist on such Grantor’s Collateral by the Amended ~~and Restated~~ Credit Agreement, such Grantor is the exclusive owner of the entire right, title and interest in and to such applications, registrations and issuances free and clear of any and all Liens (except Permitted Liens).

(b)          ~~On the date hereof~~As of the Third Amendment Effective Date, all Intellectual Property of such Grantor described on Schedule 6 in Exhibit E of the Third Amendment Agreement is subsisting and unexpired, has not been abandoned and, to the knowledge of such Grantor,  is valid and enforceable. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of any Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person.

(c)           Except as set forth ~~in~~on Schedule 6~~, on the date hereof~~ in Exhibit E of the Third Amendment Agreement, as of the Third Amendment Effective Date, (i) none of the material Patents, Trademarks, Copyrights and Trade Secrets owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor which such licensing or franchise agreement materially restricts the use, exploitation or enforcement of such Intellectual Property by such Grantor and (ii) there are no other material agreements, obligations, orders or judgments to which such Grantor is subject which adversely affect the use of any Intellectual Property owned by such Grantor in any material respect.

(d)           ~~The rights of such Grantor in or to the Patents, Trademarks, Copyrights and Trade Secrets owned by such Grantor do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such~~Such Grantor is not infringing, misappropriating, diluting or otherwise violating any Intellectual Property ~~does or may infringe upon the rights of any third party, in either case, which conflict or infringement~~of any Person in a manner that would reasonably be expected to have a Material Adverse Effect.  There is currently no infringement or unauthorized use of any item of such Intellectual Property owned by such Grantor that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e)           No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel or render invalid or unenforceable such Grantor’s rights in, any Patent, Trademark, Copyright or Trade Secret owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect.  Such Grantor is not aware of any uses of any material item of Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including uses which were not supported by the goodwill of the business
19

connected with Trademarks and Trademark Licenses, which uses, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)           No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the ~~date hereof~~Third Amendment Effective Date seeking to limit or cancel or render invalid any material Patent, Trademark, Copyright or Trade Secret owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned or licensed by such Grantor.

(g)           With respect to each Copyright License, Trademark License and Patent License, except as would not reasonably be expected to have a Material Adverse Effect:  (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h)          To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright owned by such Grantor.

(i)            Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets.

(j)            Such Grantor has made all material filings and recordations and paid all fees necessary in its reasonable business judgment to adequately protect its interest in its United States Patents, Trademarks and Copyrights and material non-United States Patents, Trademarks and Copyrights owned by such Grantor.

SECTION 5.
COVENANTS

Each Grantor covenants and agrees with the ~~Agents~~Administrative Agent and Lenders that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1           Covenants in Amended ~~and Restated~~ Credit Agreement.  Such Grantor shall ~~take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the~~comply with the applicable covenants in the Amended ~~and Restated~~ Credit Agreement ~~pertaining to actions to be taken, or not taken, by such Grantor will result~~.

5.2           Delivery ~~and Control~~ of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights.

(a)           If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper, upon the request of the Administrative Agent and to the extent not constituting Excluded Perfection Assets, such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly
20

indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

~~(b) If any of the Collateral of such Grantor is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.~~

(b)           [Reserved].

(c)           If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security in excess of $5,000,000, such Grantor shall promptly notify the Administrative Agent thereof in writing and, upon the request of the Administrative Agent, such Grantor shall cause the ~~issuer~~Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event within sixty (60) days of such request or such later date to which the Administrative Agent may consent in writing in its sole discretion) agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

~~(d) If so requested by the Administrative Agent or Required Lenders at any time when any Event of Default under 9(a), 9(f)(i) or 9(f)(ii) of the Amended and Restated Credit Agreement has occurred and is continuing, such Grantor shall, within 30 days (or such other time period as the Administrative Agent may consent to in its sole discretion), after such request and at all times thereafter, maintain its Securities Entitlements, Securities Accounts and Deposit Accounts (other than (i) collection accounts that are swept (either directly or indirectly) on a daily basis, as and when good and collected funds are available, to an account that is subject to a Control Agreement, (ii) disbursement accounts that are funded only as and when payment demands are received, and (iii) Excluded Deposit Accounts) such that all cash and cash equivalents of the Grantors, net of and after deducting an allowance reasonably determined by the Borrower to be sufficient to pay all Consigned Vehicle Proceeds due to the owners of Consigned Vehicles who have not received final payment in full of the amount due to them, are maintained with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent hereby agrees to issue such entitlement orders and instructions only if an Event of Default under Section 9(a), 9(f)(i) or 9(f)(ii) of the Amended and Restated Credit Agreement has occurred and is continuing.~~

(d)           [Reserved].

(e)           If any of the Collateral of such Grantor is or shall become evidenced or represented by any Certificated Security (other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition and any promissory note that does not qualify as a Pledged Note pursuant to the definition thereof), such Certificated Security shall be promptly (but in
21

any event within thirty (30) days or such other time period as the Administrative Agent may consent to in writing in its sole discretion) delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

~~(f) In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall, subject to Section 6.9 hereunder, take such additional actions, including causing the issuer to register the pledge on its books and records, as may be reasonably requested by the Administrative Agent,  under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent.~~

~~(g) If any Grantor becomes the beneficiary of any Letter-of-Credit Rights in any letter of credit exceeding $2,500,000 in value, it shall promptly notify the Administrative Agent thereof and, upon the reasonable request of the Administrative Agent, such Grantor shall promptly (but in any event within 60 days of such request or such later date to which the Administrative Agent may consent in writing) make commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the New York UCC, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent.~~

~~(h) If any of the Collateral of such Grantor is or shall become “transferable records” as defined in UETA, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” under Section 16 of UETA over such transferable records. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the transferable records permitted under Section 16 of UETA for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such transferable records.~~

5.3           Maintenance of Insurance.

(a)           Such Grantor will maintain, with reputable companies, insurance policies ~~(i)~~ insuring ~~the Collateral~~all of its property against loss by fire, explosion, theft or other risks as may be required by the Amended ~~and Restated~~ Credit Agreement ~~and (ii) naming the Administrative Agent on behalf of the Secured Parties as additional insureds under liability insurance policies to the extent reasonably requested by the Administrative Agent~~.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage (other than materially proportionate reductions in amounts or coverage to reflect any disposition of property by such Grantor) thereof shall be effective until at least thirty (30) days, or such earlier time with the written consent of the Administrative Agent, after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as additional insured party and/or loss payee in respect of all such property insurance policies and as additional insured under all such liability insurance policies. All proceeds of business and interruption insurance received by the Administrative Agent shall be released by the Administrative Agent to the Borrower for account of the Grantor entitled thereto.
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5.4           Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having ~~at least~~ the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)           Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith as the Administrative Agent may reasonably request.

(c)           ~~At~~Subject to Section 7.9(f) of the Amended Credit Agreement, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Administrative Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.5           Changes in Locations, ~~Name~~Names, etc..  ~~Such~~Each Grantor will ~~not (a) in the case of (i) and (ii) below, except upon not less than 5 Business Days’ (or such other time~~furnish to the Administrative Agent promptly (and in any event no later than sixty (60) days following such change (or such longer period as the Administrative Agent may ~~consent to in writing~~agree in its sole discretion) ~~prior~~) a written notice ~~to~~ of any change (i) in its legal name and (ii) in its jurisdiction of organization (or formation) or the location of its chief executive office or sole place of business from that set forth on Schedule 3 in Exhibit E of the Third Amendment Agreement.  Subject to Section 7.9(f) of the Amended Credit Agreement, each Grantor agrees promptly to provide the Administrative Agent ~~and delivery to the Administrative Agent of~~with all additional financing statements and other documents (executed where appropriate) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein~~, (b) in the case of (iii) below, except upon delivery~~. Each Grantor will furnish to the Administrative Agent ~~not more than 30 days after any change in locations,~~promptly (and in any event no later than sixty (60) days following such change (or such longer period as the Administrative Agent may agree in its sole discretion)) a written supplement to Schedule 5 in Exhibit E of the Third Amendment Agreement showing any additional ~~location~~locations at which Inventory or Equipment ~~shall be kept:~~

~~(i)~~ (~~change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4;~~

~~(ii) change its name; or~~

~~(iii) permit any Inventory or Equipment (~~other than mobile goods) in excess of $10,000,000 in value ~~to be~~is kept ~~at a location other than those listed~~to the extent not already set forth on Schedule 5 in Exhibit E of the Third Amendment Agreement.

5.6           Notices.  Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and
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(b)           the occurrence of any other event which would reasonably be expected to have a ~~material adverse effect~~Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.7           Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, to the extent constituting Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith (to the extent not constituting Excluded Perfection Assets) to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided, that in no event shall there be pledged (i) more than 65% of ~~any of~~ the total outstanding voting Capital Stock of any First Tier Foreign Subsidiary ~~Voting Stock or shall include~~, (ii) any Capital Stock of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary, or (iii) any Excluded Collateral.  Upon the occurrence and during the continuance of an Event of Default under the Amended ~~and Restated~~ Credit Agreement, any sums paid upon or in respect of the Investment Property, to the extent constituting Collateral, upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent (unless otherwise agreed in the ~~Amendment and Restated~~Amended Credit Agreement) to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, to the extent constituting Collateral, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property, to the extent constituting Collateral, shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

~~(b) Without the prior written consent of the Administrative Agent, such Grantor will not, except as permitted by the Amended and Restated Credit Agreement, (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Permitted Liens, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (unless such restriction is permitted by the Amended and Restated Credit Agreement).~~

(b)           [Reserved].

(c)           In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property, to the extent constituting
24

Collateral, issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section ~~5.8~~5.7(a) with respect to the Investment Property, to the extent constituting Collateral, issued by it, and (iii) it will take all actions required or reasonably requested by the Administrative Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property, to the extent constituting Collateral, issued by it.

5.8           Receivables.  Other than in the ordinary course of business or as permitted by the Loan Documents, after the occurrence and during the continuance of an Event of Default under the Amended ~~and Restated~~ Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable constituting Collateral, (ii) compromise or settle any Receivable constituting Collateral, for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable constituting Collateral, (iv) allow any credit or discount whatsoever on any Receivable constituting Collateral, or (v) amend, supplement or modify any Receivable in any manner that would materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

5.9           Intellectual Property.

(a)           Except as permitted in the Amended ~~and Restated~~ Credit Agreement and in each case to the extent constituting Collateral:

(i)        With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will take all reasonably necessary steps to (i) continue to use such Trademark consistent with its current use of such Trademark or as otherwise determined by such Grantor, in its reasonable business judgment, in connection with such Grantor’s businesses or goods and services offered by such Grantor, in order to maintain such Trademark in full force free from any valid claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark and take all reasonably necessary steps to ensure that all licensed users of such Trademark maintain such quality in all material respects, and (iii) not (and not permit any licensee or sub-licensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(ii)      Such Grantor (either itself or through licensees) will not forfeit, abandon or dedicate to the public any material Patent, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iii)     Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sub-licensee thereof to) by any act or omission, forfeit, abandon, or dedicate to the public any material Copyright owned by such Grantor, except in the ordinary course of business, consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iv)       Such Grantor (either itself or through licensees) will not do any act ~~that knowingly uses any material Intellectual Property~~ to knowingly infringe the intellectual property rights of any other Person in any material respect.

(v)        To the extent such Grantor has reasonably determined that it is commercially practicable to do so, such Grantor (either itself or through licensees) will use any
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proper statutory notice necessary or appropriate in connection with the use of each material Patent, Trademark and Copyright owned by such Grantor.

(vi)     Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows or has reason to believe that any application or registration relating to any material Patent, Trademark or Copyright of such Grantor has been or may imminently become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity or enforceability of, any material Patent, Trademark or Copyright owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(vii)     Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or group of countries or any political subdivision of any of the foregoing, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights owned by such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(viii)    Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined in its reasonable judgment that such Intellectual Property was no longer economically practicable to maintain or used or useful in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect, and such Grantor shall give prompt notice of any such abandonment of (i) material Intellectual Property or (ii) registered or issued Intellectual Property or pending applications therefore to the Administrative Agent in accordance herewith.

(ix)      In the event that any material Intellectual Property is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, following consultation with the Administrative Agent, shall take such actions as it deems reasonable, which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(x)        Such Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets of such Grantor.
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(b)           After the ~~date hereof~~Third Amendment Effective Date, whenever such Grantor (i) shall acquire any registered, issued or applied for Patent, Trademark or Copyright ~~or~~(other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), (ii) either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3) or (iii) file a statement of use or an amendment to allege use in the United States Patent and Trademark Office with respect to any “intent to use” Trademark application, such Grantor shall report such acquisition or filing to the Administrative Agent ~~together with~~at the same time it delivers the financial statements required under Section 7.1(a)(i) of the Amended ~~and Restated~~ Credit Agreement ~~within 90 days after the last day of the fiscal year in which such acquisition or filing occurs~~.  Such Grantor agrees that the provisions of Section 3 shall automatically apply to such Intellectual Property.

(c)           Such Grantor agrees (i) to execute an Intellectual Property Security Agreement with respect to ~~certain of~~ its applicable Intellectual Property (other than any Excluded Collateral) in substantially the form of Annex ~~III~~II in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office and (ii) to provide to the Administrative Agent ~~together with~~at the same time it delivers the financial statements required under Section 7.1(a)(i) of the Amended ~~and Restated~~ Credit Agreement~~, within 90 days after the last day of the fiscal year in which~~ with respect to any Intellectual Property ~~registered in such offices is~~described in Section 5.9(b) which was acquired, or ~~registered by such Grantor~~for which a filing was made during the preceding fiscal quarter, all documents necessary to record the security interest of the Administrative Agent in such Intellectual Property with such offices.

(d)           Upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and use its commercially reasonable efforts to cause to be filed, registered or recorded, any and all agreements, instruments, documents, and papers which the Administrative Agent may reasonably request to evidence, register, record or perfect the Administrative Agent’s security interest in any registered, issued or applied for Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, in any office anywhere in the world in which filing, registration or recording may be necessary or appropriate, except that (so long as no Default has occurred and is continuing) the Administrative Agent shall not request such filing, registration or recording in any office in any jurisdiction outside of the United States in which the Group Members had, during the preceding 12-month period, net sales constituting less than 15% of the consolidated worldwide net sales of the Group Members.

(e)           Solely for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies pursuant to the terms of this Agreement, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to, following the occurrence of an Event of Default, use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by each Grantor, to the extent constituting Collateral, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (ii) irrevocably agrees that the Administrative Agent may, following the occurrence of an Event of Default, sell any of each Grantor’s Inventory, to the extent constituting Collateral, directly to any Person, including, without limitation, Persons who have previously purchased
27

each Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation and maintain the enforceability of such Trademarks; provided that (i) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, to the extent such license is a Permitted Lien, (ii) such license shall be irrevocable until the termination of this Agreement but shall terminate with respect to any goods that have been disposed of in a Disposition permitted under the Amended ~~and Restated~~ Credit Agreement if no Event of Default is then continuing; (iii) any sublicenses granted by Administrative Agent under this license during the continuance of an Event of Default shall survive as direct licenses of Grantor in accordance with their terms, notwithstanding the subsequent cure of the Event of Default that gave rise to the exercise of the Administrative Agent’s rights and remedies or the termination of this agreement and (iv) to the extent the foregoing license is a sublicense of Grantor’s rights as licensee under any third party license, the license to Administrative Agent shall be in accordance with any limitations in such third party license including prohibitions on sublicensing.

SECTION 6.
REMEDIAL PROVISIONS

6.1           Certain Matters Relating to Receivables.

(a)           The Administrative Agent shall have the right, at reasonable times during normal business hours and upon reasonable prior notice (but not more than once annually if no Default or Event of Default shall exist ~~or~~and be continuing), at its own cost and expense except during the occurrence and continuance of an Event of Default (in which case, such testing shall be at the sole cost and expense of the Borrower), to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.  ~~At any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables;~~ provided~~, that unless a Default or Event of Default shall be continuing, the Administrative Agent shall request no more than one such report during any calendar year.~~

(b)           The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables constituting Collateral (not including amounts payable by the purchaser of a Consigned Vehicle), and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within ~~two~~five (5) Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.  If so requested by the Administrative Agent, each such deposit of Proceeds
28

of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           At ~~any time and from time to~~the Administrative Agent’s reasonable request at any time after the occurrence and during the continuation of an Event of Default, ~~if so requested by the Administrative Agent,~~ each Grantor shall deliver to the Administrative Agent all original (if available) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral, including all original (if available) orders, invoices and shipping receipts.

6.2           Communications with Obligors; Grantors Remain Liable.

(a)           The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables constituting Collateral after giving reasonable prior notice to the Borrower and any other relevant Grantor.

(b)           At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and each Grantor at the reasonable request of the Administrative Agent shall) notify obligors on the Receivables constituting Collateral that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables constituting Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3           Investment Property.

(a)           Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor ~~may~~shall be entitled to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Amended ~~and Restated~~ Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Amended ~~and Restated~~ Credit Agreement) which would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(b)           If an Event of Default shall occur and be continuing and the Administrative Agent shall give prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the
29

Administrative Agent shall have, subject to Section 6.9 ~~hereunder~~, the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property constituting Collateral and make application thereof to the Secured Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property constituting Collateral shall, subject to Section 6.9 ~~hereunder~~, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may, subject to Section 6.9 ~~hereunder~~, thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, that the Administrative Agent shall not exercise any voting or other consensual rights pertaining to any such Investment Property in a manner that constitutes an exercise of the remedies described in Section 6.6 other than in accordance with Section 6.6.

(c)          Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4           Proceeds to be Turned Over to Administrative Agent.  In addition to the rights of the ~~Agents~~Administrative Agent and the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default under Sections 9(a), 9(f)(i) or 9(f)(ii) of the Amended ~~and Restated~~ Credit Agreement shall occur and be continuing or an exercise of remedies by the Administrative Agent or the Lenders with respect to any Event of Default shall occur and the Administrative Agent has instructed any Grantor to do so, all Proceeds (not including Consigned Vehicle Proceeds and any Excluded Collateral) received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the ~~Agents~~Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5           Application of Proceeds.  ~~All~~(a) Subject to Section 6.5(b) below, all cash proceeds received by the Administrative Agent during the continuance of an Event of Default from the enforcement of the Guarantees in Section 2 or as proceeds of Collateral from the exercise of any of the remedies set forth
30

or referred to in Section 6.6 or elsewhere in this Agreement shall be applied, unless otherwise required by the Amended ~~and Restated~~ Credit Agreement as follows: ~~(a) FIRST~~

First, to ~~the~~ payment of ~~all~~that portion of the Secured Obligations constituting incurred and unpaid fees, expenses, indemnities and other amounts ~~due and~~ payable to the Administrative Agent ~~in its capacity as such (including costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document), ratably among the parties owed such obligations in proportion to the respective amounts owed each; and (b) SECOND, pro rata in proportion to the aggregate amount of the Obligations owing to each Secured Party.~~under the Loan Documents;

Second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, interest and fees in respect of Letters of Credit) payable to the Lenders and the Issuing Lenders under the Loan Documents, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and fees in respect of Letters of Credit, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause payable to them;

Fourth, to (i) payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and (ii) payment of any Secured Obligations then due and owing and remaining unpaid (including any breakage and termination fees) in respect of the Specified Hedge Agreements and Specified Cash Management Agreements, including the guaranty thereof pursuant to Section 2 hereof, and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of such Secured Obligations owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent, on the one hand, and the amounts of such Secured Obligations owing to each Qualified Counterparty, on the other hand; provided that, for purposes of making any such allocation pursuant to clause (ii) above in respect of any Specified Hedge Agreement that has not then terminated, the obligations in respect of such Specified Hedge Agreement shall be calculated as if such Specified Hedge Agreement had terminated on the date of such calculation with the relevant Qualified Counterparty as the non-defaulting and non-affected party thereunder; provided, further, that, Excluded Swap Obligations with respect to any Grantor shall not be paid with amounts received from such Grantor or such Grantor’s assets;

Fifth, to the payment of all other Secured Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
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Sixth, any balance of such Proceeds remaining after a Discharge of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Obligations shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

Any cash proceeds not applied shall be held by the Administrative Agent as Collateral.

In addition, with respect to any proceeds of insurance received by the Administrative Agent, (x) if no Event of Default shall have occurred and be continuing, (i) such insurance proceeds shall be returned to the Grantors if permitted or required by the Amended Credit Agreement or (ii) if not so permitted or required by the Amended Credit Agreement, then such Insurance Proceeds shall be applied in accordance with this Section 6.5(a) and (y) if an Event of Default shall have occurred and be continuing, then such Insurance Proceeds shall be applied in accordance with this Section 6.5(a).

(b)           Notwithstanding the foregoing, with respect to any Letters of Credit issued by an Issuing Lender, if such Issuing Lender, or the Administrative Agent on behalf of such Issuing Lender, shall have received any Collateral to “cash collateralize” any such Letter of Credit, all such Collateral shall first be applied to satisfy any reimbursement obligations and other obligations owing to the Issuing Lender in respect of such Letter of Credit before it may be applied as set forth in Section 6.5(a).

(c)           For purposes of this ~~purpose~~Section 6.5, the Administrative Agent may rely conclusively, and without further inquiry, on its own records as to the amount of the Secured Obligations outstanding to each Secured Party and may suspend payments or seek relief in the form of interpleader or other similar relief as it may determine to be appropriate.  ~~Any balance of such Proceeds remaining after the Obligations have been paid in full and all commitments to extend credit under the Loan Documents have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.~~

6.6           Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent may exercise~~,~~ in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity.  Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, license, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of ~~any~~the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  ~~Any~~The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such
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Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as may be required by the Amended ~~and Restated~~ Credit Agreement and otherwise as required by Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands resulting primarily from the gross negligence, bad faith or willful misconduct of such Secured Party as determined in a final, non-appealable judgment of a court of competent jurisdiction.  If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.6, any Secured Party may bid for or purchase for cash, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (subject to the Administrative Agent’s consent) make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

6.7           Registration Rights.

(a)           If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the reasonable opinion of the Administrative Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use its commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and use its commercially reasonable efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or reasonably advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Administrative Agent, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to use its commercially reasonable efforts to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and
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to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable ~~Requirements of Law~~law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that the Secured Parties may seek to have each and every covenant contained in this Section 6.7 be specifically enforced against such Grantor, and to the fullest extent permitted by applicable law, such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Amended ~~and Restated~~ Credit Agreement.

6.8           Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

6.9           NSULC Shares.  Notwithstanding any provisions to the contrary contained in this Agreement, the Amended ~~and Restated~~ Credit Agreement or any other related security document, the ~~Issuers~~Grantors set forth ~~in~~on Schedule 2 in Exhibit E of the Third Amendment Agreement are the sole registered and beneficial owners of all ~~shares of any~~ NSULC Shares pledged hereunder (the “Pledged NSULC Shares”) and none of the rights and remedies granted to the Administrative Agent herein in respect of the Pledged NSULC Shares (other than the rights and remedies with respect to grant of the security interest) shall be exercisable or otherwise vest in the Administrative Agent or any other Secured Party and the applicable Grantor shall remain the legal and beneficial owner of the Pledged NSULC Shares and shall retain all of the incidents of such ownership until (i) an Event of Default has occurred, and (ii) the Administrative Agent has given written notice to the applicable Grantor of such Event of Default and its intention to exercise such rights and remedies in respect of the Pledged NSULC Shares.  Nothing herein shall be construed to subject the Administrative Agent or any other Secured Party to liability as a member or owner of shares of a NSULC.

SECTION 7.
THE ADMINISTRATIVE AGENT

7.1           Administrative Agent’s Appointment as Attorney-in-Fact, etc.
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(a)           Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)        in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable constituting Collateral of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable constituting Collateral of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii)      in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)     pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)       execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)      (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or
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otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c)           ~~The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Amended and Restated Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.~~[Reserved].

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2           Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Administrative Agent only to the extent resulting primarily from its own gross negligence, bad faith or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction, to the extent required by applicable law (subject to Section 11.12(e) of the Amended ~~and Restated~~ Credit Agreement and other applicable provisions of the Loan Documents).

7.3           Financing Statements.  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Administrative Agent herein.   Such financing statements may describe the Collateral  in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable
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or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including describing such property as “all assets” or “all personal property” or words of similar import and may (but need not) add thereto “whether now owned or hereafter acquired.” Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the ~~date hereof~~Third Amendment Effective Date.

7.4           Authority, Immunities and Indemnities of Administrative Agent.  Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Amended ~~and Restated~~ Credit Agreement and that the Administrative Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Amended ~~and Restated~~ Credit Agreement.  By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Amended ~~and Restated~~ Credit Agreement applicable to the Administrative Agent, including Article X thereof, as fully as if such Secured Party were a Lender.  The Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.
MISCELLANEOUS

8.1           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Amended ~~and Restated~~ Credit Agreement.

8.2           Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Amended ~~and Restated~~ Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 in Exhibit E of the Third Amendment Agreement or to such other address as such Guarantor may notify the Administrative Agent from time to time in writing.

8.3           No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4           Enforcement Expenses; Indemnification.

(a)          Each Guarantor agrees to pay~~, or reimburse each~~ any and all reasonable and documented out-of-pocket expenses (including all reasonable and documented fees and disbursements of counsel) that may be paid or incurred by any Secured Party ~~for, all its reasonable~~
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~~costs and expenses incurred~~ in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, ~~including the reasonable fees and disbursements of counsel to the Administrative Agent and counsel to the Lenders.~~subject to the terms of, and limitations on, reimbursement of costs and expenses set forth in Section 11.5 of the Amended Credit Agreement.

(b)          Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent such Guarantor would be required to do so pursuant to Section 4.10 of the Amended Credit Agreement.

(c)          Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Amended ~~and Restated~~ Credit Agreement; provided, that each such Guarantor shall have no obligations hereunder to any Secured Party with respect to such liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments or suits to the extent they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from (x) the gross negligence, bad faith or willful misconduct of such Secured Party or any of its Related Persons~~.~~, (y) a material breach by such Secured Party or its Related Persons of its express and material contractual obligations under this Agreement or the Loan Documents pursuant to a claim made by any Guarantor or (z) disputes between and among the Secured Parties or their Related Persons (other than disputes involving the Administrative Agent or the Other Representatives in their respective capacities as such) other than any dispute related to any act or omission by any Guarantor.

(d)          The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Amended ~~and Restated~~ Credit Agreement and the other Loan Documents.

8.5           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that other than in connection with a transaction expressly permitted under the Amended Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6           Set-Off.  Each Grantor hereby irrevocably authorizes ~~each~~the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by ~~such~~the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as ~~such~~the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to ~~such~~the Administrative Agent or such Lender hereunder and claims of every nature and description of ~~such~~the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Amended ~~and Restated~~ Credit Agreement or any other Loan Document, as ~~such~~the Administrative Agent or such
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Lender may elect, whether or not ~~any~~the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. ~~Each~~The Administrative Agent or each Lender shall notify such Grantor promptly of any such set-off and the application made by ~~such~~the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of ~~each~~the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including other rights of set-off) which ~~such~~the Administrative Agent or such Lender may have.

8.7           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9           Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10          Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12         Submission To Jurisdiction; Waivers.

(a)          Each Grantor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the ~~non‑exclusive general~~exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)          each Grantor hereby irrevocably and unconditionally consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           each party hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address ~~referred to~~set forth in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)          each party hereto agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
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(e)           each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13         Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14         Additional Grantors.  Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.9 of the Amended ~~and Restated~~ Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1.

8.15         Releases.

(a)          At such time as ~~(i)~~ the ~~Loans, the Reimbursement Obligations and all other Obligations (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made, Borrower Hedge Agreement Obligations and Borrower Cash Management Arrangement Obligations) have been paid in full and all commitments to extend credit under the Loan Documents have terminated and no Letters of Credit shall be outstanding, and (ii) except as otherwise agreed by the affected Qualified Counterparties, the net termination liability under or in respect of, and other amounts due and payable under, Specified Hedge Agreements at such time shall have been (A) paid in full, (B) secured by the most senior liens upon the most extensive collateral securing any secured Indebtedness of each Grantor which provided a source of funding for repayment of any portion of the Loans outstanding at the time the Loans were paid in full, equally and ratably with such Indebtedness (whether or not other obligations are also secured equally and ratably with such liens or by junior liens upon such collateral), if (1) the agreement governing such Indebtedness provides the affected Qualified Counterparties with equivalent rights to those set forth in this Agreement as to the release or subordination of such senior liens and (2) the affected Qualified Counterparties are reasonably satisfied that the Moody’s and S&P debt ratings applicable to such Indebtedness are not lower than the debt ratings then most recently applicable to the Facilities, or (C) secured by any other collateral arrangement satisfactory to the Qualified Counterparty in its reasonable discretion~~Discharge of the Obligations shall have occurred, the Collateral shall immediately and automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents (in form
40

and substance reasonably satisfactory to such Grantor and the Administrative Agent) as such Grantor may reasonably request to evidence such termination.

(b)           If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Amended ~~and Restated~~ Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be immediately and automatically released, and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of such Collateral (not including Proceeds thereof) from the security interests created hereby.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Amended ~~and Restated~~ Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ~~five~~three (3) Business Days (or such lesser time period as the Administrative Agent may agree in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Guarantor ~~and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses~~, with a general description of such sale, transfer or disposition to the extent not in conflict with any confidentiality obligations arising in connection ~~therewith~~with such sale, transfer or disposition, together with a certification by the Borrower stating that such transaction is in compliance with the Amended ~~and Restated~~ Credit Agreement and the other Loan Documents.

8.16          WAIVER OF JURY TRIAL.  EACH GRANTOR, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

~~8.17 Effect of Amendment and Restatement. On the Restatement Effective Date, the Existing Guarantee and Collateral Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Guarantee and Collateral Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except (i) the representations and warranties made by the Borrower and the Grantors prior to the Restatement Effective Date (which representations and warranties made prior to the Restatement Effective Date shall not be superseded or rendered ineffective by this Agreement as they pertain to the period prior to the Restatement Effective Date) and (ii) any action or omission performed or required to be performed pursuant to the Existing Guarantee and Collateral Agreement prior to the Restatement Effective Date (including any failure, prior to the Restatement Effective Date, to comply with the covenants contained in the Existing Guarantee and Collateral Agreement), other than in respect of any guarantee of any Excluded Swap Agreement.  The parties hereto acknowledge and agree that (1) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” under the Existing Guarantee and Collateral Agreement or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, other than in respect of any guarantee of any Excluded Swap Obligation, (2) the “Obligations” under the Existing Guarantee and Collateral Agreement and the other Loan Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereafter subject to the terms herein) and (3) the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby.~~
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~~8.18 Reaffirmation and Grant of Security Interest.  Each Grantor hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Security Documents executed by such Grantor, as amended and restated on the date hereof, as applicable and (iii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, including with respect to the obligations of the Grantors as modified by this Agreement.  Each Grantor further acknowledges and agrees that after giving effect to this Agreement, neither the modification of the Existing Guarantee and Collateral Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of the Amendment and this Agreement, as applicable (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the Existing Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.~~

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[Remainder of Page Intentionally Left Blank]

~~986395.02-CHISR02A~~	~~MSW - Draft March 5, 2014 - 10:47 AM~~
~~NY\6185119.7~~

EXHIBIT C

(Additional Schedules to the Credit Agreement)

see attached

Exhibit C1

SCHEDULE A
TO THIRD AMENDMENT AGREEMENT

Tranche B-6 Term Loan Allocation

[On file with Administrative Agent and Borrower]

ScheduleA

SCHEDULE B
TO THIRD AMENDMENT AGREEMENT

Revolving Commitment Allocation

Name of Lender	Type of Commitment	Amount
JPMORGAN CHASE BANK, N.A.	Refinancing Revolving Commitment	$35,000,000.00
BANK OF AMERICA, N.A.	Refinancing Revolving Commitment	$30,000,000.00
GOLDMAN SACHS BANK USA	Refinancing Revolving Commitment	$30,000,000.00
BARCLAYS BANK PLC	Refinancing Revolving Commitment	$30,000,000.00
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	Refinancing Revolving Commitment	$30,000,000.00
FIFTH THIRD BANK	Refinancing Revolving Commitment	$30,000,000.00
U.S. BANK NATIONAL ASSOCIATION	Refinancing Revolving Commitment	$30,000,000.00
BMO HARRIS BANK, N.A.	Refinancing Revolving Commitment	$17,500,000.00
KEYBANK NATIONAL ASSOCIATION	Refinancing Revolving Commitment	$17,500,000.00
PNC BANK, NATIONAL ASSOCIATION	Refinancing Revolving Commitment	$17,500,000.00
ROYAL BANK OF CANADA	Refinancing Revolving Commitment	$17,500,000.00
SUNTRUST BANK	Refinancing Revolving Commitment	$17,500,000.00
THE HUNTINGTON NATIONAL BANK	Refinancing Revolving Commitment	$11,250,000.00
WELLS FARGO BANK, N.A.	Refinancing Revolving Commitment	$11,250,000.00
		Total: $325,000,000.00

ScheduleB

SCHEDULE C
TO THIRD AMENDMENT AGREEMENT

L/C Commitments

Name of Issuing Lender	L/C Commitment
JPMORGAN CHASE BANK, N.A.	$7,142,857.142857143
BANK OF AMERICA, N.A.	$7,142,857.142857143
GOLDMAN SACHS BANK USA	$7,142,857.142857143
BARCLAYS BANK PLC	$7,142,857.142857143
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$7,142,857.142857143
FIFTH THIRD BANK	$7,142,857.142857143
U.S. BANK NATIONAL ASSOCIATION	$7,142,857.142857143
Total: $50,000,000.00

Schedule C

SCHEDULE D
TO THIRD AMENDMENT AGREEMENT

[RESERVED]

Schedule D

EXHIBIT D

(Amended and Restated Schedules to the Credit Agreement)

[RESERVED]

Exhibit D

EXHIBIT E

(Amended and Restated Schedules to the Amended and Restated Guarantee and Collateral Agreement)

[RESERVED]

Exhibit D